                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-84328

PROSPECTUS SUPPLEMENT
(To prospectus dated April 16, 2002)

------------------

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2002-2
                                                    $301,475,100
NOVASTAR MORTGAGE, INC.
Seller and Servicer

                                              NovaStar Home Equity Loan Asset-
NOVASTAR MORTGAGE FUNDING CORPORATION         Backed Certificates, Series 2002-2
Company

------------------

The certificates will be backed by a pool of residential mortgage loans. The pool contains both adjustable-rate mortgage loans and fixed-rate mortgage loans.


--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS STARTING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 5 OF THE PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.

The offered certificates represent beneficial ownership interests in the trust fund. The offered certificates are not interests in or obligations of any other person.

No governmental agency or instrumentality has insured or guaranteed the offered certificates or the underlying mortgage loans.
--------------------------------------------------------------------------------

THE CERTIFICATES--

Interest and principal on each class of certificates is scheduled to be paid monthly on the 25th day of the month or, if such day is not a business day, the next succeeding business day. The first scheduled distribution date is July 25, 2002.

CREDIT ENHANCEMENT--

The more senior classes of certificates will have the benefit of the subordination of the more subordinated classes.

All classes of underwritten certificates will be supported by overcollateralization, which is available to absorb losses.

Certain mortgage loans are covered by mortgage insurance policies.

                               INITIAL AGGREGATE                               PRICE TO     UNDERWRITING   PROCEEDS TO THE
OFFERING INFORMATION          CERTIFICATE BALANCE     PASS-THROUGH RATE         PUBLIC        DISCOUNT       COMPANY (2)
---------------------------- --------------------- ----------------------- --------------- -------------- ----------------
Class A-1 Certificates          $200,000,000       LIBOR + 0.270% (1)          100.00000%       0.25%      $199,500,000
Class A-2 Certificates          $ 80,550,000       LIBOR + 0.290% (1)          100.00000%       0.25%      $ 80,348,625
Class M-1 Certificates          $  8,525,000       LIBOR + 0.750% (1)          100.00000%       0.25%      $  8,503,688
Class M-2 Certificates          $  6,975,000       LIBOR + 1.350% (1)          100.00000%       0.25%      $  6,957,563
Class M-3 Certificates          $  5,425,000       LIBOR + 1.800% (1)           99.54338%       0.25%      $  5,386,728
Class AIO Certificates (3)           N/A                          (4)              N/A           N/A            N/A
Class P Certificates (3)                $100(5)           N/A                  100.00000%        N/A            N/A
---------------------------- --------------------- ----------------------- --------------- -------------- ----------------
Total                           $301,475,100                                                               $300,696,603


---------------
(1)   Subject to an available funds cap rate.
(2)   Before deducting expenses, estimated to be $375,000.
(3) The class AIO certificates and the class P certificates will not be purchased by the underwriters. They will be transferred to an affiliate of the seller and servicer as partial consideration for the sale of the mortgage loans to the company.
(4)   Subject to a formula based pass-through rate, as described herein.
(5) The certificate balance for the class P certificates will be payable on the earlier of (i) the 35th distribution date and (ii) the distribution date on which the aggregate certificate balance of the class A certificates are reduced to zero.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WACHOVIA SECURITIES, INC., GREENWICH CAPITAL MARKETS, INC., AND MORGAN STANLEY & CO. INCORPORATED, AS UNDERWRITERS, WILL OFFER THE UNDERWRITTEN CERTIFICATES ONLY AFTER THE CERTIFICATES HAVE BEEN ISSUED, AND DELIVERED TO AND ACCEPTED BY THE UNDERWRITERS. THE UNDERWRITERS HAVE THE RIGHT TO REJECT ANY ORDER. WE EXPECT TO DELIVER THE OFFERED CERTIFICATES ON OR ABOUT JUNE 27, 2002 THROUGH THE DEPOSITORY TRUST COMPANY, CLEARSTREAM BANKING LUXEMBOURG OR THE EUROCLEAR SYSTEM.



                              WACHOVIA SECURITIES

GREENWICH CAPITAL MARKETS, INC.                                   MORGAN STANLEY
             The date of this prospectus supplement is June 17, 2002

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

         This prospectus supplement does not contain complete information about the offering of the certificates. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the offered certificates to you unless you have received both this prospectus supplement and the prospectus.

         The prospectus contemplates several different types of securities, some of which are not relevant to this offering. You should rely on the information in this prospectus supplement with respect to the seven classes of certificates offered hereby.

         The company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission. You may inspect and copy the registration statement at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

Summary.........................................................................................................S-1
         Description of the Offered Certificates................................................................S-1
         Payments on the Certificates...........................................................................S-2
         Credit Enhancement.....................................................................................S-4
         Clean-up Call..........................................................................................S-5
         Federal Income Tax Consequences........................................................................S-5
         ERISA Considerations...................................................................................S-5
         Legal Investment.......................................................................................S-5
         Ratings................................................................................................S-5

Risk Factors....................................................................................................S-6

Use of Proceeds................................................................................................S-11

Description of the Mortgage Pool...............................................................................S-11

         Prepayment Charges....................................................................................S-13
         Adjustable Rate Feature of the ARM Loans..............................................................S-13
         Mortgage Loan Groups..................................................................................S-14
         The Group I Initial Mortgage Loans....................................................................S-14
         The Group II Initial Mortgage Loans...................................................................S-26
         Private Mortgage Insurance Policies...................................................................S-42
         Additional Information................................................................................S-43

The Seller.....................................................................................................S-44

The Converted Loan Purchaser...................................................................................S-44

NovaStar Financial.............................................................................................S-44

The Company....................................................................................................S-45

The Trustee....................................................................................................S-45

The Certificate Administrator..................................................................................S-45

Description of the Certificates................................................................................S-45

         General...............................................................................................S-45
         Payments..............................................................................................S-47
         Certificates Supported by Each Group..................................................................S-47
         Available Funds.......................................................................................S-47
         Interest Payments on the Certificates.................................................................S-48
         Supplemental Interest Trust...........................................................................S-49
         Interest Allocations..................................................................................S-50
         Principal Allocations.................................................................................S-51
         Credit Enhancement....................................................................................S-54
         Overcollateralization Provisions, Allocation of Losses................................................S-55
         Definitions...........................................................................................S-56
         Certain Administrative Fees...........................................................................S-61
         Calculation of One-Month LIBOR........................................................................S-61
         Advances..............................................................................................S-62

         Book-Entry Certificates...............................................................................S-62
         Assignment of Mortgage Loans..........................................................................S-66
         The Paying Agent......................................................................................S-67
         Optional Termination..................................................................................S-67

Certain Yield and Prepayment Considerations....................................................................S-68

The Pooling and Servicing Agreement............................................................................S-79

         Servicing.............................................................................................S-79
         Foreclosure and Delinquency Experience with Non-Conforming Mortgage Loans.............................S-79
         Servicing and Other Compensation......................................................................S-80
         Sale of Converted Mortgage Loans......................................................................S-80
         Purchase of Delinquent Mortgage Loans.................................................................S-81
         Servicing Defaults....................................................................................S-81
         Limitation on Suits...................................................................................S-82
         The Certificate Administrator and the Trustee.........................................................S-83

Material Federal Income Tax Consequences.......................................................................S-83

         REMIC Elections.......................................................................................S-83
         Special Tax Attributes................................................................................S-84
         Discount and Premium..................................................................................S-84
         Sale or Redemption of the Offered Certificates........................................................S-84
         Available Funds Cap Shortfall Amounts.................................................................S-85
         Other Matters.........................................................................................S-86

ERISA Considerations...........................................................................................S-86

Method of Distribution.........................................................................................S-88

Certain Legal Matters..........................................................................................S-90

Ratings........................................................................................................S-90

Legal Investment...............................................................................................S-91

Annex I Global Clearance, Settlement and Tax Documentation Procedures..........................................S-92

         Initial Settlement....................................................................................S-92
         Secondary Market Trading..............................................................................S-92
         Certain U.S. Federal Income Tax Documentation Requirements............................................S-94

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus.

TRUST

NovaStar Mortgage Funding Trust, Series 2002-2.

SELLER AND SERVICER

NovaStar Mortgage, Inc., a Virginia corporation.

COMPANY

NovaStar Mortgage Funding Corporation, a Delaware corporation.

TRUSTEE AND SUCCESSOR SERVICER

JPMorgan Chase Bank, a New York banking corporation.

CERTIFICATE ADMINISTRATOR

Wachovia Bank, N.A., a national banking association. In its capacity as certificate administrator, Wachovia Bank, N.A. will act as the initial certificate registrar, initial paying agent and custodian in addition to performing other administrative functions on behalf of the trustee.

CONVERTED LOAN PURCHASER

NovaStar Capital, Inc., a Delaware corporation.

NOVASTAR FINANCIAL

NovaStar Financial, Inc., a Maryland corporation.

DESCRIPTION OF THE OFFERED CERTIFICATES

The trust will issue Home Equity Loan Asset-Backed Certificates, Series 2002-2, in seven classes of offered certificates: two classes of senior class A certificates, class A-1 and class A-2; three classes of subordinated, mezzanine certificates, class M-1, class M-2 and class M-3; a senior interest-only class of certificates, class AIO, entitled to payments from excess interest as described herein; and a class of certificates, class P, entitling the holder to receive (i) all collected prepayment penalties, and (ii) a $100 distribution of principal on the earlier of (x) the 35th distribution date and (y) the distribution date on which the aggregate certificate balance of the class A certificates are reduced to zero. The class A certificates are senior to the mezzanine certificates. Class M-1 is senior to class M-2 and to class M-3. Class M-2 is senior to class M-3. The initial principal amount of each class of offered certificates is shown on the front cover.

The trust will also issue several other classes of certificates, including a senior interest-only class of certificates, class I (that is senior to the offered certificates) and a class of subordinated certificates, class B, which are not being offered by this prospectus supplement.

THE TRUST FUND

The certificates will represent ownership interests in the trust fund, which will consist primarily of:

o a pool of residential first and second lien, fixed and adjustable rate mortgage loans divided into two groups of mortgage loans designated as Group I and Group II;

o        a security interest in the properties securing the mortgage loans;

o        collections on the mortgage loans;

o certain hedging agreements (which agreements are not part of the REMIC), as described herein; and

o        certain lender paid mortgage insurance policies and related proceeds.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for all the certificates is the distribution date in March, 2033.

We anticipate that the actual final payment on each class of certificates will occur significantly earlier than the indicated date.

BOOK-ENTRY FORMAT

The certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company. The offered certificates will be offered in registered form, in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof.

PAYMENTS ON THE CERTIFICATES

DISTRIBUTION DATES

Payments on the certificates will be made on the 25th day of each month or, if that day is not a business day, on the next business day, commencing on July 25, 2002.

RECORD DATES

The certificate administrator, on behalf of the trustee, will make payments to the certificateholders of record as of the related record date. The record date for a distribution date is the last business day prior to that distribution date. The record date for the first distribution date is July 24, 2002.

PAYMENT PRIORITIES

On each distribution date, the available funds representing interest collections on the mortgage pool will be distributed to pay interest on the certificates, up to their required amount, in the following order:

o first, the available funds representing interest from both the Group I and Group II mortgage loans to class I,

o second, concurrently, with equal priority in payment, (i) the remaining available funds representing interest from the Group I mortgage loans to class A-1, (ii) the remaining available funds representing interest from the Group II mortgage loans to class A-2; and (iii) the remaining available funds representing interest from the Group I and Group II mortgage loans to class AIO;

o third, the remaining available funds representing interest from the Group I and Group II mortgage loans to class M-1, class M-2, and class M-3, in that order; and

o fourth, the remaining available funds representing interest from the Group I and Group II mortgage loans to class B.

In the event that available funds representing interest from one group of mortgage loans are insufficient to make a required payment of interest to its related class A certificates, then any available funds representing interest from the other group of mortgage loans that remain after payment of interest to its related class A certificates may be used to make such required payment for this purpose. The class P certificates will not receive any interest payments.

On each distribution date, the available funds representing principal collections on the Group I and Group II mortgage loans will be distributed to pay principal, up to their required amounts, on the certificates in the following order:

o first, the available funds representing principal from the Group I mortgage loans to class A-1;

o second, the available funds representing principal from the Group II mortgage loans to class A-2; provided, however, that on the earlier of
         (i) the 35th distribution date, and (ii) the distribution date on which the aggregate certificate balance of the class A certificates is reduced to zero, the class P will receive a principal payment of $100 before the principal payment to class A-2;

o third, the remaining available funds representing principal from the Group I and Group II mortgage loans to class M-1, class M-2, and class M-3, in that order; and

o fourth, the remaining available funds representing principal from the Group I and Group II mortgage loans to class B.

In the event that available funds from one group of mortgage loans are insufficient to make a required payment of principal to its related class A certificates, then any available funds representing principal from the other group remaining after payment of principal to its related class A certificateholders may be used for such required payment.

We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

INTEREST

Interest on the certificates will accrue at the rate of interest, subject to the available funds cap rate, for that class of certificates during the related accrual period. For each distribution date, the accrual period will run from the prior distribution date to and including the day preceding the applicable distribution date, except that for the first distribution date, interest begins to accrue on the closing date.

Interest will be calculated on the basis of the actual number of days elapsed in the accrual period in a year consisting of 360 days.

PASS-THROUGH RATES

The annual rate of interest on each class of offered certificates and the class B certificates will be, subject to the available funds cap rate, as follows:

           CLASS                         RATE
--------------------------     ----------------------
            A-1                     LIBOR + 0.270%
            A-2                     LIBOR + 0.290%
            M-1                     LIBOR + 0.750%
            M-2                     LIBOR + 1.350%
            M-3                     LIBOR + 1.800%
             B                      LIBOR + 4.500%

If the certificates remain outstanding after the first distribution date on which the clean-up call could be exercised, which is at a 10% level, then the rates of interest on each class of certificates will increase to the following rates:

           CLASS                     RATE STEP UP
--------------------------     ----------------------
            A-1                     LIBOR + 0.540%
            A-2                     LIBOR + 0.580%
            M-1                     LIBOR + 1.125%
            M-2                     LIBOR + 2.025%
            M-3                     LIBOR + 2.700%
             B                      LIBOR + 6.750%

The stepped-up rates are also subject to the available funds cap rate.

PRINCIPAL

On each distribution date, the certificateholders are scheduled to receive an amount of principal generally equal to the sum of:

o the scheduled principal on the mortgage loans collected or advanced during the related due period; and

o unscheduled principal on the mortgage loans collected during the prior prepayment period.

The mezzanine certificates are unlikely to receive any principal payments until, at the earliest, the distribution date occurring on July 25, 2005. The class P certificates will receive a single principal payment of $100 on the earlier of the 35th distribution date and the distribution date on which the aggregate certificate balance of the class A certificates are reduced to zero.

Principal will be distributed to the certificateholders of each class in accordance with a payment priority which is designed to maintain a specified level of support below each class. This support consists of the certificates that are more subordinated to that class, as well as the overcollateralization, which is subordinated to all classes of the offered certificates and the class B certificates.

DISTRIBUTIONS ON THE CLASS AIO CERTIFICATES

The class AIO certificates represent the right to receive excess interest on the Group I and Group II mortgage loans, which is generally the interest due on the mortgage loans minus administrative fees, interest due on the underwritten certificates, the class B certificates and the class I certificates, to the extent that such interest is not allocated to the other certificates.

CREDIT ENHANCEMENT

SUBORDINATION

The rights of the class A and the class AIO certificates are subordinated to the extent described in this prospectus supplement to the rights of the holders of the class I certificates.

The rights of the holders of the mezzanine certificates and the class B certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the class I certificates, the class A certificates and the class AIO certificates.

The rights of the holders of the mezzanine certificates with higher numerical class designations will be subordinated to the rights of the holders of the mezzanine certificates with lower numerical class designations.

The rights of the holders of the class B certificates will be subordinated to the rights of the holders of mezzanine certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates and to afford those certificates protection against losses.

OVERCOLLATERALIZATION

The trust will have an initial level of overcollateralization of approximately 1.75%. The overcollateralization is available for the benefit of all classes of the underwritten, class B, class I, class P and class AIO certificates. Overcollateralization, if reduced, will not thereafter be increased through the application of "excess interest," or otherwise.

MORTGAGE INSURANCE

Approximately 90.02% of the initial mortgage loans with an original loan-to-value ratio in excess of 60% are covered by a mortgage insurance policy issued by PMI Mortgage Insurance Company or Mortgage Guaranty Insurance Corporation. Approximately 83.93% of the initial mortgage loans are covered by such mortgage insurance policies. Each mortgage insurance policy provided by a mortgage insurer insures losses to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 51% or 55% of the original loan-to-value ratio of such mortgage loan, as more fully described in the related mortgage insurance policy.

CROSS-COLLATERALIZATION

The mortgage loans have been divided into two subpools, designated as the "Group I mortgage loans" and the "Group II mortgage loans." The Group I mortgage loans primarily support the class A-1 certificates. The Group II mortgage loans primarily support the class A-2 certificates. Both groups of mortgage loans provide support to the mezzanine certificates, the class B certificates, the class I certificates, the class P certificates and the class AIO certificates. To the extent that available funds representing interest from one group of mortgage loans are insufficient to make a required payment of interest to its related class A certificates, then any remaining available funds representing interest from the other group, after payment of interest to its related class A certificates, may be used to make such required payment. Likewise, remaining funds representing principal from a group after making the required payment of principal to its related class A certificates may be used to make required principal payments on the other class A certificates.

CLEAN-UP CALL

The servicer has a clean-up call option which, if exercised, would result in early retirement of the certificates on any distribution date on or after the date on which the aggregate principal balance of the mortgage loans has declined to 10% or less of the aggregate principal balance of the closing date mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

The trust will elect to be treated as one or more REMICs for federal income tax purposes. The offered certificates (other than the related rights to receive Available Funds Cap Shortfall Amounts) will be designated as "regular interests" in a REMIC. Certificateholders will include interest on the certificates in income in accordance with an accrual method of accounting.

ERISA CONSIDERATIONS

The class A certificates and the mezzanine certificates may be purchased by ERISA plans provided that certain conditions are satisfied. A fiduciary of any ERISA plan that is considering a purchase of class A certificates or mezzanine certificates should, among other things, consult with experienced legal counsel in determining whether all required conditions for purchase have been satisfied.

The class P certificates and class AIO certificates may not be acquired by or on behalf of an ERISA plan.

LEGAL INVESTMENT

The class A-1 certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The remaining offered certificates will not be mortgage related securities for purposes of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the certificates.

RATINGS

The offered certificates must receive at least the following ratings from Standard & Poor's and Moody's in order to be issued:

       CLASS                       RATING
------------------      ---------------------------
                           S&P            Moody's
                        -----------    ------------
A-1                        AAA                Aaa
A-2                        AAA                Aaa
M-1                         AA                Aa2
M-2                         A                  A2
M-3                        BBB                Baa2
AIO                        AAA                Aaa
P                          AAA             (Not Rated)

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the frequency of principal prepayments or the collection thereof, the corresponding effect on yield to investors, the ability of the converted loan purchaser to purchase any converted mortgage loans or the payment of any shortfall resulting from the application of the available funds cap rate.

                                  RISK FACTORS

         Prospective investors should consider, among other things, the items discussed under "Risk Factors" in the prospectus and the following factors in connection with the purchase of the offered certificates:

THE LOANS IN THE MORTGAGE POOL WERE UNDERWRITTEN TO NON-CONFORMING STANDARDS AND MAY EXPERIENCE HIGHER DELINQUENCY AND LOSS RATES

         The underwriting standards for the mortgage loans are described under "Description of the Mortgage Pool--Underwriting Standards for the Mortgage Loans", and are primarily intended to provide single family mortgage loans for non-conforming credits which do not satisfy the requirements of typical "A" credit borrowers. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, for reasons such as creditworthiness and repayment ability; these mortgagors may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other negative credit items. Accordingly, mortgage loans underwritten to non-conforming credit underwriting standards or to standards that do not meet the requirements for typical "A" credit borrowers are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines or to typical "A" credit borrowers.

THE MORTGAGE POOL CONTAINS HIGH LOAN-TO-VALUE LOANS WHICH COULD CAUSE LOSSES TO HOLDERS OF THE OFFERED CERTIFICATES

         Approximately 90.66% and 88.72% of the Group I initial mortgage loans and Group II initial mortgage loans, respectively, with an original loan-to-value ratio in excess of 60% will be covered by a lender-paid mortgage insurance policy.

         Approximately 44.65% and 48.32% of the Group I initial mortgage loans and Group II initial mortgage loans, respectively, have original loan-to-value ratios in excess of 80%. Mortgage loans with a loan-to-value ratio in excess of 80% will be affected to a greater extent than mortgage loans with a loan-to-value ratio equal to or less than 80% by any decline in the value of the related property securing such mortgage loans. We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

         The overcollateralization, subordination, cross-collateralization, loss allocation and primary mortgage insurance features described in this prospectus supplement are intended to enhance the likelihood that the certificateholders will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans. The credit enhancement does not include the subordination of excess interest to payments of interest and principal on the class I certificates, class AIO certificates, class A certificates, mezzanine certificates and class B certificates. Further, there is no provision for the application of excess interest to build up overcollateralization, or to restore overcollateralization if it is depleted. If the initial overcollateralization is depleted, it will not be restored out of excess interest payments, or otherwise.

         Further, because there will be no excess interest available for these purposes, to the extent the full amount of interest payable on the mortgage loans for a due period is not collected or advanced, there will not be sufficient funds available to make the required distribution of interest on the certificates. Such a shortfall would reduce the interest distributed to the class B, class M-3, class M-2, class M-1, class A and AIO certificates, concurrently, and the class I certificates in that order.

THE MORTGAGE POOL INCLUDES BALLOON LOANS, WHICH CAN CREATE INCREASED RISK OF LOSSES

         Approximately 12.25% and 11.86% by principal balance of the Group I initial mortgage loans and the Group II initial mortgage loans, respectively, are fixed-rate "balloon loans"; that is, they require monthly payments of principal based on 30-year amortization schedules and have scheduled maturity dates of 15 years from the due date of the first monthly payment, in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date. The balloon loans entail a greater degree of risk for prospective investors because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor's ability either to refinance the related balloon loan or to sell the related mortgaged property. The mortgagor's ability to sell or refinance will be affected by a number of factors, including the level of prevailing mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and credit profile of the mortgagor, applicable tax laws and general economic conditions. No person is obligated to refinance any balloon loan.

THE MORTGAGE LOANS HAVE GEOGRAPHIC CONCENTRATIONS WHICH COULD CAUSE LOSSES TO THE HOLDERS IF CERTAIN EVENTS OCCUR IN SUCH REGIONS

         Approximately 21.00% and 24.34% by principal balance of the Group I initial mortgage loans and the Group II initial mortgage loans, respectively, are secured by mortgaged properties located in the State of California and approximately 13.06% and 12.28% by principal balance of the Group I initial mortgage loans and the Group II initial mortgage loans, respectively, are secured by mortgaged properties located in the State of Florida. In the event California or Florida experiences a decline in real estate values, losses on the mortgage loans may be greater than otherwise would be the case.

ADDITIONAL MORTGAGE LOANS MAY HAVE CHARACTERISTICS THAT DIFFER FROM THOSE OF THE INITIAL MORTGAGE LOANS WHICH MAY REDUCE YOUR YIELD TO MATURITY

         Following the transfer of the additional mortgage loans (approximately $131,012,700 in aggregate principal balance) to the trust on the closing date, (the "additional mortgage loans") the characteristics of the mortgage loans may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the mortgage loans and of the borrowers of the mortgage loans, the credit quality of the mortgage loans, the distribution by interest rate, the distribution by principal balance, the distribution by loan-to-value ratio and the distribution by remaining term to stated maturity. We recommend that you consider potential variances when making your investment decision concerning the offered certificates.

THE RATE AND TIMING OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS COULD ADVERSELY AFFECT THE YIELD ON THE OFFERED CERTIFICATES

         The rate and timing of principal payments on the certificates will depend on the rate and timing of principal payments (including prepayments, defaults, liquidations, purchases of the mortgage loans due to a breach of a representation or warranty and the servicer's limited right to purchase delinquent mortgage loans) on the mortgage loans. Accordingly, the certificates are subject to inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. The class A-1 certificates will primarily bear the prepayment risk of the Group I mortgage loans, whereas the class A-2 will primarily bear the prepayment risk of the Group II mortgage loans. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

         Approximately 86.63% and 86.09% by principal balance of the Group I initial mortgage loans and Group II initial mortgage loans, respectively, are subject to prepayment penalties. Of the approximately 86.63% of the Group I initial mortgage loans that are subject to prepayment penalties, approximately 74.54% were ARM loans and 25.46% were fixed-rate mortgage loans. Of the approximately 86.09% of Group II initial mortgage loans that are subject to prepayment penalties, approximately 75.69% were ARM loans and 24.31% were fixed-rate mortgage loans. Typically, the mortgage loans with a prepayment penalty provision provide for a prepayment charge for partial prepayments and full prepayments. Prepayment charges may be payable for a period of time ranging from one to five years from the related origination date. Such prepayment charges may reduce the rate of prepayment on the mortgage loans.

         See "Certain Yield and Prepayment Considerations" in this prospectus supplement and "Description of the Securities--Weighted Average Life of the Securities" in the prospectus.

         The yield to maturity on the certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations, purchases of the mortgage loans due to a breach of a representation or warranty and purchases of delinquent loans by the servicer) on the mortgage loans. The yield to maturity on the certificates will also depend on the related certificate interest rate and the purchase price for such certificates.

         If the certificates are purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the certificates are purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. The certificates were structured assuming, among other things, a prepayment rate and corresponding weighted average lives as described herein. The prepayment, yield and other assumptions to be used for pricing purposes for the certificates may vary as determined at the time of sale.

         See "Certain Yield and Prepayment Considerations" in this prospectus supplement and "Description of the Securities--Weighted Average Life of the Securities" in the prospectus.

THE AVAILABLE FUNDS CAP RATE CAN CAUSE REDUCTIONS IN THE AMOUNT OF INTEREST PAYABLE ON THE UNDERWRITTEN CERTIFICATES AND THE CLASS B CERTIFICATES

         Each class of underwritten certificates and class B certificates bears interest at a rate subject to an available funds cap rate. The fixed interest rate on a converted mortgage loan in most cases may be lower than the variable rate that would have been in effect on such loan if it had not been converted. If NovaStar Capital, Inc. or NovaStar Financial, Inc., as guarantor, fails to purchase such converted mortgage loans, then the weighted average coupon rate on the mortgage loans may decline, possibly significantly. In such event, the interest rate on the underwritten certificates and class B certificates may be reduced through operation of the available funds cap rate. Furthermore, the indices relating to the ARM loans are different from the index which relates to the certificates. Thus the weighted average coupon rate on such ARM loans may not rise in step with the coupon rate on the certificates.

         This risk would be exacerbated if the ARM loans in the pool were to be prepaid, increasing the proportion of fixed-rate mortgage loans remaining in the pool.

THE ASSIGNMENT OF CERTAIN OF THE MORTGAGES IN THE NAME OF MERS MAY RESULT IN DELAYS AND ADDITIONAL COSTS IN COMMENCING, PROSECUTING AND COMPLETING FORECLOSURE PROCEEDINGS

         The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") is a new practice in the mortgage lending industry. The company expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of realized losses on the mortgage loans.

SALE OF CONVERTED MORTGAGE LOANS CAN ACCELERATE THE AMORTIZATION OF THE CERTIFICATES; FAILURE TO PURCHASE SUCH LOANS COULD REDUCE THE WEIGHTED AVERAGE COUPON RATE OF THE POOL

         Approximately 66.75% and 65.36% of the Group I initial mortgage loans and Group II initial mortgage loans, respectively, are ARM loans which may convert from an adjustable rate to a fixed rate at the option of the borrower, as further described hereunder under "Description on the Servicing Agreement-- Sale of Converted Mortgage Loans." Within 30 days after conversion of a convertible loan, the trust is required to sell and NovaStar Capital is required to purchase such loan for a purchase price equal to the then outstanding principal amount, plus accrued interest. Proceeds from the sale of converted loans will be applied in the same manner as prepayments of mortgage loans. Accordingly, conversion of convertible mortgage loans will have the effect of accelerating payments of principal and shortening the duration of the certificates.

         The obligation of NovaStar Capital to purchase converted mortgage loans is guaranteed by its affiliate, NovaStar Financial. The servicer is not obligated to purchase converted mortgage loans.

         See "The Pooling and Servicing Agreement--Servicing--Sale of Converted Mortgage Loans" herein.

THE MEZZANINE CERTIFICATES ARE PARTICULARLY SENSITIVE TO THE TIMING AND AMOUNT OF LOSSES AND PREPAYMENTS ON THE MORTGAGE LOANS

         The weighted average lives of, and the yields to maturity on, the class M-1 certificates, the class M-2 certificates and the class M-3 certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in those certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce first the certificate balance of the class B certificates, and second the class of mezzanine certificates then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of mezzanine certificates than would otherwise be the case. Once a realized loss is allocated to a mezzanine certificate, no amounts will be distributable with respect to such written down amount.

         Unless the certificate balances of the class A certificates have been reduced to zero, the mezzanine certificates will not be entitled to any principal distributions until at least July 25, 2005. Even after the date on which the mezzanine certificates begin to amortize they may become locked out of receiving principal distributions during periods in which delinquencies on the mortgage loans exceed certain levels. As a result, the weighted average lives of such certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of such certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates, for so long as the class A certificates are outstanding, to receive no principal distributions even if no losses have occurred on the mortgage pool.

         The structure of the mezzanine certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes.

THE YIELD ON THE CLASS AIO CERTIFICATES IS EXTREMELY SENSITIVE TO PREPAYMENTS, LOSSES AND CHANGES IN LIBOR

         The yield on the class AIO certificates is extremely sensitive to rates of prepayments on the mortgage loans. Prepayments and losses on the mortgage loans have the effect of reducing the amount distributable to the class AIO certificates. If the servicer were to exercise the clean up call and terminate the trust, the holders of the class AIO certificates would not be entitled to further payments.

         Further, the amount payable to the class AIO certificates will be reduced to the extent necessary to pay (i) available funds cap shortfalls on the class A certificates, mezzanine certificates and class B certificates and (ii) current interest on the class I certificates. See "Description of the Certificates - Interest Payments on the Certificates." Consequently, holders of the AIO certificates will bear the basis risk associated with changes in six-month LIBOR, the index rate for approximately 100.00% of the initial ARM loans and one-month LIBOR, the index rate for the class A, mezzanine certificates and class B certificates.

RATINGS ON THE OFFERED CERTIFICATES ARE DEPENDENT UPON THE CREDITWORTHINESS OF PMI MORTGAGE INSURANCE COMPANY AND MORTGAGE GUARANTY INSURANCE CORPORATION

         The ratings assigned to the offered certificates by the rating agencies will be based in part on the credit characteristics of the mortgage loans and on ratings assigned to PMI Mortgage Insurance Company and Mortgage Guaranty Insurance Corporation, the mortgage insurance providers with respect to approximately 53.85% and 46.15%, respectively, of the Group I initial mortgage loans having mortgage insurance policies and approximately 44.24% and 55.76%, respectively, of the Group II initial mortgage loans having mortgage insurance policies. Of the Group I initial mortgage loans, approximately 84.42% are covered by mortgage insurance policies. Of the Group II initial mortgage loans, approximately 82.94% are covered by mortgage insurance policies. The ratings assigned to the certificates do not address the ability of the converted loan purchaser to purchase any converted mortgage loans. Any reduction in the ratings assigned to any of the mortgage insurance providers by the rating agencies could result in the reduction of the ratings assigned to the offered certificates. This reduction in ratings could adversely affect the liquidity and market value of the offered certificates.

THE CLASS P CERTIFICATES HAVE CERTAIN INHERENT RISKS

         Holders of the class P certificates are entitled to receive distributions of prepayment charges collected with respect to the mortgage loans. Such prepayment charges can only be collected during a finite period of time. If no prepayment charges are collected during such time, the holders of class P certificates will not receive any payments. Also, the amount of prepayment charges that could be collected declines over the period of time in which prepayment charges apply. Thus, the amount of the distribution to the holders of the class P certificates could be adversely affected by the timing of the prepayment. Furthermore, the servicer, at its own discretion, may waive any prepayment charges. If the servicer waives the prepayment charge, the holders of the class P certificates will not receive a distribution with respect to the waived prepayment charge.

THE CALL OF SOLDIERS INTO ACTIVE DUTY COULD LIMIT THE SERVICER'S ABILITY TO COLLECT ON THE LOANS.

         As described in this prospectus, the Soldiers' and Sailors' Civil Relief Act limits the rate of interest and the ability of the servicer to foreclose on mortgages if the mortgagor is called into military service after the origination of the loan. A number of reservists and other soldiers have been recently called into active duty and additional soldiers could be called into service in the future. If any of the borrowers enter into active military duty, shortfalls and losses to the trust and the certificates could result.

                                 USE OF PROCEEDS

         After deducting the estimated expenses of this offering, the net proceeds to the company from the sale of the certificates offered hereby are estimated to be $300,321,603. The company will use the entire net proceeds to pay the seller for the mortgage loans. The seller anticipates that it will use the entire net proceeds to it to repay indebtedness and accrued interest under its warehouse lines of credit, including those provided by one or more affiliates of the underwriters. The company and the seller believe that funds provided by the net proceeds of this offering will be sufficient to accomplish the purposes set forth above.

                        DESCRIPTION OF THE MORTGAGE POOL

         The statistical information presented in this prospectus supplement describes only the Group I initial mortgage loans and the Group II initial mortgage loans (collectively, the "initial mortgage loans") included in the trust estate on the closing date, and does not include the additional mortgage loans.

         The "cut-off date" for the initial mortgage loans is June 1, 2002 and the cut-off date for the additional mortgage loans is the date of origination of such additional mortgage loans.

         It is possible that some of the initial mortgage loans may be repaid or prepaid in full or in part, or otherwise removed from the mortgage loan pool prior to the closing date. In this event, other mortgage loans may be transferred to the trust. The company believes that the information set forth herein with respect to the mortgage loan pool and each loan group as presently constituted is representative of the characteristics of the initial mortgage loan pool and each initial loan group as they will be constituted on the closing date, although some characteristics in the initial mortgage loan pool may vary.

         All statistical information is stated as of May 1, 2002 (after giving effect to scheduled payments due June 1, 2002) and all percentages, unless otherwise stated, are by aggregate principal balance.

         This prospectus supplement contains information regarding a portion of the mortgage loans to be included in the pool as of the closing date. These initial mortgage loans consist of mortgage loans originated through May 20, 2002. The company will transfer additional mortgage loans to the trust on the closing date. Although these additional mortgage loans will have characteristics that differ somewhat from the initial mortgage loans we describe in this prospectus supplement, the company does not expect that their characteristics will vary materially from the initial mortgage loans. In addition, all additional mortgage loans must conform to the representations and warranties in the pooling and servicing agreement. The initial mortgage loans and additional mortgage loans are collectively referred to as the "closing date mortgage loans."

         The company expects that the mortgage loans will have an aggregate principal balance as of the date of their transfer to the trust of approximately $310,000,000. The initial mortgage loans have an aggregate principal balance as of their cut-off date of approximately $178,987,327.32, or approximately 58% of the mortgage loan pool. The company expects the additional mortgage loans to be added to the trust on the closing date to have an aggregate principal balance as of their cut-off date of approximately $131,012,700, or approximately 42% of the mortgage loan pool.

         The mortgage pool will consist of conventional, monthly payment, first and second lien mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. The mortgage pool will consist of both adjustable-rate mortgage ("ARM") loans and fixed-rate mortgage loans.

         NovaStar Mortgage, in its capacity as seller, will convey the mortgage loans to NovaStar Mortgage Funding Corporation pursuant to a mortgage loan purchase agreement. NovaStar Mortgage Funding Corporation will then convey the mortgage loans to the trust. All of the mortgage loans will be serviced by NovaStar Mortgage, as the servicer. The seller will make various representations and warranties regarding the mortgage loans under the purchase agreement and will have repurchase or substitution obligations if those representations or warranties are violated. The obligations of NovaStar Mortgage under the purchase agreement will be guaranteed by an affiliate, NovaStar Financial. See "Description of the Certificates--Assignment of Mortgage Loans" in this prospectus supplement.

         The mortgages for certain mortgage loans were or may be, at the sole discretion of the servicer, originally recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS"), solely as nominee for the seller, and its successors and assigns; furthermore, subsequent assignments of such mortgages were or may be, at the sole discretion of the servicer, registered electronically through the MERS System. For certain other mortgage loans, (i) the mortgage was originally recorded in the name of the seller, (ii) record ownership was later assigned to MERS, solely as nominee for the seller, and (iii) subsequent assignments of the mortgage were or may be, at the sole discretion of the servicer, registered electronically through the MERS System. For each of such mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any beneficial interest in the mortgage loan.

         Approximately 45.86% by principal balance of the initial mortgage loans have original loan-to-value ratios in excess of 80%. Approximately 90.02% by principal balance of the initial mortgage loans with an original loan-to-value ratio in excess of 60% are covered by a lender-paid primary mortgage insurance policy insuring first losses on the principal balance of each initial mortgage loan. See "Description of the Mortgage Pool--Private Mortgage Insurance" herein. The remainder of the initial mortgage loans will not be covered by a mortgage insurance policy.

         As of the cut-off date, the minimum loan-to-value ratio at origination for the initial mortgage loans was approximately 15.00%, the maximum loan-to-value ratio at origination was approximately 100.00%, and the weighted average loan-to-value ratio at origination was approximately 80.61%.

         All of the mortgage loans will contain a customary "due-on-sale" clause, although the mortgage loans may be assumable if permitted by the servicer under certain circumstances. See "Certain Yield and Prepayment Considerations" herein. Pursuant to the terms of the servicing agreement, the servicer will be entitled to all late payment charges received on the mortgage loans as additional servicing compensation and such amounts will not be available for distribution on the certificates.

         Except for the balloon loans, the initial mortgage loans generally have original terms to stated maturity of not more than 30 years.

         Approximately 99.36% and 0.64% of the initial mortgage loans are secured by first and second liens, respectively, on the related mortgaged properties. Of the approximately 0.64% of the initial mortgage loans that are secured by second liens on the related properties, the minimum combined loan-to-value ratio at origination was approximately 95.00%, the maximum combined loan-to-value ratio at origination was approximately 100.84%, and the weighted average combined loan-to value ratio at origination was approximately 99.77%.

         None of the initial mortgage loans are subject to temporary buydown plans, pursuant to which the monthly payments made by the mortgage during the early years of the loan are less than the scheduled monthly payments thereon.

         The due date for approximately 100.00% of the initial mortgage loans is the first day of the month.

         Of the initial mortgage loans, approximately 73.44% by principal balance are ARM loans and approximately 26.56% are fixed-rate mortgage loans. Of the approximately 73.44% which are ARM loans, the mortgage rates on approximately 100.00% adjust semi-annually.

PREPAYMENT CHARGES

         Of the initial mortgage loans, approximately 86.45% by principal balance are subject to prepayment penalties. Of the initial mortgage loans subject to prepayment penalties, approximately 74.92% are ARM loans, and approximately 25.08% are fixed-rate mortgage loans. The prepayment penalty provisions typically provide for payment of a prepayment penalty for partial prepayments and full prepayments. Prepayments may be payable for a period of time ranging from one to five years from the related origination date. Prepayment penalties received on the mortgage loans will be available for distribution on the class P certificates only.

ADJUSTABLE RATE FEATURE OF THE ARM LOANS

         Effective with the first payment due on an ARM loan after each related adjustment date, the monthly payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the mortgage loan over its remaining term. The weighted average number of months from the cut-off date to the next adjustment date for the initial ARM loans is approximately 24 months.

         Adjustments to the mortgage rates on approximately 100.00% of the ARM loans commence after an initial period after origination of two years or three years, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded up to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index plus (ii) a fixed gross margin. In addition, the mortgage rate on each ARM loan is subject, on its first adjustment date following its origination, to a cap and on each adjustment date thereafter to a periodic rate cap. All of the ARM loans are also subject to specified maximum and minimum lifetime mortgage rates. The initial ARM loans were generally originated with an initial mortgage rate below the sum of the current index and the gross margin. Due to the application of the periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any initial ARM loan, as adjusted on any related adjustment date, may not equal the sum of the related index and the gross margin.

         Substantially all of the initial ARM loans will not have reached their first adjustment date as of the closing date. The initial mortgage rate is generally lower than the rate that would have been produced if the applicable gross margin had been added to the related index in effect at origination. ARM loans that have not reached their first adjustment date are, therefore, subject to the initial periodic rate cap on their first adjustment date.

         The index applicable to the determination of the mortgage rate on approximately 100.00% by principal balance of the initial ARM loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market based on quotations of major banks, as published in the Western Edition of The Wall Street Journal, and most recently available as of the first business day generally 30 days prior to the adjustment date ("Six-Month LIBOR").

         Approximately 90.26% of initial ARM loans are convertible mortgage loans. In the seller's experience, only an immaterial number of borrowers exercised their conversion option. Nevertheless, there can be no assurance that in the future this will continue to be the case.

MORTGAGE LOAN GROUPS

         The mortgage loans have been divided into two subpools, designated as the "Group I mortgage loans" and the "Group II mortgage loans." The Group I mortgage loans will consist exclusively of mortgage loans that conform to certain agency guidelines described herein. The Group II mortgage loans will consist of other mortgage loans, some of which conform and some of which do not conform to certain agency guidelines described herein. The class A-1 certificates primarily represent interests in the Group I mortgage loans. The class A-2 certificates primarily represent interests in the Group II mortgage loans. The class AIO certificates, the mezzanine certificates, the class I certificates, the class B certificates, the class O certificates and the class P certificates represent interests in both the Group I mortgage loans and the Group II mortgage loans. Information about the characteristics of the mortgage loans in each group is described under "The Group I Initial Mortgage Loans" and "The Group II Initial Mortgage Loans" below.

THE GROUP I INITIAL MORTGAGE LOANS

         The Group I initial mortgage loans consist of 893 mortgage loans that had a cut-off date aggregate principal balance of approximately $120,365,961.26. All of the Group I initial mortgage loans are secured by first liens on the related mortgaged property.

         All of the Group I initial mortgage loans conform to certain agency guidelines with respect to the principal balance of such mortgage loans and certain representations made in respect of those mortgage loans, including the following: (i) none of the Group I mortgage loans be subject with respect to the Home Ownership and Equity Protection Act of 1994 or any comparable state law,
(ii) none of the proceeds from any of the Group I mortgage loans will be used to finance single premium credit life insurance policies, (iii) the servicer will accurately and fully report its borrower credit files to the three largest credit repositories in a timely manner, (iv) none of the Group I mortgage loans impose a prepayment penalty more than five years after origination of the mortgage loan and (v) the principal balance at origination for single family residences in most states may not exceed $300,700, $384,900 for two-family residences, $465,200 for three-family residences and $578,150 for four-family residences.

         Approximately 26.27% of the Group I initial mortgage loans are fixed-rate mortgage loans, and approximately 73.73% of the Group I initial mortgage loans are ARM loans.

         Approximately 86.63% of the Group I initial mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

         Approximately 44.65% of the Group I initial mortgage loans had loan-to-value ratios at origination in excess of 80%.

         The weighted average remaining term to maturity of the Group I initial mortgage loans is approximately 332 months as of the cut-off date.

         The average principal balance of the Group I initial mortgage loans as of the cut-off date was approximately $134,788.31. No Group I initial mortgage loan had a principal balance, as of the cut-off date, of greater than approximately $346,795.13 or less than approximately $8,281.82.

         The Group I initial mortgage loans had mortgage rates of not less than approximately 6.375% per annum and not more than approximately 12.875% per annum as of the cut-off date, and the weighted average mortgage rate of the Group I initial mortgage loans was approximately 8.900% per annum as of the cut-off date.

         The Group I initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP I
                             INITIAL MORTGAGE LOANS

                                                                                                Percentage of the
                                                                                             Group I Initial Mortgage
                                             Number of                Aggregate                Loans by Aggregate
Location                                  Mortgage Loans          Principal Balance             Principal Balance
-------------------------------------     --------------          -----------------          ------------------------
Arizona                                         22                   $2,582,920.70                      2.15%
Arkansas                                         8                      794,452.89                      0.66
California                                     137                   25,281,411.36                     21.00
Colorado                                        14                    2,523,328.32                      2.10
Connecticut                                      6                      927,770.05                      0.77
Delaware                                         2                      227,847.35                      0.19
District of Columbia                             7                    1,088,895.54                      0.90
Florida                                        126                   15,723,247.42                     13.06
Georgia                                         31                    4,242,496.49                      3.52
Idaho                                           10                    1,310,512.68                      1.09
Illinois                                        27                    3,194,929.71                      2.65
Indiana                                         17                    2,093,767.23                      1.74
Iowa                                             3                      529,785.96                      0.44
Kansas                                           2                      218,155.84                      0.18
Kentucky                                         6                      645,489.40                      0.54
Louisiana                                       12                    1,110,156.70                      0.92
Maine                                            1                       62,064.27                      0.05
Maryland                                        14                    1,706,020.70                      1.42
Massachusetts                                   19                    3,532,302.73                      2.93
Michigan                                        59                    6,709,107.01                      5.57
Minnesota                                        6                      831,002.86                      0.69
Mississippi                                     11                    1,030,087.04                      0.86
Missouri                                         8                      620,701.64                      0.52
Nebraska                                         1                       68,756.13                      0.06
Nevada                                          25                    3,393,698.14                      2.82
New Hampshire                                   11                    1,407,217.86                      1.17
New Jersey                                      24                    3,146,680.41                      2.61
New Mexico                                       7                      853,202.66                      0.71
New York                                        26                    3,148,190.04                      2.62
North Carolina                                  21                    2,663,760.73                      2.21
Ohio                                            64                    7,457,737.00                      6.20
Oklahoma                                        15                    1,201,244.94                      1.00
Oregon                                           6                      983,332.72                      0.82
Pennsylvania                                    26                    2,728,142.31                      2.27
Rhode Island                                     6                      614,899.73                      0.51
South Carolina                                   5                      828,745.95                      0.69
South Dakota                                     1                       88,039.35                      0.07
Tennessee                                       18                    2,688,391.33                      2.23
Texas                                           28                    3,525,443.41                      2.93
Utah                                             6                      968,433.36                      0.80
Vermont                                          2                      264,702.46                      0.22
Virginia                                        14                    1,843,046.51                      1.53
Washington                                      21                    3,401,617.96                      2.83
West Virginia                                    5                      554,473.90                      0.46
Wisconsin                                       12                    1,422,511.65                      1.18
Wyoming                                          1                      127,238.82                      0.11
-------------------------------------     --------------          ----------------          ------------------------
TOTAL                                          893                 $120,365,961.26                    100.00%
                                          ==============          ================          ========================


                  No more than approximately 0.98% (the highest concentration in a single zip code) of the Group I initial mortgage loans will be secured by mortgaged properties located in California in the 94533 zip code.

       TYPES OF MORTGAGED PROPERTIES OF THE GROUP I INITIAL MORTGAGE LOANS



                                                                                              Percentage of the
                                                                                           Group I Initial Mortgage
                                             Number of                Aggregate               Loans by Aggregate
Property Type                             Mortgage Loans          Principal Balance           Principal Balance
-------------------------------------     --------------          -----------------         -----------------------
Single Family Residence                       705                   $93,523,717.23                   77.70%
PUD                                            99                    14,136,016.99                   11.74
Multi-Unit                                     47                     6,800,871.79                    5.65
Condo                                          42                     5,905,355.25                    4.91
-------------------------------------     --------------          -----------------         -----------------------
TOTAL                                         893                  $120,365,961.26                  100.00%
                                          ==============          =================         ========================


              USE OF PROCEEDS OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                               Percentage of the
                                                                                            Group I Initial Mortgage
                                            Number of                    Aggregate              Loans by Aggregate
Use of Proceeds (1)                       Mortgage Loans             Principal Balance           Principal Balance
------------------------------------      ---------------            -----------------      ------------------------
Refinance (cash-out)                             479                   $65,991,788.88                 54.83%
Purchase                                         317                    41,720,760.01                 34.66
Refinance (rate/term)                             97                    12,653,412.37                 10.51
------------------------------------      ---------------            -----------------      ------------------------
TOTAL                                            893                  $120,365,961.26                100.00%
                                          ===============            =================      ========================



(1) In general, in the case of a mortgage loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to the related mortgaged property and to pay associated origination and closing costs. Mortgage loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

           OCCUPANCY STATUS OF THE MORTGAGED PROPERTIES OF THE GROUP I
                             INITIAL MORTGAGE LOANS

                                                                                                        Percentage of the
                                                                                                     Group I Initial Mortgage
                                                     Number of                 Aggregate                Loans by Aggregate
Occupancy Status                                   Mortgage Loans          Principal Balance            Principal Balance
---------------------------------------------   --------------------     ----------------------   -------------------------------
Primary                                                  825                 $112,165,689.65                 93.19%
Investment (Non-Owner Occupied)                           55                    6,361,132.48                  5.28
Secondary                                                  8                    1,083,584.07                  0.90
Investment (Owner Occupied)                                5                      755,555.06                  0.63
---------------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                                    893                 $120,365,961.26                100.00%
                                                ====================     ======================   ===============================


            DOCUMENTATION TYPE OF THE GROUP I INITIAL MORTGAGE LOANS


                                                                                                       Percentage of the
                                                                                                    Group I Initial Mortgage
                                                     Number of                Aggregate                Loans by Aggregate
Documentation                                     Mortgage Loans          Principal Balance            Principal Balance
---------------------------------------------   --------------------     ----------------------   -------------------------------
Full Documentation                                    529                   $67,731,913.53                  56.27%
Stated Income                                         268                    39,157,933.89                  32.53
No Documentation                                       47                     6,261,272.10                   5.20
Limited Documentation                                  20                     3,140,496.06                   2.61
No Income/No Asset                                     29                     4,074,345.68                   3.38
---------------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                                 893                  $120,365,961.26                 100.00%
                                                ====================     ======================   ===============================



            RISK CLASSIFICATION OF THE GROUP I INITIAL MORTGAGE LOANS


                                                                                                       Percentage of the
                                                                                                    Group I Initial Mortgage
                                                     Number of                Aggregate                Loans by Aggregate
Grade                                             Mortgage Loans          Principal Balance            Principal Balance
---------------------------------------------   --------------------     ----------------------   -------------------------------
AAA                                                    185                   $25,560,241.74                  21.24%
AA                                                     196                    27,520,152.63                  22.86
A                                                      170                    21,473,580.03                  17.84
A-                                                      63                     8,098,260.35                   6.73
Alt A                                                   79                    10,698,802.03                   8.89
B                                                       49                     6,355,835.56                   5.28
C                                                        3                       371,642.29                   0.31
C-                                                       1                       130,000.00                   0.11
FICO Enhanced (1)                                       81                    10,769,341.07                   8.95
FICO Only (1)                                           66                     9,388,105.56                   7.80
---------------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                                  893                  $120,365,961.26                 100.00%
                                                ====================     ======================   ===============================

-----------------------

(1) A separate credit category for borrowers meeting the seller's underwriting criteria specified in the last column on pages S-39 and S-40. All such mortgage loans must be covered by a mortgage insurance policy.

            DELINQUENCY STATUS OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                                          Percentage of the
                                                                                                      Group I Initial Mortgage
                                                 Number of Mortgage             Aggregate                Loans by Aggregate
Delinquency Status                                      Loans              Principal Balance             Principal Balance
---------------------------------------------   --------------------     ----------------------   -------------------------------
Current                                                  892                  $120,213,404.95                 99.87%
Less than 30 Days                                          1                       152,556.31                  0.13
---------------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                                    893                  $120,365,961.26                100.00%
                                                ====================     ======================   ===============================



       ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                                         Percentage of the
                                                                                                      Group I Initial Mortgage
Range of Original                                    Number of                  Aggregate               Loans by Aggregate
Loan-to-Value Ratios (%)                          Mortgage Loans            Principal Balance            Principal Balance
---------------------------------------------   --------------------     ----------------------   -------------------------------
15.01 -   20.00                                            1                      $109,929.86                  0.09%
20.01 -   25.00                                            1                        58,431.29                  0.05
30.01 -   35.00                                            7                       805,623.42                  0.67
35.01 -   40.00                                            2                       214,932.10                  0.18
40.01 -   45.00                                            9                       826,206.11                  0.69
45.01 -   50.00                                           10                     1,048,259.51                  0.87
50.01 -   55.00                                           11                     1,254,450.78                  1.04
55.01 -   60.00                                           31                     3,975,360.61                  3.30
60.01 -   65.00                                           24                     3,320,533.76                  2.76
65.01 -   70.00                                           53                     7,277,767.41                  6.05
70.01 -   75.00                                           84                    11,309,141.16                  9.40
75.01 -   80.00                                          265                    36,417,785.18                 30.26
80.01 -   85.00                                          113                    14,957,046.34                 12.43
85.01 -   90.00                                          177                    24,165,642.86                 20.08
90.01 -   95.00                                           61                     9,260,524.20                  7.69
95.01 -  100.00                                           44                     5,364,326.67                  4.46
---------------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                                    893                  $120,365,961.26                100.00%
                                                ====================     ======================   ===============================

Minimum:                     19.82%
Maximum:                    100.00%
Weighted Average:            80.64% (approximate)

            PRINCIPAL BALANCES OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                                          Percentage of the
                                                                                                      Group I Initial Mortgage
                                                      Number of                Aggregate                  Loans by Aggregate
Range of Principal Balances ($)                    Mortgage Loans          Principal Balance              Principal Balance
---------------------------------------------   --------------------     ----------------------   -------------------------------
        0.01 -    25,000.00                                1                        $8,281.82                  0.01%
   25,000.01 -    50,000.00                               12                       537,448.76                  0.45
   50,000.01 -    75,000.00                              133                     8,712,511.31                  7.24
   75,000.01 -   100,000.00                              172                    15,029,073.17                 12.49
  100,000.01 -   125,000.00                              163                    18,337,681.70                 15.23
  125,000.01 -   150,000.00                              110                    15,027,109.01                 12.48
  150,000.01 -   175,000.00                               85                    13,745,463.02                 11.42
  175,000.01 -   200,000.00                               76                    14,254,811.33                 11.84
  200,000.01 -   225,000.00                               40                     8,483,138.53                  7.05
  225,000.01 -   250,000.00                               42                     9,934,209.93                  8.25
  250,000.01 -   275,000.00                               32                     8,381,239.78                  6.96
  275,000.01 -   300,000.00                               24                     6,923,631.54                  5.75
  300,000.01 -   325,000.00                                1                       300,476.84                  0.25
  325,000.01 -   350,000.00                                2                       690,884.52                  0.57
---------------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                                    893                  $120,365,961.26                100.00%
                                                ====================     ======================   ===============================


Minimum:       8,281.82
Maximum:     $346,795.13
Average:     $134,788.31 (approximate)


        REMAINING TERMS TO MATURITY OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                                       Percentage of the
                                                                                                     Group I Initial Mortgage
Range of                                               Number of                 Aggregate               Loans by Aggregate
Remaining Terms (months)                             Mortgage Loans          Principal Balance           Principal Balance
---------------------------------------------   --------------------     ----------------------   -------------------------------
109 - 120                                                1                       $77,596.70                   0.06%
157 - 168                                                1                         8,281.82                   0.01
169 - 180                                              149                    17,826,371.19                  14.81
229 - 240                                                5                       466,124.59                   0.39
349 - 360                                              737                   101,987,586.96                  84.73
---------------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                                  893                  $120,365,961.26                 100.00%
                                                ====================     ======================   ===============================


Minimum:           119 months
Maximum:           360 months
Weighted Average:  332 months (approximate)

                FICO SCORES OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                                       Percentage of the
                                                                                                   Group I Initial Mortgage
                                                     Number of                 Aggregate               Loans by Aggregate
Range of FICO Scores                               Mortgage Loans          Principal Balance           Principal Balance
---------------------------------------------   --------------------     ----------------------   -------------------------------
511 - 520                                                  1                    86,768.63                      0.07%
521 - 530                                                 17                  2,331,528.73                      1.94
531 - 540                                                 22                  2,839,377.03                      2.36
541 - 550                                                 36                  4,592,581.06                      3.82
551 - 560                                                 39                  4,637,291.28                      3.85
561 - 570                                                 28                  4,040,764.27                      3.36
571 - 580                                                 49                  6,165,920.28                      5.12
581 - 590                                                 61                  7,532,560.64                      6.26
591 - 600                                                 60                  8,685,962.15                      7.22
601 - 610                                                 55                  8,014,334.00                      6.66
611 - 620                                                 56                  6,581,933.57                      5.47
621 - 630                                                 65                  8,754,582.37                      7.27
631 - 640                                                 61                  8,296,001.60                      6.89
641 - 650                                                 79                 10,134,138.40                      8.42
651 - 660                                                 44                  6,635,628.98                      5.51
661 - 670                                                 37                  4,796,351.07                      3.98
671 - 680                                                 46                  7,081,155.93                      5.88
681 - 690                                                 31                  4,016,247.98                      3.34
691 - 700                                                 35                  5,561,232.97                      4.62
701 - 710                                                 20                  2,967,142.52                      2.47
711 - 720                                                 10                  1,388,239.05                      1.15
721 - 730                                                  9                  1,267,287.77                      1.05
731 - 740                                                  4                    409,663.84                      0.34
741 - 750                                                  5                    414,255.70                      0.34
751 - 760                                                  7                    955,153.24                      0.79
761 - 770                                                  4                    831,291.80                      0.69
771 - 780                                                  6                    622,868.77                      0.52
781 - 790                                                  3                    429,325.17                      0.36
791 - 800                                                  2                    225,862.01                      0.19
801 - 810                                                  1                     70,510.45                      0.06
---------------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                                    893               $120,365,961.26                    100.00%
                                                ====================     ======================   ===============================


Minimum:            515
Maximum:            805
Weighted Average:   627 (approximate)

             CURRENT MORTGAGE RATES OF THE GROUP I INITIAL ARM LOANS

                                                                                                      Percentage of the
                                                                                                      Group I Initial ARM
Range of Current                                      Number of                Aggregate               Loans by Aggregate
Mortgage Rates (%)                                 Mortgage Loans          Principal Balance           Principal Balance
---------------------------------------------   --------------------     ----------------------   -------------------------------
  6.001 -  6.500                                          1                   $179,837.28                     0.20%
  6.501 -  7.000                                          5                  1,167,626.02                     1.32
  7.001 -  7.500                                         28                  4,650,318.45                     5.24
  7.501 -  8.000                                         94                 14,746,033.72                    16.62
  8.001 -  8.500                                        116                 16,398,914.91                    18.48
  8.501 -  9.000                                        136                 18,503,708.03                    20.85
  9.001 -  9.500                                         95                 13,240,658.78                    14.92
  9.501 - 10.000                                         96                 12,476,505.80                    14.06
 10.001 - 10.500                                         33                  4,119,714.54                     4.64
 10.501 - 11.000                                         21                  2,425,538.45                     2.73
 11.001 - 11.500                                          5                    561,304.56                     0.63
 11.501 - 12.000                                          2                    151,054.71                     0.17
 12.501 - 13.000                                          1                    130,000.00                     0.15
---------------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                                   633                $88,751,215.25                   100.00%
                                                ====================     ======================   ===============================


Minimum:             6.500%
Maximum:            12.875%
Weighted Average:    8.855% (approximate)


           INITIAL PERIODIC RATE CAP OF THE GROUP I INITIAL ARM LOANS

                                                                                                        Percentage of the
                                                                                                       Group I Initial ARM
                                                       Number of                Aggregate               Loans by Aggregate
Initial Periodic Rate Cap (%)                       Mortgage Loans          Principal Balance           Principal Balance
---------------------------------------------   --------------------     ----------------------   -------------------------------
3.000                                                   633                   $88,751,215.25                100.00%
---------------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                                   633                   $88,751,215.25                100.00%
                                                ====================     ======================   ===============================


               PERIODIC RATE CAP OF THE GROUP I INITIAL ARM LOANS

                                                                                              Percentage of the
                                                                                             Group I Initial ARM
                                             Number of                Aggregate               Loans by Aggregate
Periodic Rate Cap (%)                     Mortgage Loans          Principal Balance           Principal Balance
------------------------------------   --------------------     ----------------------   -------------------------------
1.000                                            633                   $88,751,215.25                100.00%
------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                            633                   $88,751,215.25                100.00%
                                       ====================     ======================   ===============================

                 LIFETIME CAPS OF THE GROUP I INITIAL ARM LOANS

                                                                                              Percentage of the
                                                                                             Group I Initial ARM
                                             Number of                Aggregate               Loans by Aggregate
Range of Lifetime Caps (%)                Mortgage Loans          Principal Balance           Principal Balance
------------------------------------   --------------------     ----------------------   -------------------------------
13.001   - 13.500                                  1                    $179,837.28                    0.20%
13.501   - 14.000                                  5                   1,167,626.02                    1.32
14.001   - 14.500                                 28                   4,650,318.45                    5.24
14.501   - 15.000                                 94                  14,746,033.72                   16.62
15.001   - 15.500                                116                  16,398,914.91                   18.48
15.501   - 16.000                                135                  18,442,150.75                   20.78
16.001   - 16.500                                 95                  13,141,745.03                   14.81
16.501   - 17.000                                 97                  12,636,976.83                   14.24
17.001   - 17.500                                 33                   4,119,714.54                    4.64
17.501   - 18.000                                 21                   2,425,538.45                    2.73
18.001   - 18.500                                  5                     561,304.56                    0.63
18.501   - 19.000                                  2                     151,054.71                    0.17
19.501   - 20.000                                  1                     130,000.00                    0.15
------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                            633                 $88,751,215.25                  100.00%
                                       ====================     ======================   ===============================

Minimum:          13.500%
Maximum:          19.875%
Weighted Average: 15.856% (approximate)


                LIFETIME FLOORS OF THE GROUP I INITIAL ARM LOANS

                                                                                              Percentage of the
                                                                                             Group I Initial ARM
                                             Number of                Aggregate               Loans by Aggregate
    Range of Lifetime Floors (%)          Mortgage Loans          Principal Balance           Principal Balance
------------------------------------   --------------------     ----------------------   -------------------------------
  6.001  -  6.500                                  1                      $179,837.28                  0.20%
  6.501  -  7.000                                  5                     1,167,626.02                  1.32
  7.001  -  7.500                                 28                     4,650,318.45                  5.24
  7.501  -  8.000                                 94                    14,746,033.72                 16.62
  8.001  -  8.500                                116                    16,398,914.91                 18.48
  8.501  -  9.000                                136                    18,503,708.03                 20.85
  9.001  -  9.500                                 95                    13,240,658.78                 14.92
  9.501  - 10.000                                 96                    12,476,505.80                 14.06
 10.001  - 10.500                                 33                     4,119,714.54                  4.64
 10.501  - 11.000                                 21                     2,425,538.45                  2.73
 11.001  - 11.500                                  5                       561,304.56                  0.63
 11.501  - 12.000                                  2                       151,054.71                  0.17
 12.501  - 13.000                                  1                       130,000.00                  0.15
------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                            633                   $88,751,215.25                100.00%
                                       ====================     ======================   ===============================

Minimum:                    6.500%
Maximum:                   12.875%
Weighted Average:           8.855% (approximate)

         NEXT INTEREST ADJUSTMENT DATE OF THE GROUP I INITIAL ARM LOANS

                                                                                              Percentage of the
                                                                                             Group I Initial ARM
                                             Number of                Aggregate               Loans by Aggregate
Next Interest Adjustment Date             Mortgage Loans          Principal Balance           Principal Balance
------------------------------------   --------------------     ----------------------   -------------------------------
March 2004                                         6                   $722,320.60                     0.81%
April 2004                                        64                  9,744,513.92                    10.98
May 2004                                         393                 55,588,214.46                    62.63
June 2004                                        112                 15,011,972.20                    16.91
March 2005                                         2                    298,517.70                     0.34
April 2005                                         5                    642,451.16                     0.72
May 2005                                          35                  4,736,375.21                     5.34
June 2005                                         16                  2,006,850.00                     2.26
------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                            633                $88,751,215.25                   100.00%
                                       ====================     ======================   ===============================

The weighted average remaining months to the next adjustment date of the Group I Initial ARM loans as of the cut-off date will be approximately 24 months.


                 GROSS MARGINS OF THE GROUP I INITIAL ARM LOANS

                                                                                              Percentage of the
                                                                                             Group I Initial ARM
                                             Number of                Aggregate               Loans by Aggregate
Range of Gross Margins (%)                Mortgage Loans          Principal Balance           Principal Balance
------------------------------------   --------------------     ----------------------   -------------------------------
3.501 - 4.000                                      1                    $149,888.68                    0.17%
4.001 - 4.500                                     18                   2,662,129.50                    3.00
4.501 - 5.000                                     62                   8,767,462.30                    9.88
5.001 - 5.500                                    160                  22,822,181.97                   25.71
5.501 - 6.000                                    157                  21,734,438.84                   24.49
6.001 - 6.500                                    147                  20,634,076.48                   23.25
6.501 - 7.000                                     74                  10,267,032.21                   11.57
7.001 - 7.500                                     14                   1,714,005.27                    1.93
------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                            633                 $88,751,215.25                  100.00%
                                       ====================     ======================   ===============================


Minimum:          4.000%
Maximum:          7.500%
Weighted Average: 5.792% (approximate)

              MORTGAGE LOAN TYPES OF THE GROUP I INITIAL ARM LOANS

                                                                                              Percentage of the
                                                                                             Group I Initial ARM
                                              Number of               Aggregate               Loans by Aggregate
Mortgage Loan Type                          Mortgage Loans        Principal Balance           Principal Balance
------------------------------------   --------------------     ----------------------   -------------------------------
2/28 Loan Six-Month LIBOR                       575                  $81,067,021.18                   91.34%
3/27 Loan Six-Month LIBOR                        58                    7,684,194.07                    8.66
------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                           633                  $88,751,215.25                  100.00%
                                       ====================     ======================   ===============================


      MORTGAGE LOAN TYPES OF THE GROUP I INITIAL FIXED-RATE MORTGAGE LOANS


                                                                                              Percentage of the
                                                                                            Group I Initial Fixed-
                                                                                                Rate Mortgage
                                              Number of               Aggregate               Loans by Aggregate
Mortgage Loan Type                          Mortgage Loans        Principal Balance           Principal Balance
------------------------------------   --------------------     ----------------------   -------------------------------
15 Year Balloon                                 124                    $14,743,998.72                 46.64%
10 Year Fixed-Rate Loan                           1                         77,596.70                  0.25
15 Year Fixed-Rate Loan                          26                      3,090,654.29                  9.78
20 Year Fixed-Rate Loan                           5                        466,124.59                  1.47
30 Year Fixed-Rate Loan                         104                     13,236,371.71                 41.87
------------------------------------   --------------------     ----------------------   -------------------------------
TOTAL                                           260                    $31,614,746.01                100.00%
                                       ====================     ======================   ===============================


         MORTGAGE RATES OF THE GROUP I INITIAL FIXED-RATE MORTGAGE LOANS

                                                                                              Percentage of the
                                                                                            Group I Initial Fixed-
                                                                                                Rate Mortgage
                                              Number of               Aggregate               Loans by Aggregate
Range of Mortgage Rates (%)                 Mortgage Loans        Principal Balance           Principal Balance
------------------------------------    --------------------    ----------------------   -------------------------------
  6.001 -   6.500                                 3                       $372,769.63                  1.18%
  6.501 -   7.000                                 4                        476,024.57                  1.51
  7.001 -   7.500                                13                      1,878,604.77                  5.94
  7.501 -   8.000                                37                      5,059,131.08                 16.00
  8.001 -   8.500                                40                      5,409,186.93                 17.11
  8.501 -   9.000                                49                      6,290,144.93                 19.90
  9.001 -   9.500                                16                      1,920,530.84                  6.07
  9.501 -  10.000                                32                      3,438,508.95                 10.88
  10.001 - 10.500                                20                      2,350,914.69                  7.44
  10.501 - 11.000                                25                      2,488,134.95                  7.87
  11.001 - 11.500                                14                      1,434,088.07                  4.54
  11.501 - 12.000                                 6                        424,806.61                  1.34
  12.001 - 12.500                                 1                         71,899.99                  0.23
------------------------------------    --------------------    ----------------------   -------------------------------
TOTAL                                           260                    $31,614,746.01                100.00%
                                        ====================    ======================   ===============================

Minimum:                      6.375%
Maximum:                     12.125%
Weighted Average:             9.028% (approximate)

THE GROUP II INITIAL MORTGAGE LOANS

         The Group II initial mortgage loans consist of 434 mortgage loans that had a cut-off date aggregate principal balance of approximately $58,621,366.06. Approximately 98.06% of the Group II initial mortgage loans are secured by first liens and approximately 1.94% of the Group II initial mortgage loans are secured by second liens on the related mortgaged property.

         Approximately 60.45% of the Group II initial mortgage loans conform to certain agency guidelines. Approximately 39.55% of the Group II initial mortgage loans do not conform to certain agency guidelines, as described in "The Group I Initial Mortgage Loans".

         Approximately 27.15% of the Group II initial mortgage loans are fixed-rate mortgage loans, and approximately 72.85% of the Group II initial mortgage loans are ARM loans.

         Approximately 86.09% of the Group II initial mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

         Approximately 48.32% of the Group II initial mortgage loans had loan-to-value ratios at origination in excess of 80%.

         The weighted average remaining term to maturity of the Group II initial mortgage loans is approximately 329 months as of the cut-off date.

         The average principal balance of the Group II initial mortgage loans as of the cut-off date was approximately $135,072.27. No Group II initial mortgage loan had a principal balance as of the cut-off date of greater than approximately $599,483.41 or less than approximately $10,341.40.

         The Group II initial mortgage loans had mortgage rates of not less than approximately 6.500% per annum and not more than approximately 14.500% per annum as of the cut-off date, and the weighted average mortgage rate of the Group II initial mortgage loans was approximately 8.843% per annum as of the cut-off date.

         The Group II initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

             GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF
                      THE GROUP II INITIAL MORTGAGE LOANS

                                                                                              Percentage of the
                                                                                          Group II Initial Mortgage
                                             Number of                Aggregate               Loans by Aggregate
Location                                  Mortgage Loans          Principal Balance           Principal Balance
------------------------------------    --------------------    ----------------------   -------------------------------
Arizona                                            7                 $1,027,549.40                     1.75%
Arkansas                                           5                    284,154.87                     0.48
California                                        62                 14,267,219.79                    24.34
Colorado                                          10                  2,203,228.01                     3.76
Connecticut                                        1                    293,326.72                     0.50
Delaware                                           4                    408,385.30                     0.70
District of Columbia                               6                    782,693.88                     1.34
Florida                                           66                  7,196,031.34                    12.28
Georgia                                           17                  1,676,533.38                     2.86
Idaho                                              1                     86,014.25                     0.15
Illinois                                           5                    806,724.06                     1.38
Indiana                                           17                  1,452,734.81                     2.48
Kansas                                             1                    313,428.35                     0.53
Kentucky                                           6                    386,140.36                     0.66
Louisiana                                          7                    992,336.58                     1.69
Maine                                              1                    315,254.63                     0.54
Maryland                                           4                    784,343.56                     1.34
Massachusetts                                      6                  1,171,540.25                     2.00
Michigan                                          27                  2,283,765.71                     3.90
Minnesota                                          3                    386,049.44                     0.66
Mississippi                                        8                    566,150.11                     0.97
Missouri                                           9                    831,545.97                     1.42
Montana                                            1                     45,467.89                     0.08
Nevada                                            12                  2,035,993.56                     3.47
New Jersey                                         8                  1,421,328.73                     2.42
New Mexico                                         2                    256,664.57                     0.44
New York                                           4                    908,015.54                     1.55
North Carolina                                     5                    441,093.72                     0.75
Ohio                                              30                  2,708,283.79                     4.62
Oklahoma                                          11                    783,939.21                     1.34
Oregon                                             3                    619,699.01                     1.06
Pennsylvania                                      11                  1,830,317.00                     3.12
Rhode Island                                       4                  1,099,548.16                     1.88
South Carolina                                     2                     51,578.67                     0.09
Tennessee                                         17                  1,485,501.80                     2.53
Texas                                             24                  3,044,669.18                     5.19
Utah                                               4                    319,552.09                     0.55
Vermont                                            2                    665,066.50                     1.13
Virginia                                           1                    304,749.50                     0.52
Washington                                        14                  1,743,892.34                     2.97
West Virginia                                      1                     68,580.93                     0.12
Wisconsin                                          4                    195,909.12                     0.33
Wyoming                                            1                     76,363.98                     0.13
------------------------------------    --------------------    ----------------------   -------------------------------
TOTAL                                            434                $58,621,366.06                   100.00%
                                        ====================    ======================   ===============================


No more than approximately 1.23% (the highest concentration in a single zip code) of the Group II initial mortgage loans will be secured by mortgaged properties located in Nevada in the 89131 zip code.

      TYPES OF MORTGAGED PROPERTIES OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                              Percentage of the
                                                                                          Group II Initial Mortgage
                                             Number of                Aggregate               Loans by Aggregate
Property Type                             Mortgage Loans          Principal Balance           Principal Balance
------------------------------------    --------------------    ----------------------   -------------------------------
Single Family Residence                          341                 $43,153,667.91                   73.61%
PUD                                               59                  11,790,233.07                   20.11
Condo                                             24                   2,646,962.80                    4.52
Multi-Unit                                        10                   1,030,502.28                    1.76
------------------------------------    --------------------    ----------------------   -------------------------------
TOTAL                                            434                 $58,621,366.06                  100.00%
                                        ====================    ======================   ===============================

             USE OF PROCEEDS OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                              Percentage of the
                                                                                          Group II Initial Mortgage
                                             Number of                Aggregate               Loans by Aggregate
Use of Proceeds (1)                       Mortgage Loans          Principal Balance           Principal Balance
------------------------------------    --------------------    ----------------------   -------------------------------
Refinance (cash-out)                             248                 $33,942,334.50                   57.90%
Purchase                                         144                  19,310,884.54                   32.94
Refinance (rate/term)                             42                   5,368,147.02                    9.16
------------------------------------    --------------------    ----------------------   -------------------------------
TOTAL                                            434                 $58,621,366.06                  100.00%
                                        ====================    ======================   ================================



(1) In general, in the case of a mortgage loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to the related mortgaged property and to pay associated origination and closing costs. Mortgage loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

                 OCCUPANCY STATUS OF THE MORTGAGED PROPERTIES OF
                       THE GROUP II INITIAL MORTGAGE LOANS

                                                                                                        Percentage of the
                                                                                                    Group II Initial Mortgage
                                                     Number of                Aggregate                Loans by Aggregate
Occupancy Status                                  Mortgage Loans          Principal Balance             Principal Balance
--------------------------------------------    --------------------    ----------------------   -------------------------------
Primary                                                  405                 $55,631,799.22                    94.90%
Investment (Non-Owner Occupied)                           22                   1,755,795.59                     3.00
Secondary                                                  6                   1,149,334.76                     1.96
Investment (Owner Occupied)                                1                      84,436.49                     0.14
--------------------------------------------    --------------------    ----------------------   -------------------------------
TOTAL                                                    434                 $58,621,366.06                   100.00%
                                                ====================    ======================   ===============================

            DOCUMENTATION TYPE OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                                        Percentage of the
                                                                                                    Group II Initial Mortgage
                                                     Number of                Aggregate                Loans by Aggregate
Documentation                                     Mortgage Loans          Principal Balance             Principal Balance
--------------------------------------------    --------------------    ----------------------   -------------------------------
Full Documentation                                       264                 $33,900,327.38                    57.83%
Stated Income                                            122                  17,843,737.50                    30.44
No Income/No Asset                                        18                   2,865,957.36                     4.89
No Documentation                                          18                   1,709,810.75                     2.92
Limited Documentation                                     12                   2,301,533.07                     3.93
--------------------------------------------    --------------------    ----------------------   -------------------------------
TOTAL                                                    434                 $58,621,366.06                   100.00%
                                                ====================    ======================   ===============================


           RISK CLASSIFICATIONS OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                                        Percentage of the
                                                                                                    Group II Initial Mortgage
                                                     Number of                Aggregate                Loans by Aggregate
Grade                                             Mortgage Loans          Principal Balance             Principal Balance
--------------------------------------------    --------------------    ----------------------   -------------------------------
AAA                                                       83                $11,057,323.05                     18.86%
AA                                                       121                 18,288,664.36                     31.20
A                                                         74                  8,309,635.78                     14.18
A-                                                        23                  2,897,665.75                      4.94
Alt A                                                     38                  5,405,534.92                      9.22
B                                                         22                  3,006,197.67                      5.13
C                                                          5                    455,489.68                      0.78
C-                                                         1                    330,000.00                      0.56
FICO Enhanced (1)                                         35                  4,124,518.68                      7.04
FICO Only (1)                                             32                  4,746,336.17                      8.10
--------------------------------------------    --------------------    ----------------------   -------------------------------
TOTAL                                                    434                $58,621,366.06                    100.00%
                                                ====================    ======================   ===============================

(1) A separate credit category for borrowers meeting the seller's underwriting criteria specified in the last column on pages S-39 and S-40. All such mortgage loans must be covered by a mortgage insurance policy.

            DELINQUENCY STATUS OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                              Percentage of the
                                                                                          Group II Initial Mortgage
                                             Number of                Aggregate               Loans by Aggregate
Delinquency Status                        Mortgage Loans          Principal Balance           Principal Balance
-----------------------------------    --------------------    ----------------------   -------------------------------
Current                                          432                   $58,528,577.76                 99.84%
Less than 30 Days                                  2                        92,788.30                  0.16
-----------------------------------    --------------------    ----------------------   -------------------------------
TOTAL                                            434                   $58,621,366.06                100.00%
                                       ====================    ======================   ===============================



      ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                              Percentage of the
                                                                                          Group II Initial Mortgage
Range of Original                            Number of                Aggregate               Loans by Aggregate
Loan-to-Value Ratios (%)                  Mortgage Loans          Principal Balance           Principal Balance
-----------------------------------    --------------------    ----------------------   -------------------------------
10.001  -   15.000                                 4                    $59,504.20                     0.10%
15.001  -   20.000                                23                    629,527.58                     1.07
20.001  -   25.000                                 5                    175,991.45                     0.30
25.001  -   30.000                                10                    669,090.09                     1.14
35.001  -   40.000                                 2                    112,406.88                     0.19
40.001  -   45.000                                 3                    189,797.26                     0.32
45.001  -   50.000                                 3                    123,877.11                     0.21
50.001  -   55.000                                 5                  1,026,436.69                     1.75
55.001  -   60.000                                 5                    834,418.73                     1.42
60.001  -   65.000                                17                  2,682,460.71                     4.58
65.001  -   70.000                                19                  2,340,196.56                     3.99
70.001  -   75.000                                38                  5,541,089.92                     9.45
75.001  -   80.000                               111                 15,908,471.69                    27.14
80.001  -   85.000                                45                  5,964,146.05                    10.17
85.001  -   90.000                                89                 13,819,319.38                    23.57
90.001  -   95.000                                44                  7,198,194.84                    12.28
95.001  -  100.000                                11                  1,346,436.92                     2.30
-----------------------------------    --------------------    ----------------------   -------------------------------
TOTAL                                            434                $58,621,366.06                   100.00%
                                       ====================    ======================   ===============================

Minimum:          15.00%
Maximum:          97.00%
Weighted Average: 80.57% (approximate)

            PRINCIPAL BALANCES OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                              Percentage of the
                                                                                          Group II Initial Mortgage
                                             Number of                Aggregate               Loans by Aggregate
Range of Principal Balances ($)           Mortgage Loans          Principal Balance           Principal Balance
-----------------------------------    --------------------    ----------------------   -------------------------------
        0.01 -  25,000.00                         20                    $350,512.49                    0.60%
   25,000.01 -  50,000.00                         68                   2,906,024.55                    4.96
   50,000.01 -  75,000.00                         80                   4,911,239.08                    8.38
   75,000.01 - 100,000.00                         56                   4,807,165.16                    8.20
  100,000.01 - 125,000.00                         47                   5,251,634.95                    8.96
  125,000.01 - 150,000.00                         34                   4,644,539.32                    7.92
  150,000.01 - 175,000.00                         29                   4,651,885.13                    7.94
  175,000.01 - 200,000.00                         17                   3,158,668.74                    5.39
  200,000.01 - 225,000.00                          9                   1,896,543.84                    3.24
  225,000.01 - 250,000.00                          4                     940,451.66                    1.60
  250,000.01 - 275,000.00                          3                     785,039.13                    1.34
  275,000.01 - 300,000.00                          4                   1,134,344.24                    1.94
  300,000.01 - 325,000.00                         19                   5,950,253.11                   10.15
  325,000.01 - 350,000.00                         18                   6,080,401.99                   10.37
  350,000.01 - 375,000.00                          4                   1,471,633.33                    2.51
  375,000.01 - 400,000.00                          9                   3,545,394.18                    6.05
  400,000.01 - 425,000.00                          3                   1,221,450.67                    2.08
  425,000.01 - 450,000.00                          2                     887,997.16                    1.51
  450,000.01 - 475,000.00                          2                     913,846.46                    1.56
  475,000.01 - 500,000.00                          4                   1,973,201.80                    3.37
  525,000.01 - 550,000.00                          1                     539,655.66                    0.92
  575,000.00 - 600,000.00                          1                     599,483.41                    1.02
-----------------------------------    --------------------    --------------------     -------------------------------
TOTAL                                            434                 $58,621,366.06                  100.00%
                                       ====================    ====================     ===============================

Minimum:            $10,341.40
Maximum:           $599,483.41
Average:           $135,072.27 (approximate)

       REMAINING TERMS TO MATURITY OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                              Percentage of the
                                                                                          Group II Initial Mortgage
Range of                                     Number of                Aggregate               Loans by Aggregate
Remaining Terms (months)                  Mortgage Loans          Principal Balance           Principal Balance
-----------------------------------    --------------------    ----------------------     -------------------------------
109 - 120                                          1                    $57,732.56                     0.10%
157 - 168                                          6                    149,539.99                     0.26
169 - 180                                        102                  9,363,684.31                    15.97
229 - 240                                          4                    232,485.71                     0.40
289 - 300                                          1                     46,967.48                     0.08
313 - 324                                          1                    216,755.25                     0.37
325 - 336                                          1                    123,211.12                     0.21
337 - 348                                          1                     52,233.31                     0.09
349 - 360                                        317                 48,378,756.33                    82.53
-----------------------------------    --------------------    ----------------------     -------------------------------
TOTAL                                            434                $58,621,366.06                   100.00%
                                       ====================    ======================     ===============================


Minimum:          119 months
Maximum:          360 months
Weighted Average: 329 months (approximate)

               FICO SCORES OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                              Percentage of the
                                                                                          Group II Initial Mortgage
                                             Number of                Aggregate               Loans by Aggregate
Range of FICO Scores                      Mortgage Loans          Principal Balance           Principal Balance
-----------------------------------    --------------------    ----------------------     -------------------------------
Unknown                                            1                    $43,995.00                   0.08%
511 - 520                                          1                     67,312.50                   0.11
521 - 530                                          8                    502,873.88                   0.86
531 - 540                                          4                    309,852.22                   0.53
541 - 550                                         12                  1,325,684.10                   2.26
551 - 560                                         18                  1,766,071.99                   3.01
561 - 570                                         13                  1,882,088.64                   3.21
571 - 580                                         27                  3,343,597.03                   5.70
581 - 590                                         28                  3,497,893.93                   5.97
591 - 600                                         35                  4,944,259.28                   8.43
601 - 610                                         38                  5,547,187.04                   9.46
611 - 620                                         32                  5,578,308.87                   9.52
621 - 630                                         37                  4,637,569.09                   7.91
631 - 640                                         29                  2,974,926.94                   5.07
641 - 650                                         24                  3,484,389.08                   5.94
651 - 660                                         22                  3,029,373.46                   5.17
661 - 670                                         30                  4,459,512.77                   7.61
671 - 680                                         22                  3,271,515.21                   5.58
681 - 690                                         16                  2,308,770.44                   3.94
691 - 700                                          6                  1,046,166.88                   1.78
701 - 710                                         12                  2,691,977.97                   4.59
711 - 720                                          5                    749,876.87                   1.28
721 - 730                                          4                    308,900.91                   0.53
731 - 740                                          4                    337,293.73                   0.58
741 - 750                                          2                    175,975.69                   0.30
751 - 760                                          1                     88,296.48                   0.15
761 - 770                                          2                    199,728.33                   0.34
771 - 780                                          1                     47,967.73                   0.08
-----------------------------------    --------------------    ----------------------     -------------------------------
TOTAL                                            434                $58,621,366.06                 100.00%
                                       ====================    ======================     ===============================

Minimum:          520
Maximum:          772
Weighted Average: 627 (approximate)

            CURRENT MORTGAGE RATES OF THE GROUP II INITIAL ARM LOANS

                                                                                              Percentage of the
                                                                                             Group II Initial ARM
Range of Current                             Number of                Aggregate               Loans by Aggregate
Mortgage Rates (%)                        Mortgage Loans          Principal Balance           Principal Balance
-----------------------------------    --------------------    ----------------------     -------------------------------
  6.001 -  6.500                                 1                    $499,547.99                   1.17%
  6.501 -  7.000                                 9                   2,956,631.53                   6.92
  7.001 -  7.500                                11                   2,425,878.14                   5.68
  7.501 -  8.000                                31                   5,988,629.18                  14.02
  8.001 -  8.500                                55                  10,281,406.79                  24.08
  8.501 -  9.000                                54                   7,845,244.43                  18.37
  9.001 -  9.500                                34                   4,106,113.51                   9.62
  9.501 - 10.000                                45                   5,304,233.61                  12.42
 10.001 - 10.500                                15                   1,731,746.20                   4.06
 10.501 - 11.000                                13                   1,451,897.68                   3.40
 11.001 - 11.500                                 2                     113,565.74                   0.27
-----------------------------------    --------------------    ----------------------     -------------------------------
TOTAL                                          270                 $42,704,894.80                 100.00%
                                       ====================    ======================     ===============================


Minimum:                  6.500%
Maximum:                 11.500%
Weighted Average:         8.664% (approximate)


           INITIAL PERIODIC RATE CAP OF THE GROUP II INITIAL ARM LOANS

                                                                                              Percentage of the
                                                                                             Group II Initial ARM
                                             Number of                Aggregate               Loans by Aggregate
Initial Periodic Rate Cap (%)             Mortgage Loans          Principal Balance           Principal Balance
-----------------------------------    --------------------    ----------------------     -------------------------------
3.000                                            270               $42,704,894.80                  100.00%
-----------------------------------    --------------------    ----------------------     -------------------------------
TOTAL                                            270               $42,704,894.80                  100.00%
                                       ====================    ======================     ===============================

               PERIODIC RATE CAP OF THE GROUP II INITIAL ARM LOANS

                                                                                              Percentage of the
                                                                                             Group II Initial ARM
                                             Number of                Aggregate               Loans by Aggregate
Periodic Rate Cap (%)                     Mortgage Loans          Principal Balance           Principal Balance
-----------------------------------    --------------------    ----------------------     -------------------------------
1.000                                            270                $42,704,894.80                 100.00%
-----------------------------------    --------------------    ----------------------     -------------------------------
TOTAL                                            270                $42,704,894.80                 100.00%
                                       ====================    ======================     ===============================

                 LIFETIME CAPS OF THE GROUP II INITIAL ARM LOANS

                                                                                              Percentage of the
                                                                                             Group II Initial ARM
                                             Number of                Aggregate               Loans by Aggregate
Range of Lifetime Caps (%)                Mortgage Loans          Principal Balance           Principal Balance
-----------------------------------    --------------------    ----------------------     -------------------------------
11.501  -  12.000                                  1                   $599,483.41                   1.40%
13.001  -  13.500                                  1                    499,547.99                   1.17
13.501  -  14.000                                  8                  2,357,148.12                   5.52
14.001  -  14.500                                 11                  2,425,878.14                   5.68
14.501  -  15.000                                 31                  5,988,629.18                  14.02
15.001  -  15.500                                 55                 10,281,406.79                  24.08
15.501  -  16.000                                 54                  7,845,244.43                  18.37
16.001  -  16.500                                 34                  4,106,113.51                   9.62
16.501  -  17.000                                 45                  5,304,233.61                  12.42
17.001  -  17.500                                 15                  1,731,746.20                   4.06
17.501  -  18.000                                 13                  1,451,897.68                   3.40
18.001  -  18.500                                  2                    113,565.74                   0.27
-----------------------------------    --------------------    ----------------------     -------------------------------
TOTAL                                            270                $42,704,894.80                 100.00%
                                       ====================    ======================     ===============================


Minimum:                   11.750%
Maximum:                   18.500%
Weighted Average:          15.636% (approximate)


                LIFETIME FLOORS OF THE GROUP II INITIAL ARM LOANS

                                                                                              Percentage of the
                                                                                             Group II Initial ARM
                                             Number of                Aggregate               Loans by Aggregate
Range of Lifetime Floors (%)              Mortgage Loans          Principal Balance           Principal Balance
-----------------------------------    --------------------    ----------------------     -------------------------------
  5.001 -   5.500                                  1                   $327,557.47                   0.77%
  6.001 -   6.500                                  2                    578,677.48                   1.36
  6.501 -   7.000                                  9                  2,956,631.53                   6.92
  7.001 -   7.500                                 11                  2,425,878.14                   5.68
  7.501 -   8.000                                 30                  5,661,071.71                  13.26
  8.001 -   8.500                                 55                 10,281,406.79                  24.08
  8.501 -   9.000                                 54                  7,845,244.43                  18.37
  9.001 -   9.500                                 34                  4,106,113.51                   9.62
  9.501 -  10.000                                 44                  5,225,104.12                  12.24
 10.001 -  10.500                                 15                  1,731,746.20                   4.06
 10.501 -  11.000                                 13                  1,451,897.68                   3.40
 11.001 -  11.500                                  2                    113,565.74                   0.27
-----------------------------------    --------------------    ----------------------     -------------------------------
TOTAL                                            270                $42,704,894.80                 100.00%
                                       ====================    ======================     ===============================

Minimum:                    5.125%
Maximum:                   11.500%
Weighted Average:           8.635% (approximate)

         NEXT INTEREST ADJUSTMENT DATE OF THE GROUP II INITIAL ARM LOANS

                                                                                              Percentage of the
                                                                                             Group II Initial ARM
                                             Number of                Aggregate               Loans by Aggregate
Next Interest Adjustment Date             Mortgage Loans          Principal Balance           Principal Balance
-----------------------------------    --------------------    ----------------------     -------------------------------
September 2002                                     1                   $123,211.12                   0.29%
March 2004                                         4                    409,143.12                   0.96
April 2004                                        42                  6,867,391.41                  16.08
May 2004                                         143                 24,129,952.12                  56.50
June 2004                                         42                  5,270,865.00                  12.34
January 2005                                       1                     67,312.50                   0.16
March 2005                                         1                     53,940.11                   0.13
April 2005                                         4                    697,472.13                   1.63
May 2005                                          29                  4,755,377.29                  11.14
June 2005                                          3                    330,230.00                   0.77
-----------------------------------    --------------------    ----------------------     -------------------------------
TOTAL                                            270                $42,704,894.80                 100.00%
                                       ====================    ======================     ===============================

         The weighted average remaining months to the next adjustment date of the Group II Initial ARM loans as of the cut-off date will be approximately 25 months.

                 GROSS MARGINS OF THE GROUP II INITIAL ARM LOANS

                                                                                              Percentage of the
                                                                                             Group II Initial ARM
                                             Number of                Aggregate               Loans by Aggregate
Range of Gross Margins (%)                Mortgage Loans          Principal Balance           Principal Balance
----------------------------------    --------------------    ----------------------     -------------------------------
4.001  - 4.500                                     3                  $895,639.84                    2.10%
4.501  - 5.000                                    25                 6,135,074.11                   14.37
5.001  - 5.500                                    53                 8,737,408.50                   20.46
5.501  - 6.000                                    72                10,251,492.03                   24.01
6.001  - 6.500                                    82                11,963,827.25                   28.02
6.501  - 7.000                                    27                 3,408,222.93                    7.98
7.001  - 7.500                                     7                   983,230.14                    2.30
7.501  - 8.000                                     1                   330,000.00                    0.77
----------------------------------    --------------------    ----------------------     -------------------------------
TOTAL                                            270               $42,704,894.80                  100.00%
                                      ====================    ======================     ===============================

Minimum:                   4.125%
Maximum:                   7.750%
Weighted Average: 5.805% (approximate)

              MORTGAGE LOAN TYPES OF THE GROUP II INITIAL ARM LOANS

                                                                                             Percentage of the
                                                                                            Group II Initial ARM
                                             Number of                Aggregate              Loans by Aggregate
Mortgage Loan Type                         Mortgage Loan          Principal Balance           Principal Balance
----------------------------------    --------------------    ----------------------     -------------------------------
2/28 Loan Six-Month LIBOR                        232               $36,800,562.77                   86.17%
3/27 Loan Six-Month LIBOR                         38                 5,904,332.03                   13.83
----------------------------------    --------------------    ----------------------     -------------------------------
TOTAL                                            270               $42,704,894.80                  100.00%
                                      ====================    ======================     ===============================


      MORTGAGE LOAN TYPES OF THE GROUP II INITIAL FIXED-RATE MORTGAGE LOANS

                                                                                              Percentage of the
                                                                                         Group II Initial Fixed-Rate
                                                                                                 Mortgage
                                             Number of                Aggregate              Loans by Aggregate
Mortgage Loan Type                        Mortgage Loans          Principal Balance           Principal Balance
----------------------------------    --------------------    ----------------------     -------------------------------
15 Year Balloon                                   74                $6,952,579.92                   43.68%
10 Year Fixed-Rate Loan                            1                    57,732.56                    0.36
15 Year Fixed-Rate Loan                           34                 2,560,644.38                   16.09
20 Year Fixed-Rate Loan                            4                   232,485.71                    1.46
25 Year Fixed-Rate Loan                            1                    46,967.48                    0.30
30 Year Fixed-Rate Loan                           50                 6,066,061.21                   38.11
----------------------------------    --------------------    ----------------------     -------------------------------
TOTAL                                            164               $15,916,471.26                  100.00%
                                      ====================    ======================     ===============================

        MORTGAGE RATES OF THE GROUP II INITIAL FIXED-RATE MORTGAGE LOANS

                                                                                              Percentage of the
                                                                                          Group II Initial Fixed-Rate
                                                                                                   Mortgage
                                             Number of                Aggregate               Loans by Aggregate
Range of Mortgage Rates (%)               Mortgage Loans          Principal Balance            Principal Balance
----------------------------------    --------------------    ----------------------     -------------------------------
  6.501 -  7.000                                   2                  $396,674.39                      2.49%
  7.001 -  7.500                                   3                   619,813.19                      3.89
  7.501 -  8.000                                  17                 2,520,071.02                     15.83
  8.001 -  8.500                                  25                 3,262,600.21                     20.50
  8.501 -  9.000                                  22                 2,189,671.46                     13.76
  9.001 -  9.500                                  14                 1,608,001.33                     10.10
  9.501 - 10.000                                  21                 2,141,520.43                     13.45
 10.001 - 10.500                                   8                   606,251.94                      3.81
 10.501 - 11.000                                   9                   735,968.26                      4.62
 11.001 - 11.500                                   3                   226,914.74                      1.43
 11.501 - 12.000                                   3                   455,900.83                      2.86
 12.001 - 12.500                                   1                   157,098.64                      0.99
 12.501 - 13.000                                   2                    71,694.29                      0.45
 13.001 - 13.500                                   3                    70,772.69                      0.44
 13.501 - 14.000                                   9                   309,968.42                      1.95
 14.001 - 14.500                                  22                   543,549.42                      3.42
----------------------------------    --------------------    ----------------------     -------------------------------
TOTAL                                            164               $15,916,471.26                    100.00%
                                      ====================    ======================     ===============================

Minimum:                    6.750%
Maximum:                   14.500%
Weighted Average:           9.323% (approximate)

                  UNDERWRITING STANDARDS FOR THE MORTGAGE LOANS

         All of the initial mortgage loans were originated or purchased by the seller in the ordinary course of business on a loan by loan basis directly from mortgage brokers and mortgage loan originators.

         The underwriting guidelines of the seller are intended to evaluate the credit history of the potential borrower, the capacity and willingness of the borrower to repay the loan and the adequacy of the collateral securing the loan. Each loan applicant completes an application that includes information with respect to the applicant's income, assets, liabilities and employment history. Prior to issuing an approval on the loan, the loan underwriter runs an independent credit report which provides detailed information concerning the payment history of the borrower on all of their debts to verify that the information submitted by the broker is still accurate and up to date. An appraisal is also required on all loans and in many cases a review appraisal or second appraisal may be required depending on the value of the property and the underwriter's comfort with the original valuation. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The properties securing the mortgage loans are generally appraised by qualified independent appraisers who are generally approved by the related originator. The mortgagor may also include information regarding verification of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been used for underwriting purposes.

         The underwriting guidelines include four levels of applicant documentation requirements, referred to as "Full Documentation," "Limited Documentation", "Stated Income", "No Documentation" and "No Income/No Asset." Under the Full Documentation program applicants generally are required to submit verification of employment and most recent pay stub or prior two years W-2 forms and most recent pay stub. Under the Limited Documentation program, no such verification is required, however, bank statements for the most recent consecutive 12-month period are required to evidence cash flow. If business bank statements are used in lieu of personal statements, an unaudited current profit loss statement must accompany the bank statements. Under the Stated Income program, an applicant may be qualified based on monthly income as stated in the loan application. Under the "No Documentation" program, an applicant provides no information as it relates to their income. Under the "No Income/No Asset" program, the applicant's income and assets are not verified, however the applicant's employment is verified. Mortgage loans originated under the "Limited Documentation" and "Stated Income" programs require less documentation and verification than do traditional "Full Documentation" programs. Given that the seller primarily lends to non-conforming borrowers, it places great emphasis on the ability of collateral to protect against losses in the event of default by borrowers.

         On a case-by-case basis, exceptions to the underwriting guidelines are made where the seller believes compensating factors exist. Compensating factors may consist of factors like length of time in residence, lowering of the borrower's monthly debt service payments, the loan-to-value ratio or combined loan-to-value ratio on the loan, as applicable, or other criteria that in the judgment of the loan underwriter warrants an exception. All loans in excess of $350,000 currently require the approval of the underwriting supervisor and all loans over $500,000 require the approval of the Chief Credit Officer. In addition, the President of the seller approves all loans in excess of $750,000.

         The initial mortgage loans were underwritten by the seller using the following categories and criteria for grading the credit history of potential borrowers and the maximum loan-to-value ratios and combined loan-to-value ratios allowed for each category.

                    AAA RISK        AARISK         A RISK         A- RISK         B RISK
                    --------        ------         ------         -------         ------
Mortgage History   No 30-day      Maximum one    Maximum one    Maximum two     Maximum three
                   late within    30-day late    30-day late    30-day late     30-day late
                   last 12 months within last    within last    within last 12  or one 60-day
                                  24 months.     12 months.     months.         late within
                                  (must be 0x30                                 last 12
                                  in the most                                   months.
                                  recent 12
                                  months).

Minimum FICO       640            520            520            520             520

Consumer Credit    Minimum 640    Maximum three  Maximum three  Maximum three   Maximum five
                   FICO.          30-day late    30-day late    30-day late     30-day late,
                                  within last    within last    and one 60-day  two 60-day
                                  24 months.     24 months.     late, or five   late, and one

                                                                30-day late     90-day late,
                                                                within last 12  or six 30-day
                                                                months.         late and
                                                                                three 60-day
                                                                                late within
                                                                                last 12
                                                                                months.

Bankruptcy         Chapter 7: 2   Chapter 7: 2   Chapter 7: 2   Chapter 7: 2    Chapter 7: 18
Filings            years since    years since    years since    years since     months since
                   discharge      discharge      discharge      discharge date. discharge
                   date.          date.          date.                          date.

                                                                Chapter 13: 1
                   Chapter 13: 2  Chapter 13: 2  Chapter 13: 2  year since      Chapter 13: 1
                   years since    years since    years since    discharge date. year since
                   discharge      discharge      discharge                      discharge
                   date.          date.          date.                          date.

Prior              36 Months      36 Months      36 Months      36 Months       24 Months
Foreclosure/
NOD

                       C RISK        C- RISK     FICO ENHANCED       ALT-A        FICO ONLY
                       ------        -------     -------------       -----        ---------
Mortgage History     Maximum five   Maximum two    No 30-day      No 30-day late  No 30-day
                     30-day late    90-day late    late within    within last 24  late within
                     or two 60-day  within last    last 12        months.         last 12
                     late within    12 months.     months.                        months.
                     last 12
                     months.



Minimum FICO         520            520            575            660             580

Consumer Credit      Maximum four   Discretionary  Established    Established     All adverse
                     60-day late,   Credit is                                     accounts
                     two 90-day     generally                                     satisfied.
                     late, or six   expected to

                     60-day late,   be late pay.
                     and one
                     90-day late
                     within last
                     12 months.



Bankruptcy           Chapter 7: 1   Chapter 7:     Chapter 7: 2   Chapter 7: 4    Chapter 7:
Filings              year since     discharged     years since    years since     discharged
                     discharge                     discharge      discharge date.
                     date.                         date.

                                    Chapter 13:                   Chapter 13: 4   Chapter 13:
                     Chapter 13:    No seasoning   Chapter 13: 2  years since     discharged.
                     12 month       required; buy  years since    discharge date.
                     satisfactory   out required.  discharge
                     pay history;.                 date.

Prior                24 Months      12 Months      24 Months      48 Months       12 Months
Foreclosure/
NOD

                    AAA RISK        AARISK         A RISK         A- RISK         B RISK
                    --------        ------         ------         -------         ------

Adverse Accounts   All adverse    All adverse    All adverse    All adverse     All adverse
                   accounts in    accounts in    accounts in    accounts in     accounts in
                   the last 24    the last 24    the last 24    the last 24     the last 24
                   months must    months must    months must    months not to   months not to
                   be satisfied.  be satisfied.  be satisfied.  exceed $1000.   exceed $2500.

Debt-to-Income     50%            50%            50%            50%             50%
Ratio

Maximum            97%            95%            90%            90%             85%
Loan-to-Value
Ratio

Maximum            100%           100%           100%           100%            100%
Combined
Loan-to-Value
Ratio

                       C RISK        C- RISK     FICO ENHANCED       ALT-A        FICO ONLY
                       ------        -------     -------------       -----        ---------

Adverse Accounts     All adverse    All Adverse    No open liens  No open liens   All adverse
                     accounts in    accounts in    or unpaid      or unpaid       accounts in
                     he last 24     the last 24    judgments.     judgments.      the last 24
                     months not to  months not to                                 months must
                     exceed $5000.  exceed $5000                                  be satisfied.

Debt-to-Income       55%            55%            50%            N/A%            50%
Ratio

Maximum              75%            65%            100%           95%             97%
Loan-to-Value
Ratio

Maximum              80%            80%            CLTV not to    CLTV not to     CLTV not to
Combined                                           exceed         exceed maximum  exceed
Loan-to-Value                                      maximum LTV    LTV for         maximum LTV
Ratio                                              for program.   program.        for program.

         Close attention is paid to geographic diversification in managing credit risk. The seller believes one of the best tools for managing credit risk is to diversify the markets in which it originates and purchases mortgage loans. The seller has established a diversification policy to be followed in managing this credit risk which states that no one market can represent a percentage of total mortgage loans owned by the seller higher than twice that market's percentage of the total national market share.

         Quality control reviews are conducted to ensure that all mortgage loans meet quality standards. The type and extent of the reviews depend on the production channel through which the mortgage loan was obtained and the characteristics of the mortgage loan. The seller reviews a high percentage of mortgage loans

         o   with principal balances in excess of $250,000,

         o   with non owner occupied properties,

         o   with loans that have been assigned a "C" or "C-" credit grade, or

         o   submitted by new brokers.

         The seller also performs appraisal reviews and compliance reviews as part of the quality control process to ensure adherence to state and federal regulations and quality underwriting.

PRIVATE MORTGAGE INSURANCE POLICIES

         Approximately 48.82% and 39.25% by principal balance of the Group I initial mortgage loans and the Group II initial mortgage loans, respectively, with a loan-to-value ratio in excess of 60% are covered by mortgage insurance policies issued by PMI Mortgage Insurance Company. PMI, an Arizona corporation with its administrative offices in San Francisco, California, is a private mortgage insurance company founded in 1972. PMI is rated "AA+" by S&P and "Aa2" by Moody's with respect to its claims-paying ability. Approximately 41.84% of the Group I initial mortgage loans and approximately 49.47% by principal balance of the Group II initial mortgage loans with a loan-to-value ratio in excess of 60% are covered by mortgage insurance policies issued by Mortgage Guaranty Insurance Corporation. Mortgage Guaranty Insurance Corporation is a Wisconsin corporation, founded in 1985, that is a private mortgage insurance company with its administrative offices located in Milwaukee, Wisconsin. Mortgage Guaranty Insurance Corporation is rated "AA+" by S&P and "Aa2" by Moody's with respect to its claims paying ability. The remainder of the initial mortgage loans will not be covered by a mortgage insurance policy or are below the 60% LTV coverage limit.

         The servicer follows specified procedures for making a claim on an insured mortgage loan. When an insured mortgage loan becomes materially delinquent and satisfactory arrangements to bring the loan current are not made, the servicer will initiate foreclosure proceedings. The servicer is required to file a claim with the mortgage insurer no later than 60 days after the earlier of acquiring marketable title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by the servicer is incomplete, within 20 days of receipt of a claim the mortgage insurer is required to notify the servicer of all items needed to perfect the claim. If no notice of deficiency is sent by the mortgage insurer within such 20-day period, then the claim will be deemed to be a perfected claim as of the date of receipt. Subject to the conditions and exclusions of the mortgage insurance policy, the mortgage insurer is required to process and pay a perfected claim within 60 days.

         Each mortgage insurance policy insures a portion of the loss on the related mortgage loan to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to

51% or 55% of the original loan-to-value ratio of such mortgage loan, as more fully described in the applicable policy. Under the mortgage insurance policies, the mortgage insurer covers an amount generally equal to, at the option of the mortgage insurer, either:

         o the outstanding principal balance of the mortgage loan, together with certain accrued interest due on the mortgage loan and certain advances made by the servicer (such as hazard insurance, taxes, maintenance expenses and foreclosure costs), reduced by certain amounts such as escrow deposits (collectively, the "Claim Amount"), in which case the mortgage insurer would take title to the related mortgaged property, or

         o an amount equal to the product of (i) the Claim Amount and (ii) the coverage percentage specified in the mortgage insurance policy, in which case the issuer would retain title to (and the proceeds obtained in a foreclosure and sale of) the mortgaged property.

         The coverage percentage is a percentage equal to (i) the original loan-to-value ratio of the mortgage loan (expressed as a percentage) minus either 51% or 55%, as set forth in the applicable policy, divided by (ii) the original loan-to-value ratio of the mortgage loan (expressed as a percentage). Thus, the covered portion of any loss will be different depending upon the original loan-to-value ratio of the mortgage loan. Mortgage loans with higher original loan-to-value ratios will have a higher coverage percentage and mortgage loans with lower original loan-to-value ratios will have a lower coverage percentage.

         Each mortgage loan covered by a mortgage insurance policy is covered by the mortgage insurance policy for losses up to the policy limits, although the mortgage insurance policy will not cover special hazard, bankruptcy, fraud losses, losses caused by a borrower's failure to make a balloon payment, and certain other types of losses as described in the policy. Claims on insured mortgage loans will reduce uninsured exposure to an amount equal to either 51% or 55%, as set forth in the applicable policy, of the lesser of the appraised value or purchase price, as the case may be, of the related mortgaged property, in each case, at the time of the applicable effective date of the mortgage insurance policy.

         Claims payments under a mortgage insurance policy will be made to the servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan. Premiums payable on the mortgage insurance policies will be paid monthly by the servicer with funds withdrawn from the collection account with respect to the related mortgage loans.

ADDITIONAL INFORMATION

         Prior to the issuance of the certificates, certain of the initial mortgage loans may be removed from the trust estate as a result of incomplete documentation or otherwise, if the company deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates. The company believes that the information set forth herein will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the mortgage pool may vary, although such variance will not be material.

                                   THE SELLER

         The Seller, NovaStar Mortgage, Inc., is a Virginia corporation and a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation.

         The seller originates non-conforming residential mortgage loans through a network of unaffiliated wholesale loan brokers. The seller utilizes a network of approximately 6,400 wholesale loan brokers in 50 different states. In addition, the seller services loans nationwide, and is licensed to do business as a foreign corporation in 50 states. The seller's principal executive offices are located at 1900 W. 47th Place, Suite 205, Westwood, Kansas 66205. The principal office for the seller's mortgage lending operations are in Irvine, California, with a second office in Cleveland, Ohio. The seller is an approved HUD lender.

         NovaStar Financial has guaranteed the seller's obligations with respect to the representations and warranties respecting the mortgage loans and the remedies for any breach thereof that are assigned to the trustee for the benefit of the certificateholders. See "NovaStar Financial" below. NovaStar Financial and the seller have only limited assets available to perform the repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the seller and NovaStar Financial continue to originate, acquire and sell mortgage loans. There can be no assurance that either the seller or NovaStar Financial will generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the certificates should consider the possibility that the seller or NovaStar Financial will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of mortgage loans are required to be repurchased due to breaches of representations and warranties.

         NovaStar Mortgage will also act as the servicer of the mortgage loans. See "Description of the Servicing Agreement--The Servicer" herein.

                          THE CONVERTED LOAN PURCHASER

         NovaStar Capital, Inc., a Delaware corporation, is a wholly- owned subsidiary of NFI Holding Corporation and an affiliate of the seller. The converted loan purchaser's principal executive offices are located at 1900 W. 47th Place, Suite 205, Westwood, Kansas 66205.

         The converted loan purchaser will purchase from the trustee each converted mortgage loan. See "The Pooling and Servicing Agreement--Servicing Sale of Converted Mortgage Loans" herein.

                               NOVASTAR FINANCIAL

         NovaStar Financial, Inc. was incorporated in the State of Maryland on September 13, 1996. The common stock of NovaStar Financial is registered under the Securities Act of 1933 and traded on the New York Stock Exchange. NovaStar Financial is subject to the reporting requirements of the Securities and Exchange Act of 1934, and in accordance therewith, files reports and other information with the Commission.

         NovaStar Financial is a specialty finance company that:

         o originates, acquires, and services residential non-conforming mortgage loans;

         o leverages its assets using bank warehouse lines and repurchase agreements;

         o issues securities through special purpose subsidiaries to finance its non-conforming mortgage loans on a long-term basis;

         o purchases high quality mortgage securities in the secondary mortgage market; and

         o manages the resulting combined portfolio of mortgage loans in its structure as a real estate investment trust (a "REIT").

         NovaStar Financial has elected to be taxed for federal income tax purposes as a REIT. As a result, NovaStar Financial is generally not subject to federal income tax to the extent that it distributes its earnings to stockholders and maintains its qualifications as a REIT. The principal executive offices of NovaStar Financial are at 1901 W. 47th Place, Suite 105, Westwood, Kansas 66205.

                                   THE COMPANY

         NovaStar Mortgage Funding Corporation, a Delaware corporation, was incorporated in the State of Delaware on January 7, 1998. The company is a wholly-owned subsidiary of the seller.

         The seller will convey the initial mortgage loans and the related mortgage insurance policies to the company, who will in turn convey the initial mortgage loans and the related mortgage insurance policies to the trustee.

                                   THE TRUSTEE

         JPMorgan Chase Bank will act as trustee and as successor servicer. A copy of the pooling and servicing agreement will be provided by the trustee upon written request. Requests should be addressed to the trustee at the JPMorgan Chase Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001,
Attention: NovaStar Mortgage Funding Trust, Series 2002-2. As the successor servicer, the trustee shall assume the function of servicer if NovaStar Mortgage, Inc. has been removed as such and another successor servicer has not been appointed under the pooling and servicing agreement.

                          THE CERTIFICATE ADMINISTRATOR

         Wachovia Bank, N.A., a national banking association, will act as certificate administrator. In its capacity as certificate administrator, Wachovia Bank, N.A. shall perform certain administrative functions on behalf of the trustee and shall act as the initial certificate registrar, initial paying agent and custodian.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued pursuant to a pooling and servicing agreement among the company, the servicer, the trustee and the certificate administrator.

         The trust will issue:

         o the class A-1 certificates and the class A-2 certificates (collectively, the "class A certificates");

         o the class M-1 certificates, the class M-2 certificates and the class M-3 certificates (collectively, the "mezzanine certificates");

         o   the class B certificates;

         o   the class AIO certificates;

         o   the class I certificates;

         o   the class O certificates;

         o   the class P certificates; and

         o   the residual certificates.

         The class A certificates, the mezzanine certificates, the class B certificates, the class AIO certificates, the class I certificates, the class P certificates, the class O certificates and the residual certificates are collectively referred to as the "certificates." The class A certificates, the class AIO certificates, the mezzanine certificates and the class P certificates are the "offered certificates" which are offered hereby. Only the class A certificates and the mezzanine certificates are being purchased by the underwriters, and are the "underwritten certificates".

         The mezzanine certificates, the class B certificates and the class O certificates are collectively referred to as the "subordinate certificates".

         The class A certificates, the mezzanine certificates and the class P certificates will have the original certificate principal balances specified on the cover, subject to a permitted variance of plus or minus five percent. The class P certificates will be entitled to all prepayment penalties received in respect of the mortgage loans and such amounts will not be available for distribution to the holders of the other offered certificates. The class P certificates will be entitled to receive a payment of principal equal to $100 on the earlier of the 35th distribution date and the distribution date on which the aggregate certificate balance of the class A certificates are reduced to zero.

         The class AIO certificates represent the right to receive excess interest, which is the interest due on the mortgage loans in excess of the administrative fees and the certificate interest on the offered certificates, the class I certificates and the class B certificates. The class I certificates represent the right to receive payments of interest on a notional amount and are senior to all other classes of certificates. The class B certificates are a subordinate class, and represent the right to receive payments of principal and interest as described herein. The class O certificates are a subordinate class, and represent the overcollateralization amount.

         The offered certificates will be issued in book-entry form as described below. The offered certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof. The assumed final maturity date for the certificates is the distribution date in March 2033.

         The certificates will be backed by the trust fund created by the pooling and servicing agreement (which may include one or more subtrusts), which consists of the following:

         o   the mortgage loans;

         o collections in respect of principal and interest of the mortgage loans received after the cut-off date (other than payments due on or before the cut-off date);

         o the amounts on deposit in the collection account, including the payment account in which amounts are deposited prior to payment to the certificateholders;

         o the mortgage insurance policies and certain other insurance policies maintained by the mortgagors or by or on behalf of the servicer or any subservicer;

         o   an assignment of the company's rights under the purchase agreement;

         o   certain hedging agreements (which are not part of the REMIC);

         o   the trustee's rights under the converted loan purchase agreement;
             and

         o   proceeds of the above.

PAYMENTS

         Payments on the certificates will be made by the paying agent on each "distribution date," which is the 25th day of each month or, if such day is not a business day, then the next succeeding business day, commencing on July 25, 2002. Payments on the certificates will be made to the persons in whose names such certificates are registered on the record date. The record date is the business day prior to the related distribution date. The record date for the initial distribution date is July 24, 2002. Payments will be made by check or money order and mailed (or upon the request, at least five business days prior to the related record date by wire transfer) to the address of the holder (which, in the case of book-entry certificates, will be DTC or its nominee) as it appears on the certificate register on the related record date. However, the final payment in respect of the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to holders of such final payment. A "business day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York, California or Kansas, or in the city in which the corporate trust office of the trustee or the certificate administrator are located, is required or authorized by law to be closed.

CERTIFICATES SUPPORTED BY EACH GROUP

         The class A-1 certificates primarily represent interests in the Group I mortgage loans, with a contingent right to receive certain amounts from the Group II mortgage loans, as described herein. The class A-2 certificates primarily represent interests in the Group II mortgage loans, with a contingent right to receive certain amounts from the Group I mortgage loans, as described herein. The class AIO certificates, the mezzanine certificates, the class B certificates, the class I certificates, the class O certificates and the class P certificates represent interests in both the Group I mortgage loans and the Group II mortgage loans.

AVAILABLE FUNDS

         The available funds for each distribution date will equal the amount received by the certificate administrator and available in the payment account on that distribution date. The available funds will generally be equal to the sum of, net of administrative fees and amounts reimbursable to the servicer, the following amounts:

         o the aggregate amount of scheduled payments on the mortgage loans due on the prior due date and received on or prior to the determination date;

         o miscellaneous fees and collections, including assumption fees and prepayment penalties, but excluding late fees;

         o any unscheduled payments and receipts, including mortgagor prepayments on the mortgage loans, received during the prior prepayment period and proceeds of repurchases, and adjustments in the case of substitutions and terminations, net liquidation proceeds, insurance proceeds, proceeds from any mortgage insurance policy and proceeds from the sale of converted mortgage loans; and

         o   all advances made for that distribution date.

         For any distribution date, the due date is the first day of the month in which the distribution date occurs, and the determination date is the 15th day of the month in which the distribution date occurs, or if such day is not a business day, the immediately preceding business day.

INTEREST PAYMENTS ON THE CERTIFICATES

         On each distribution date, the holders of each class of certificates will be entitled to receive an interest payment amount equal to interest accrued on the related certificate principal balance (or notional balance, as the case may be) immediately prior to such distribution date at the related pass-through rate for the related accrual period reduced for certain shortfalls as described herein.

         The pass-through rate for each class and distribution date is the lesser of: (1) the formula rate for that class and distribution date and (2) the available funds cap rate for that distribution date.

         The formula rate for each class of underwritten certificates is as follows:

Prior to the first distribution date to occur after the clean-up call date.

                  Class                                     Rate
                  -----                                     ----
                  A-1                                       LIBOR plus 0.270%
                  A-2                                       LIBOR plus 0.290%
                  M-1                                       LIBOR plus 0.750%
                  M-2                                       LIBOR plus 1.350%
                  M-3                                       LIBOR plus 1.800%

On or after the first distribution date to occur after the clean-up call date.

                  Class                                     Rate
                  -----                                     ----
                  A-1                                       LIBOR plus 0.540%
                  A-2                                       LIBOR plus 0.580%
                  M-1                                       LIBOR plus 1.125%
                  M-2                                       LIBOR plus 2.025%
                  M-3                                       LIBOR plus 2.700%

The "available funds cap rate" for each distribution date is the percentage equivalent of a fraction, the numerator of which is equal to the Interest Remittance Formula Amount less the Class I Monthly Interest Distributable Amount for that distribution date and less the administrative fees for that distribution date, and the denominator of which is the product of (1) the actual number of days in the related accrual period, divided by 360 and (2) the aggregate certificate principal balance of the offered certificates and the class B certificates immediately prior to that distribution date.

         With respect to each class of underwritten certificates and the class B certificates and any distribution date, to the extent that the amount of interest paid to a class is reduced because the formula rate exceeds the available funds cap rate (such excess amount, the related "Available Funds Cap Shortfall") such amount will be paid to such class on that same distribution date out of the supplemental interest trust to the extent of funds available.

         If the funds in the supplemental interest trust (as described below) on a distribution date are insufficient to pay the Available Funds Cap Shortfall for that same distribution date, the remaining unpaid amount shall be carried forward and distributed, to the extent of funds available, (together with interest on that amount at the related formula rate applicable from time to time) on future distribution dates.

         Interest on the certificates will accrue during each accrual period. The accrual period is the period from the prior distribution date through and including the day preceding the related distribution date. In the case of the first distribution date, interest begins to accrue on the closing date. Interest will accrue on the basis of the actual number of days in the accrual period and a 360 day year.

SUPPLEMENTAL INTEREST TRUST

         The underwritten certificates and the class B certificates are entitled to payments from the supplemental interest trust on each distribution date that an Available Funds Cap Shortfall exists. On each distribution date through and including May 25, 2005 (such date the "Class I Termination Date"), funds deposited into the supplemental interest trust will equal the sum of (i) any payments received under the six swap agreements described below, (ii) the Class I Monthly Interest Distributable Amount, and (iii) the Class AIO Monthly Interest Distributable Amount.

         On each distribution date commencing on June 25, 2005, funds deposited into the supplemental interest trust will equal the Class AIO Monthly Interest Distributable Amount.

         On each distribution date, from the aggregate amounts on deposit in the supplemental interest trust, the certificate administrator, on behalf of the trustee, will make the following distributions in the following order of priority:

         (i) first, to each swap counterparty its respective swap amount for such distribution date;

         (ii) second, the sum of (x) any Available Funds Cap Shortfall arising on such distribution date, and (y) any Available Funds Cap Shortfall not paid on prior distribution dates, to the underwritten certificates and class B certificates in the following order of priority: concurrently to class A-1 certificates and class A-2 certificates, and then sequentially to the class M-1 certificates, class M-2 certificates, class M-3 certificates and class B certificates; and

         (iii) third, any remaining amounts will be paid to the holders of the class AIO certificates.

         A "swap amount" for any distribution date prior to the Class I Termination Date is the excess of (x) the product of (i) the related fixed rate of interest, (ii) 30 divided by 360 and (iii) the related notional amount over
(y) the product of (i) LIBOR, (ii) the actual number of days elapsed in the related Accrual Period divided by 360 and (iii) the related notional amount (so long as such calculation results in a positive number). If the calculation mentioned above results in a negative number, the supplemental interest trust will be entitled to receive from the related swap counterparty the absolute value of such negative number. The swap agreements have terms and maturities as follows:

                    SUMMARY OF INTEREST RATE SWAP AGREEMENTS

                                                  Notional
          Swap Counterparty                      Amount ($)             Fixed Rate (%)              Maturity Date
----------------------------------------      ----------------      ------------------          -------------------------
Credit Suisse First Boston                       25,000,000               3.2175                      November 25, 2003
International
Credit Suisse First Boston                       75,000,000               3.5770                           May 25, 2004
International
Credit Suisse First Boston                       25,000,000               3.8100                      November 25, 2004
International
Credit Suisse First Boston                       25,000,000               4.1350                           May 25, 2005
International
Morgan Stanley Capital Services Inc.             25,000,000               3.8490                      December 25, 2003
Morgan Stanley Capital Services Inc.             25,000,000               4.4878                      December 25, 2004


         The trustee will release a portion of its interest in the swap agreements to the seller or NovaStar Financial, Inc. (in increments of $25 million in aggregate notional balance) each time the aggregate notional balance of the swap agreements exceeds the aggregate Certificate Balance of the underwritten certificates and class B certificates (if such class B certificates are held by an entity unrelated to the seller). If such release occurs, either NovaStar Financial, Inc. or NovaStar Mortgage, Inc. as the case may be, will pay the related swap amount with respect to the released notional amount. The trustee will not receive any payments on any released portion of a swap agreement following the release.

INTEREST ALLOCATIONS

         On each distribution date the certificate administrator, on behalf of the trustee, will first distribute the prepayment penalties collected on the Group I mortgage loans and the Group II mortgage loans during the prior prepayment period to the holders of the class P certificates. After making that distribution, the certificate administrator, on behalf of the trustee, will apply that portion of the remaining available funds, pro rata from the Group I and Group II mortgage loans, which represents the Interest Remittance Amount for that distribution date to the payment of any administrative fees of the trust which are due on that distribution date, and the certificate administrator, on behalf of the trustee, will then apply the remaining Interest Remittance Amount to the payment of interest then due on the certificates in the following order of priority:

         (i) first, payable from both the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, to the holders of the class I certificates, the Class I Monthly Interest Distributable Amount;

         (ii) second, concurrently, with equal priority of payment:

               (A) payable solely from the Group I Interest Remittance Amount for that distribution date or, to the extent that the Group I Interest Remittance Amount is less than the related Monthly Interest Distributable Amount, from the Group II Cross Collateralization Amount for that distribution date, to the holders of the class A-1 certificates, the unpaid portion of Monthly Interest Distributable Amount for class A-1;

               (B) payable solely from the Group II Interest Remittance Amount for that distribution date or, to the extent that the Group II Interest Remittance Amount is less than the related Monthly Interest Distributable Amount, from the Group I Cross Collateralization Amount for that distribution date, to the holders of the class A-2 certificates, the unpaid portion of Monthly Interest Distributable Amount for class A-2; and

               (C) payable from both the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, to the holders of the class AIO certificates, the Class AIO Monthly Interest Distributable Amount;

         (iii) third, payable from both the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, to the holders of the class M-1 certificates, the Monthly Interest Distributable Amount for class M-1;

         (iv) fourth, payable from both the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, to the holders of the class M-2 certificates, the Monthly Interest Distributable Amount for class M-2;

         (v) fifth, payable from both the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, to the holders of the class M-3 certificates, the Monthly Interest Distributable Amount for class M-3.

         (vi) sixth, payable from both the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, to the holders of the class B certificates, the Monthly Interest Distributable Amount for class B; and

         (vii) seventh, payable from both the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, to the holders of the residual certificates, any remainder.

         On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be applied to reduce the Monthly Interest Distributable Amounts with respect to the class A-1, class A-2, class M-1, class M-2, class M-3 and class B certificates on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

PRINCIPAL ALLOCATIONS

         On each distribution date (a) prior to the Crossover Date or (b) on which a Trigger Event is in effect, the holders of each class of certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Remittance Amount in the following amounts and order of priority:

         (i) first, concurrently, with equal priority of payment:

               (A) payable solely from the Group I Principal Remittance Amount, to the holders of the class A-1 certificates, the entire amount of the Group I Principal Remittance Amount, until the Certificate Balance of the class A-1 certificates has been reduced to zero; and

               (B) payable solely from the Group II Principal Remittance Amount, to the holders of the class A-2 certificates, the entire amount of the Group II Principal Remittance Amount, until the Certificate Balance of the class A-2 certificates has been reduced to zero (except that only on the Class P Principal Distribution Date, the Certificate Balance of the class P certificates shall first be paid from the Group II Principal Remittance Amount to the holders of the class P certificates);

         (ii) second, concurrently, with equal priority of payment:

               (A) if the Certificate Balance of the class A-1 certificates has been reduced to zero, then to the holders of the class A-2 certificates, the amount of any remaining Group I Principal Remittance Amount, until the Certificate Balance of the class A-2 certificates has been reduced to zero; and

               (B) if the Certificate Balance of the class A-2 certificates has been reduced to zero, then to the holders of the class A-1 certificates, the amount of any remaining Group II Principal Remittance Amount, until the Certificate Balance of the class A-1 certificates has been reduced to zero;

         (iii) third, payable from both the Group I Principal Remittance Amount and the Group II Principal Remittance Amount, to the holders of the class M-1 certificates, the entire remaining amount of the Principal Remittance Amount until the Certificate Balance of the class M-1 certificates has been reduced to zero;

         (iv) fourth, payable from both the Group I Principal Remittance Amount and the Group II Principal Remittance Amount, to the holders of class M-2 certificates, the entire remaining amount of the Principal Remittance Amount until the Certificate Balance of the class M-2 certificates has been reduced to zero;

         (v) fifth, payable from both the Group I Principal Remittance Amount and the Group II Principal Remittance Amount, to the holders of the class M-3 certificates, the entire remaining amount of the Principal Remittance Amount until the Certificate Balance of the class M-3 certificates has been reduced to zero;

         (vi) sixth, payable from both the Group I Principal Remittance Amount and the Group II Principal Remittance Amount, to the holders of the class B certificates, the entire remaining amount of the Principal Remittance Amount until the Certificate Balance of the class B certificates has been reduced to zero;

         (vii) seventh, payable from both the Group I Principal Remittance Amount and the Group II Principal Remittance Amount, to the holders of the class O certificates, the entire remaining amount of the Principal Remittance Amount until the Certificate Balance of the class O certificate has been paid; and

         (viii) eighth, payable from both the Group I Principal Remittance Amount and the Group II Principal Remittance Amount, to the holders of the residual certificates, any remainder.

         On each distribution date (a) on or after the Crossover Date and (b) on which a Trigger Event is not in effect, the holders of each class of certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Remittance Amount in the following amounts and order of priority:

         (i) first, concurrently, with equal priority of payment:

               (A) payable solely from the Group I Principal Remittance Amount, to the holders of the class A-1 certificates, the Class A-1 Principal Distribution Amount, until the Certificate Balance of the class A-1 certificates has been reduced to zero; and

               (B) payable solely from the Group II Principal Remittance Amount, to the holders of the class A-2 certificates, the Class A-2 Principal Distribution Amount, until the Certificate Balance of the class A-2 certificates has been reduced to zero (except that only on the Class P Principal Distribution Date the Certificate Balance of the class P certificates shall first be paid to the holders of the class P certificates);

         (ii) second, concurrently, with equal priority of payment:

               (A) if the Group I Principal Remittance Amount was insufficient to pay the Class A-1 Principal Distribution Amount, then payable from the remaining Group II Principal Remittance Amount, to the holders of the class A-1 certificates, the unpaid portion of the Class A-1 Principal Distribution Amount; and

               (B) if the Group II Principal Remittance Amount was insufficient to pay the Class A-2 Principal Distribution Amount, then payable from the remaining Group I Principal Remittance Amount, to the holders of the class A-2 certificates the unpaid portion of the Class A-2 Principal Distribution Amount.

         (iii) third, payable from both the Group I Principal Remittance Amount and the Group II Principal Remittance Amount, to the holders of the class M-1 certificates, the Class M-1 Principal Distribution Amount, until the Certificate Balance of the class M-1 certificates has been reduced to zero;

         (iv) fourth, payable from both the Group I Principal Remittance Amount and the Group II Principal Remittance Amount, to the holders of the class M-2 certificates, the Class M-2 Principal Distribution Amount, until the Certificate Balance of the class M-2 certificates has been reduced to zero;

         (v) fifth, payable from both the Group I Principal Remittance Amount and the Group II Principal Remittance Amount, to the holders of the class M-3 certificates, the Class M-3 Principal Distribution Amount, until the Certificate Balance of the class M-3 certificates has been reduced to zero;

         (vi) sixth, payable from both the Group I Principal Remittance Amount and the Group II Principal Remittance Amount, to the holders of the class B certificates, the Class B Principal Distribution Amount, until the Certificate Balance of the class B certificates has been reduced to zero;

         (vii) seventh, payable from both the Group I Principal Remittance Amount and the Group II Principal Remittance Amount, to the holders of the class O certificates, the Principal Distribution Amount for the class O certificates, until the Certificate Balance of the class O certificates has been paid;

         (viii) eighth, payable from both the Group I Principal Remittance Amount and the Group II Principal Remittance Amount, to the holders of the residual certificates, any remainder.

         The allocation of principal with respect to the class A certificates on each distribution date prior to the Crossover Date or on which a Trigger Event has occurred will have the effect of accelerating the amortization of the class A certificates while, in the absence of realized losses, increasing the relative proportion of the trust's assets represented by the mezzanine certificates, the class B certificates and the class O certificates. Increasing the relative proportion of the trust's assets in the mezzanine certificates, the class B certificates and the class O certificates relative to that of the class A certificates is intended to preserve the availability of the subordination provided by the mezzanine certificates, the class B certificates and the class O certificates.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the class A certificates and class AIO certificates consists of subordination, as described below, and overcollateralization, as described under "Description of the Certificates--Overcollateralization Provisions, Allocation of Losses", mortgage insurance, as described in "Description of the Mortgage Pool--Private Mortgage Insurance Policies" and cross-collateralization, as described under "Description of the Certificates - Cross-Collateralization Provisions."

         The rights of the holders of the class I certificates are senior to all other certificates. The rights of the holders of the subordinate certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the class A certificates, class AIO certificates and the class I certificates. The subordinate certificates include the mezzanine, class B and class O certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the class A certificates, class AIO certificates and the class I certificates of the full amount of their scheduled monthly payments of interest and principal, as applicable, and to afford such holders protection against realized losses.

         The protection afforded to the holders of the class A certificates, class AIO certificates and class I certificates by means of the subordination of the subordinate certificates will be accomplished by (i) the preferential right of the holders of the class A certificates, class AIO certificates and class I certificates to receive on any distribution date, prior to distribution on the subordinate certificates, distributions in respect of interest and principal, as applicable, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the class A certificates, class I certificates and class AIO certificates to future distributions of amounts that would otherwise be payable to the holders of the subordinate certificates.

         The rights of the holders of mezzanine certificates with lower numerical class designations will be senior to the rights of the holders of mezzanine certificates with higher numerical class designations, and the rights of the holders of the mezzanine certificates to receive distributions in respect of the mortgage loans will be senior to the rights of the holders of the class B certificates.

         In addition, the rights of the holders of the class B certificates will be senior to the rights of the holders of the class O certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford such holders protection against realized losses.

OVERCOLLATERALIZATION PROVISIONS, ALLOCATION OF LOSSES

         The trust will initially have an overcollateralization level of approximately 1.75%, meaning that the initial aggregate Certificate Balance of the class A certificates, mezzanine certificates and class B certificates equals approximately 98.25% of the aggregate principal balance of the closing date mortgage loans.

         The dollar amount of the difference between the aggregate principal balance of the mortgage loans and the aggregate Certificate Balance of the class A certificates, mezzanine certificates and class B certificates is the "Overcollateralization Amount". Realized losses on the mortgage loan pool will be allocated to the Overcollateralization Amount until it is reduced to zero. The Overcollateralization Amount is represented by the class O certificates, which will receive distributions of that portion of the Principal Remittance Amount not required to be distributed to any other class.

         The Overcollateralization Amount, if reduced, will not thereafter be increased through the application of "excess interest", or otherwise.

         Any realized losses on the mortgage loans will be allocated:

         (i) first, to the Overcollateralization Amount, which is represented by the class O certificates,

         (ii)  second, to the class B certificates,

         (ii)  third, to the class M-3 certificates,

         (iv)  fourth, to the class M-2 certificates, and

         (v)   fifth, to the class M-1 certificates,

         The pooling and servicing agreement does not permit the allocation of realized losses to the class A certificates. Furthermore, the pooling and servicing agreement does not permit the allocation of realized losses to the class AIO, the class I or class P certificates except that realized losses will have the effect of reducing the outstanding principal balance on the mortgage loans, which will reduce the amount of interest available for payment to the class AIO certificates.

         Once realized losses have been allocated to the class O certificates, the mezzanine certificates or to the class B certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts thereafter be reinstated.

         Any allocation of a realized loss to a class of certificates will be made by reducing that certificate's Certificate Balance by the amount allocated to that class as of the distribution date in the month following the calendar month in which the realized loss was incurred.

         The Group I mortgage loans primarily support the class A-1 certificates. The Group II mortgage loans primarily support the class A-2 certificates. Both groups of mortgage loans provide support to the class I certificates, mezzanine certificates, class P certificates, class B certificates and class AIO certificates. To the extent that available funds from one group of mortgage loans are insufficient to make a required payment of interest to its related class A certificates, then any remaining available funds from the other group, after payment of interest to its related class A certificates, may be used to make such required payment. Likewise, remaining funds from a group after making the required payment of principal to its related class A certificates may be used to make required principal payments on the other class A certificates.

DEFINITIONS

         The "Certificate Balance" of any class A certificate, mezzanine certificate or class B certificate immediately prior to any distribution date will be equal to the Certificate Balance of that certificate on the Closing Date reduced by the sum of all amounts actually distributed as principal to that class and realized losses allocated to that certificate on all prior distribution dates. The "Certificate Balance" of the class O certificates as of any date of determination is equal to the Overcollateralization Amount on that date.

         The "Class A Principal Distribution Amount" is an amount equal to the excess of (x) the aggregate Certificate Balance of the class A certificates immediately prior to that distribution date over (y) the lesser of (A) the product of (i) 81.00% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $1,550,000.

         The "Class A-1 Principal Distribution Amount" means for any distribution date the product of (i) the Class A Principal Distribution Amount for such distribution date and (ii) the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such distribution date and the denominator of which is (y) the Principal Remittance Amount for such distribution date.

         The "Class A-2 Principal Distribution Amount" means for any distribution date the product of (i) the Class A Principal Distribution Amount for such distribution date, (ii) the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such distribution date, and the denominator of which is (y) the Principal Remittance Amount for such distribution date.

         The "Class AIO Current Interest" as of any distribution date is equal to the excess of (x) the Interest Remittance Formula Amount for that distribution date less (y) the sum of the administrative fees, the Current Interest for the class A-1 certificates, the class A-2 certificates, the class M-1 certificates, the class M-2 certificates, the class M-3 certificates, the class B certificates and the Class I Monthly Interest Distributable Amount for such distribution date.

         The "Class AIO Monthly Interest Distributable Amount" means, for any distribution date, the sum of (1) the Class AIO Unpaid Interest Shortfall Amount for that distribution date and (2) the Class AIO Current Interest for that distribution date. In the event of a shortfall in the full amount necessary to pay both the Class AIO Unpaid Interest Shortfall Amount and the Class AIO Current Interest Amount, the available funds will be applied first to the Class AIO Unpaid Interest Shortfall Amount and then to the Class AIO Current Interest.

         The "Class AIO Pass-Through Rate" means, for any distribution date, the percentage equivalent of a fraction, the numerator of which is equal to the Class AIO Current Interest for that distribution date and the denominator of which is the product of (1) the actual number of days in the related accrual period, divided by 360 and (2) the aggregate principal balance of the mortgage loans as of the first day of the related due period.

         The "Class AIO Unpaid Interest Shortfall Amount" means (i) for the first distribution date, zero and (ii) for any distribution date after the first distribution date, the amount, if any, by which (a) the Class AIO Monthly Interest Distributable Amount on the immediately preceding distribution date exceeds (b) the aggregate amount distributed to the holders of the class AIO certificates on such preceding distribution date, plus interest on that amount, at the Class AIO Pass-Through Rate for the related accrual period plus any Supplemental Interest Payment made on the immediately preceding distribution date.

         The "Class B Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount and the Class A-2 Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount on such distribution date), and (iii) the Certificate Balance of the class B certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) 96.50% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $1,550,000.

         The "Class I Monthly Interest Distributable Amount" shall mean, on each distribution date, the following: Commencing on the first Distribution Date through and including the Distribution Date in November 2003, an amount equal to the (positive) product of (x) 3.7788% minus one-month LIBOR (on an actual/360 basis), and (y) a $200,000,000 notional amount. For the Distribution Date in December 2003, an amount equal to the (positive) product of (x) 3.8590% minus one-month LIBOR (on an actual/360 basis), and (y) a $175,000,000 notional amount. For the Distribution Date commencing in January 2004 through and including May 2004, an amount equal to the (positive) product of (x) 3.8606% minus one-month LIBOR (on an actual/360 basis), and (y) a $150,000,000 notional amount. For the Distribution Date commencing in June 2004 through and including November 2004, an amount equal to the (positive) product of (x) 4.1443% minus one-month LIBOR (on an actual/360 basis), and (y) a $75,000,000 notional amount. For the Distribution Date in December 2004, an amount equal to the (positive) product of (x) 4.3114% minus one-month LIBOR (on an actual/360 basis), and (y) a $50,000,000 notional amount. For the Distribution Date commencing in January 2005 through and including the final Distribution Date for the class I certificate, which shall be the Distribution Date in May 2005, an amount equal to the (positive) product of (x) 4.1350% minus one-month LIBOR (on an actual/360 basis), and (y) a $25,000,000 notional amount. In the event that the Class I Monthly Interest Distributable Amount is not a positive number, no payment will be made in respect of the Class I Monthly Interest Distributable Amount.

         The "Class M-1 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount and the Class A-2 Principal Distribution Amount on such distribution date) and (ii) the Certificate Balance of the class M-1 certificates immediately prior to such distribution date over (y) the lesser of
(A) the product of (i) 86.50% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $1,550,000.

         The "Class M-2 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount and the Class A-2 Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (iii) the Certificate Balance of the class M-2 certificates immediately prior to that distribution date over (y) the lesser of (A) the product of (i) 91.00% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $1,550,000.

         The "Class M-3 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount and the Class A-2 Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such date) and (iv) the Certificate Balance of the class M-3 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) 94.50% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $1,550,000.

         The "Class P Monthly Distribution Amount" for a distribution date is an amount equal to all prepayment penalties received on the mortgage loan pool during the prior prepayment period.

         The "Class P Principal Distribution Date" is the earlier of (i) the 35th distribution date and (ii) the distribution date on which the aggregate Certificate Balance of the class A certificates is reduced to zero.

         The "Credit Enhancement Percentage" for any distribution date is the percentage obtained by dividing (x) the aggregate Certificate Balance of the subordinate certificates by (y) the aggregate principal balance of the mortgage loans on such distribution date.

         The "Crossover Date" means the earlier to occur of (i) the distribution date on which the aggregate certificate balance of the class A certificates is reduced to zero; and (ii) the later to occur of (x) the distribution date in the 37th period and (y) the first distribution date on which the credit enhancement percentage for the class A certificates (calculated for this purpose only after taking into account distributions of principal on the mortgage loans but prior to the principal distributions to the certificates) is greater than or equal to 19.00%.

         The "Current Interest" for any distribution date and each class of offered certificates equals the amount of interest accrued during the related accrual period at the related pass-through rate on the Certificate Balance of such class immediately prior to such distribution date, in each case, reduced by any prepayment interest shortfalls allocated to that class and shortfalls resulting from the application of the Relief Act (allocated to each certificate based on its respective entitlements to interest irrespective of any prepayment interest shortfalls or shortfalls resulting from the application of the Relief Act for that distribution date).

         A mortgage loan is "delinquent" if any monthly payment due on a due date is not made by the close of business on the next scheduled due date. A mortgage loan is "30 days delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days delinquent" and "90 days delinquent," etc.

         A "due period" with respect to any distribution date is the period commencing on the second day of the month preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

         The "Group I Cross Collateralization Amount" for any distribution date is the portion of the Group I Interest Remittance Amount remaining after payment of the Monthly Interest Distributable Amount on the class A-1 certificates, the related proportional amount of the Class I Monthly Interest Distributable Amount and the related proportional amount of administrative fees.

         The "Group I Interest Remittance Amount" for any distribution date is the portion of the Interest Remittance Amount that was collected or advanced on the Group I mortgage loans.

         The "Group I Principal Remittance Amount" for any distribution date is that portion of the Principal Remittance Amount that was collected or advanced on the Group I mortgage loans.

         The "Group II Cross Collateralization Amount" for any distribution date is the portion of the Group II Interest Remittance Amount remaining after payment of the Monthly Interest Distributable Amounts on the class A-2 certificates, the related proportional amount of the Class I Monthly Interest Distributable Amount and the related proportional amount of administrative fees.

         The "Group II Interest Remittance Amount" for any distribution date is the portion of the Interest Remittance Amount that was collected or advanced on the Group II mortgage loans.

         The "Group II Principal Remittance Amount" for any distribution date is that portion of the Principal Remittance Amount that was collected or advanced on the Group II mortgage loans.

         The "Interest Remittance Amount" for any distribution date is that portion of the Available Funds for that distribution date allocable to interest (excluding prepayment penalties).

         The "Interest Remittance Formula Amount" as of any distribution date is an amount equal to (1) the product of (x) 1/12 of the weighted average coupon rate of the mortgage loan pool as of the beginning of the related due period and (y) the aggregate principal balances of the mortgage loans as of the beginning of the related due period minus (2) the aggregate amount of Relief Act shortfalls and prepayment interest shortfalls for the related prepayment period.

         The "Monthly Interest Distributable Amount" for any distribution date and class of offered certificates is the sum of (1) the Unpaid Interest Shortfall Amount for that class and distribution date and (2) the Current Interest for that class and distribution date. In the event of a shortfall in the full amount necessary to pay both the Unpaid Interest Shortfall Amount and the Current Interest for a class, distributions will first be applied to the Unpaid Interest Shortfall Amount and then to the Current Interest.

         The "prepayment period" for any distribution date is the period commencing on the day after the determination date in the month preceding the month in which such distribution date falls (or, in the case of the first distribution date, from the applicable cut-off date) and ending on the determination date of the calendar month in which such distribution date falls.

         The "Principal Remittance Amount" means with respect to any distribution date, the sum of (i) all scheduled payments of principal collected or advanced on the mortgage loans by the servicer that were due during the related due period, (ii) the principal portion of all partial and full principal prepayments of the mortgage loans applied by the servicer during such prepayment period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such prepayment period, (iv) that portion of the purchase price, representing principal of any repurchased mortgage loan, deposited to the collection account during such prepayment period, (v) the principal portion of any related substitution adjustments deposited in the collection account during such prepayment period, and (vi) on the distribution date on which the trust is to be terminated that portion of the termination price relating to principal.

         A "Trigger Event" is in effect with respect to any distribution date if either (i) the three-month rolling average of mortgage loans delinquent 60 days or more exceeds 15% of the aggregate principal balance of the mortgage loans at the end of the related due period, or (ii) losses incurred since the closing date as a percentage of the aggregate scheduled principal balance of the closing date mortgage loans as of the applicable cut-off date, for the related distribution dates, are greater than the applicable percentages set forth below with respect to such distribution dates:


     DISTRIBUTION DATE OCCURRING IN:              PERCENTAGE
     -------------------------------              ----------

     July 2005                                       1.35%
     August 2005                                     1.38%
     September 2005                                  1.42%
     October 2005                                    1.45%
     November 2005                                   1.48%
     December 2005                                   1.52%
     January 2006                                    1.55%
     February 2006                                   1.58%
     March 2006                                      1.62%
     April 2006                                      1.65%
     May 2006                                        1.68%
     June 2006                                       1.72%
     July 2006                                       1.75%
     August 2006                                     1.77%

      DISTRIBUTION DATE OCCURRING IN:              PERCENTAGE
      -------------------------------              ----------

      September 2006                                 1.80%
      October 2006                                   1.82%
      November 2006                                  1.84%
      December 2006                                  1.86%
      January 2007                                   1.89%
      February 2007                                  1.91%
      March 2007                                     1.93%
      April 2007                                     1.95%
      May 2007                                       1.98%
      June 2007 and thereafter                       2.00%


         The "Unpaid Interest Shortfall Amount" means (i) for each class of offered certificates and the first distribution date, zero, and (ii) with respect to each class of offered certificates and any distribution date after the first distribution date, the amount, if any, by which (a) the Monthly Interest Distributable Amount for such class for the immediately preceding distribution date exceeds (b) the aggregate amount distributed on such class in respect of interest on such preceding distribution date, plus interest on that amount to the extent permitted by law, at the pass-through rate for such class for the related accrual period.

CERTAIN ADMINISTRATIVE FEES

         With respect to each distribution date, the certificate administrator and the trustee will be entitled to a fee calculated on the aggregate principal balance of the mortgage loans as of such date. With respect to each distribution date, the servicer is entitled to retain out of collections its servicing fee, which is equal to 1/12 of 0.50% per annum times the aggregate principal balance of the mortgage loans as of such date. The certificate administrator will be responsible for paying the fee due to the trustee. For any distribution date, the sum of the mortgage insurance premiums, the servicing fee and the certificate administrator fee with respect to the trust is the "Administrative Fee".

CALCULATION OF ONE-MONTH LIBOR

         The certificate administrator will determine the London interbank offered rate for one-month United States dollar deposits for each accrual period for the certificates on the second London business day preceding such accrual period (each such date, an "interest determination date") on the basis of the offered rates of the reference banks for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest determination date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of such accrual period). The certificate administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the certificate administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of such accrual period).

         "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "reference banks" means leading banks selected by the certificate administrator and engaged in transactions in European deposits in the international Eurocurrency market.

         The establishment of one-month LIBOR on each Interest determination date by the certificate administrator and the certificate administrator's calculation of the rate of interest applicable to the certificates for the related accrual period shall (in the absence of manifest error) be final and binding.

ADVANCES

         Prior to each distribution date, the servicer is required under the pooling and servicing agreement to make "advances" (out of its own funds, or funds held in the collection account for future payment or withdrawal) with respect to any payments of principal and interest (net of the servicing fee) which were due on the mortgage loans on the immediately preceding due date and which are delinquent on the business day next preceding the related determination date.

         Such advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds, or liquidation proceeds. The purpose of making such advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. Any failure by the servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the successor servicer will be obligated to make any such advance, in accordance with the terms of the pooling and servicing agreement.

         Advances made from funds held in the collection account may be made by the servicer from subsequent collections of principal and interest received on other mortgage loans and deposited into the collection account. Advances made from the collection account are not limited to subsequent collections of principal and interest received on the delinquent mortgage loan with respect to which an advance is made. If on the fourth business day prior to any distribution date funds in the collection account are less than the amount required to be paid to the certificateholders on such distribution date, then the servicer will deposit its own funds into the collection account in the amount of the lesser of (i) any unreimbursed advances previously made by the servicer with funds held in the collection account or (ii) the shortfall in the collection account; but in no event will the servicer deposit into the collection account an amount that is less than any shortfall in the collection account attributable to delinquent payments on mortgage loans which the servicer deems to be recoverable and which has not been covered by an advance from the servicer's own corporate funds.

         All advances will be reimbursable to the servicer on a first priority basis from late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which such unreimbursed advance was made. In addition, any advances previously made which are deemed by the servicer to be nonrecoverable from related late collections, insurance proceeds and liquidation proceeds may be reimbursed to the servicer out of any funds in the collection account prior to payments on the certificates.

BOOK-ENTRY CERTIFICATES

         The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the certificates may elect to hold their certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream Banking Luxembourg or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate principal amount of the certificates of each class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations representing Certificate Balances of $25,000 and in multiples of $1,000 in excess thereof. Except as described below, no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing such certificate. Unless and until definitive certificates are issued, it is anticipated that the only "certificateholders" of the certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

         A certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interests will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream or Euroclear, as appropriate). Certificate owners will receive all payments of principal of, and interest on, the certificates from the trustee through DTC and DTC participants. While the certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the certificates and is required to receive and transmit payments of principal of, and interest on, the certificates. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom certificate owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the rules provide a mechanism by which certificate owners will receive payments and will be able to transfer their interest.

         Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not participants may transfer ownership of certificates only through participants and indirect participants by instructing such participants and indirect participants to transfer certificates, by book-entry transfer, through DTC for the account of the purchasers of such certificates, which account is maintained with their respective participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or

Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the certificates, see "Material Federal Income Tax Consequences--Foreign Investors" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between participants will occur in accordance with DTC Rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulation and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance

System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator").

         The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

         Non-Participants of Euroclear may hold and transfer book-entry interests in the Securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

         The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

         Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with Persons holding through Euroclear participants.

         Payments on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficiary owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Payments with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depository. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificate, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co., to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the relevant depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

         DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

         Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees rather than to DTC, only if (a) DTC or the issuer advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry certificates and the issuer or the trustee is unable to locate a qualified successor or (b) the issuer, at its sole option, elects to terminate a book-entry system through DTC.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the certificate administrator, on behalf of the trustee, will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the definitive certificates. Upon surrender by DTC of the global note or notes representing the book-entry certificates and instructions for re-registration, the certificate administrator, as registrar, will issue definitive certificates, and thereafter the trustee and the certificate administrator will recognize the holders of such definitive certificates as certificateholders under the pooling and servicing agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the company, the servicer, the certificate administrator nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         For additional information regarding DTC and the book-entry certificates, see Annex I hereto and "The Agreements--Form of the Securities" in the prospectus.

ASSIGNMENT OF MORTGAGE LOANS

         The seller will deliver to the certificate administrator the mortgage files, which consist of the mortgage notes endorsed by the seller, or the last holder of record, without recourse to the trustee, the related mortgages or deeds of trust, all intervening mortgage assignments, if any, and certain other documents relating to the mortgage loans. The seller will be required to cause to be prepared and recorded, at its expense and within the time period specified in the purchase agreement, assignments of the mortgages from the seller, or the last holder of record, to the trustee.

         The certificate administrator will review the mortgage files delivered to it within 45 days after delivery, and if any document required to be included in any mortgage file is found to be missing or to be defective in any material respect and such defect is not cured within 45 days following notification thereof to the seller, the certificate administrator will require either that the related mortgage loan be removed from the mortgage pool or that a mortgage loan conforming to the requirements of the pooling and servicing agreement be substituted for the related mortgage loan within 90 days.

         In connection with the transfer of the mortgage loans pursuant to the purchase agreement, the seller will make certain representations and warranties as to the accuracy in all material respects of the information set forth on a schedule identifying and describing each mortgage loan. In addition, the seller will make certain other representations and warranties regarding the mortgage loans, including, for instance, that each mortgage loan, at its origination, complied in all material respects with applicable state and federal laws, that each mortgage is a valid first or second priority lien, that, as of the applicable cut-off date, no mortgage loan included in the mortgage pool as of the closing date was more than 89 days past due, that each mortgaged property consists of a manufactured dwelling, a multi-unit dwelling, unit in a condominium, planned unit development or a single family residence, that the seller had good title to each mortgage loan prior to such transfer and that the originator was authorized to originate each mortgage loan. The certificate administrator will be entitled on behalf of the trustee to enforce remedies for breaches of these representations and warranties.

         If with respect to any mortgage loan (1) a defect in any document constituting a part of the related mortgage file remains uncured within the specified period and materially and adversely affects the value of the mortgage loan or materially and adversely affects the interest of the trustee, or the certificateholders in that mortgage loan or (2) a breach of any representation or warranty made by the seller relating to the mortgage loan occurs and such breach materially and adversely affects the value of the mortgage loan or materially and adversely affects the interests of the trustee or the certificateholders in that mortgage loan, then the certificate administrator will enforce on behalf of the trustee the remedies for such defects or breaches against the seller by requiring the seller to purchase the defective mortgage loan from the trust at a price of par plus accrued interest at the mortgage rate (net of the applicable servicing fee rate). The seller will also have the option, but not the obligation, to substitute for such defective mortgage loan a qualified replacement mortgage loan, but only if such substitution is made within two years after the closing date.

         The obligation of the seller to cure, purchase or substitute any defective mortgage loan as described above will constitute the sole remedy available to certificateholders or the trustee for a defective mortgage loan.

THE PAYING AGENT

         The paying agent shall initially be the certificate administrator. The paying agent shall have the revocable power to withdraw funds from the payment account for the purpose of making payments to the certificateholders.

OPTIONAL TERMINATION

         The mortgage loans may be purchased by the servicer on any distribution date on or after the distribution date on which the aggregate principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the closing date mortgage loans as of their applicable cut-off dates. This will result in a retirement of the certificates. The purchase price for the mortgage loans is expected to be an amount sufficient to pay 100% of the aggregate outstanding certificate balance of each class of certificates and accrued and unpaid interest thereon at the related pass-through rate through the date on which the trust is terminated together with all amounts due and owing to the servicer, the certificate administrator and the trustee.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity of the certificates will depend on the prices paid by the holders of such certificates, the pass-through rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the mortgage loans and the allocation thereof. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on such mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the mortgagors and liquidations of defaulted mortgage loans, and purchases of mortgage loans due to certain breaches of representations and warranties, purchases of converted mortgage loans and optional repurchases of delinquent loans by the servicer. The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may, and the timing of losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield Considerations"), no assurance can be given as to such rate or the timing of principal payments on the certificates.

         The mortgage loans generally may be prepaid in full or in part at any time; however, prepayment may subject the mortgagor to a prepayment charge. The initial mortgage loans are secured by senior and junior liens on the related mortgaged properties. All of the mortgage loans are assumable under certain circumstances if, in the sole judgment of the servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for such mortgage loan is not impaired by the assumption. All of the mortgage loans contain a customary "due on sale" provision. The servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulation. However, if the servicer determines that it is reasonably likely that any mortgagor will bring, or if any mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the certificates and may result in a prepayment experience on the mortgage loans that differs from that on other conventional mortgage loans. Prepayments, liquidations and purchases of the mortgage loans will result in payments to holders of the certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Increases in the monthly payments of the adjustable rate mortgage loans to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, particularly since the mortgagor under each adjustable rate mortgage loan was qualified on the basis of the mortgage rate in effect at origination. The repayment of such adjustable rate mortgage loans will be dependent on the ability of the mortgagor to make larger monthly payments as the mortgage rate increases. In addition, the rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         The recordation of the mortgages in the name of MERS is a new practice in the mortgage lending industry. The company expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of realized losses on the mortgage loans.

         In addition, the yield to maturity of the certificates will depend on, among other things, the price paid by the holders of the certificates and the then applicable pass-through rate. The extent to which the yield to maturity of a certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a certificate is purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a certificate is purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

         Furthermore, the yield to maturity on the certificates may be affected by the limitation posed by the available funds cap rate.

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the certificates will be influenced by, among other things, the rate at which the principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. Because the amortization schedule of each adjustable rate mortgage loan will be recalculated semi-annually after the initial adjustment date for such adjustable rate mortgage loan, any partial prepayments thereof will not reduce the term to maturity of such adjustable rate mortgage loan. In addition, an increase in the mortgage rate on an adjustable rate mortgage loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the mortgage rate on the adjustable rate mortgage loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of mortgage loans prepays each month at a specified annual rate or CPR. In generating monthly cash flows, this annual rate is converted to an equivalent monthly rate. With respect to the adjustable rate mortgage loans, the prepayment model assumes a constant CPR of 28% (such model, a "prepayment assumption"). With respect to the fixed rate mortgage loans, the prepayment model assumes a constant CPR of 2.3% in the first month of the life of the fixed rate mortgage loans and an additional 2.3% per annum in each month thereafter until the tenth month; beginning in the tenth month and in each month thereafter, the prepayment model assumes a CPR of 23% (such model, also a "prepayment assumption"). The levels of CPR used above in defining the prepayment assumptions represent 100% of the related prepayment assumption. To assume a CPR percentage in either prepayment model is to assume that the stated percentage of the outstanding principal balance of the pool would be prepaid over the course of a year. No representation is made that the mortgage loans will prepay at the percentages of CPR specified in either prepayment model.

         The tables set forth below have been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust estate as described under "Description of the Mortgage Pool" herein and the performance thereof. The tables assume, among other things, that: (i) the mortgage pool consists of mortgage loans with the following characteristics:

                             GROUP I MORTGAGE LOANS


                                                                          Original    Remaining
                                                      Gross       Net     Term to      Term to
                       Mortgage        Principal     Mortgage   Mortgage  Maturity     Maturity      Gross
  Loan Type           Loan Pool       Balance ($)    Rate (%)   Rate (%)  (Months)     (Months)    Margin (%)
  ---------           ----------      -----------    --------   --------  --------     --------    ----------
Fixed Rate              Initial          77,596.70    8.990      7.390      120          119          N/A
Fixed Rate              Initial       3,090,654.29    8.282      6.682      180          179          N/A
Fixed Rate              Initial         466,124.59    9.196      7.596      240          239          N/A
Fixed Rate              Initial      13,236,371.71    8.932      7.332      360          359          N/A
Fixed Rate(1)           Initial      14,743,998.72    9.266      7.666      180          179          N/A
Adjustable Rate         Initial      81,067,021.18    8.877      7.277      360          359         5.795
Adjustable Rate         Initial       7,684,194.07    8.624      7.024      360          359         5.761
Fixed Rate            Additional         64,872.50    8.990      7.390      120          120          N/A
Fixed Rate            Additional      2,583,852.98    8.282      6.682      180          180          N/A
Fixed Rate            Additional        389,690.11    9.196      7.596      240          240          N/A
Fixed Rate            Additional     11,065,889.40    8.932      7.332      360          360          N/A
Fixed Rate(2)         Additional     12,326,297.77    9.266      7.666      180          180          N/A
Adjustable Rate       Additional     67,773,760.79    8.877      7.277      360          360         5.795
Adjustable Rate       Additional      6,424,150.33    8.624      7.024      360          360         5.761
                                                                                                      Interest
                       Months to    Initial                                                             Rate
                       Next Rate    Periodic    Periodic     Maximum      Minimum                    Adjustment
                       Adjustment     Rate        Rate       Mortgage     Mortgage                    Frequency
  Loan Type               Date      Cap (%)     Cap (%)      Rate (%)     Rate (%)       Index        (Months)
  ---------               ----      -------     -------      --------     --------       -----        --------
Fixed Rate                N/A         N/A         N/A          N/A          N/A           N/A            N/A
Fixed Rate                N/A         N/A         N/A          N/A          N/A           N/A            N/A
Fixed Rate                N/A         N/A         N/A          N/A          N/A           N/A            N/A
Fixed Rate                N/A         N/A         N/A          N/A          N/A           N/A            N/A
Fixed Rate(1)             N/A         N/A         N/A          N/A          N/A           N/A            N/A
Adjustable Rate            23        3.000       1.000        15.878       8.877    Six-Month LIBOR       6
Adjustable Rate            35        3.000       1.000        15.624       8.624    Six-Month LIBOR       6
Fixed Rate                N/A         N/A         N/A          N/A          N/A           N/A            N/A
Fixed Rate                N/A         N/A         N/A          N/A          N/A           N/A            N/A
Fixed Rate                N/A         N/A         N/A          N/A          N/A           N/A            N/A
Fixed Rate                N/A         N/A         N/A          N/A          N/A           N/A            N/A
Fixed Rate(2)             N/A         N/A         N/A          N/A          N/A           N/A            N/A
Adjustable Rate            24        3.000       1.000        15.878       8.877    Six-Month LIBOR       6
Adjustable Rate            36        3.000       1.000        15.624       8.624    Six-Month LIBOR       6

(1)      Remaining amortization term is 359 months.
(2)      Remaining amortization term is 360 months.

                             GROUP II MORTGAGE LOAN


                                                                     Original   Remaining
                                                Gross       Net      Term to     Term to
                   Mortgage      Principal     Mortgage   Mortgage   Maturity    Maturity      Gross
  Loan Type        Loan Pool    Balance ($)    Rate (%)   Rate (%)   (Months)    (Months)    Margin (%)
   --------        ---------    -----------    --------   --------   --------    --------    ----------
Fixed Rate           Initial       57,732.56    10.990      9.390       120         119          N/A
Fixed Rate           Initial    2,560,644.38     8.899      7.299       180         179          N/A
Fixed Rate           Initial      232,485.71     8.829      7.229       240         240          N/A
Fixed Rate           Initial       46,967.48    10.500      8.900       300         299          N/A
Fixed Rate           Initial    6,066,061.21     8.946      7.346       360         357          N/A
Fixed Rate(1)        Initial    6,952,579.92     9.803      8.203       180         178          N/A
Adjustable Rate      Initial   36,800,562.77     8.725      7.125       360         359         5.828
Adjustable Rate      Initial    5,904,332.03     8.285      6.685       360         359         5.658
Fixed Rate         Additional      29,923.48    10.990      9.390       120         120          N/A
Fixed Rate         Additional   1,327,212.77     8.899      7.299       180         180          N/A
Fixed Rate         Additional     120,500.14     8.829      7.229       240         240          N/A
Fixed Rate         Additional      24,343.81    10.500      8.900       300         300          N/A
Fixed Rate         Additional   3,144,112.45     8.946      7.346       360         360          N/A
Fixed Rate(2)      Additional   3,603,605.76     9.803      8.203       180         180          N/A
Adjustable Rate    Additional  19,074,174.12     8.725      7.125       360         360         5.828
Adjustable Rate    Additional   3,060,286.28     8.285      6.685       360         360         5.658
                                                                                                       Interest
                    Months to    Initial                                                                 Rate
                    Next Rate    Periodic    Periodic     Maximum      Minimum                        Adjustment
                    Adjustment     Rate        Rate       Mortgage     Mortgage                        Frequency
  Loan Type            Date      Cap (%)     Cap (%)      Rate (%)     Rate (%)         Index          (Months)
   --------            ----      -------     -------      --------     --------         -----          --------
Fixed Rate              N/A         N/A         N/A          N/A          N/A             N/A              N/A
Fixed Rate              N/A         N/A         N/A          N/A          N/A             N/A              N/A
Fixed Rate              N/A         N/A         N/A          N/A          N/A             N/A              N/A
Fixed Rate              N/A         N/A         N/A          N/A          N/A             N/A              N/A
Fixed Rate              N/A         N/A         N/A          N/A          N/A             N/A              N/A
Fixed Rate(1)           N/A         N/A         N/A          N/A          N/A             N/A              N/A
Adjustable Rate          23        3.000       1.000        15.725       8.691      Six-Month LIBOR         6
Adjustable Rate          35        3.000       1.000        15.082       8.285      Six-Month LIBOR         6
Fixed Rate              N/A         N/A         N/A          N/A          N/A             N/A              N/A
Fixed Rate              N/A         N/A         N/A          N/A          N/A             N/A              N/A
Fixed Rate              N/A         N/A         N/A          N/A          N/A             N/A              N/A
Fixed Rate              N/A         N/A         N/A          N/A          N/A             N/A              N/A
Fixed Rate              N/A         N/A         N/A          N/A          N/A             N/A              N/A
Fixed Rate(2)           N/A         N/A         N/A          N/A          N/A             N/A              N/A
Adjustable Rate          24        3.000       1.000        15.725       8.691      Six-Month LIBOR         6
Adjustable Rate          36        3.000       1.000        15.082       8.285      Six-Month LIBOR         6

(1)      Remaining amortization term is 358 months.
(2)      Remaining amortization term is 360 months.

         (ii) One-Month LIBOR and Six-Month LIBOR remain constant at 1.84% and 2.07%, respectively; (iii) payments on the certificates are received, in cash, on the 25th day of each month, commencing in July 2002 (iv) there are no delinquencies or losses on the mortgage loans, and scheduled payments on the mortgage loans are timely received on the first day of each month commencing in July 2002; (v) there are no repurchases of the mortgage loans; (vi) the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, gross mortgage rate and remaining term such that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining amortization term;
(vii) the indices remain constant at the rates listed above and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next adjustment date (and on subsequent adjustment dates, as necessary) to equal the related index plus the applicable gross margin, subject to the maximum and minimum mortgage rate and the related initial periodic rate cap and periodic rate cap listed above; (viii) with respect to each mortgage loan (other than the fixed rate mortgage loans), the monthly payment on the mortgage loan is adjusted on the due date immediately following the next rate adjustment date (and on subsequent adjustment dates, as necessary) to equal a fully amortizing payment as described in clause (vi) above; (ix) payments on the mortgage loans earn no reinvestment return; (x) the mortgage insurance premium, as set forth in the mortgage insurance agreements, the certificate administrator fee rate and the trustee fee rate are, in the aggregate, 1.607% per annum; (xi) there are no additional ongoing trust estate expenses payable out of the trust estate; (xii) the mortgage loans experience no prepayment charges; (xiii) no miscellaneous servicing fees are passed through to the certificateholders; (xiv) the certificates will be purchased on June 27, 2002; (xv) prepayments on the mortgage loans represent prepayments in full of individual mortgage loans and are received on the last day of each month with 30 days' interest thereon beginning in June 2002; and (xvi) the aggregate certificate balance of the class P certificates is zero (collectively, the "Modeling Assumptions").

         The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR or prepayment assumption. Moreover, the diverse remaining terms to stated maturity of the mortgage loans could produce slower or faster principal payments than indicated in the table at the various constant percentages of CPR specified, even if the weighted average remaining term to stated maturity of the mortgage loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Certificate Balance outstanding over time and the weighted average life of the certificates. Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the certificates, and sets forth the percentages of the initial Certificate Balance of the certificates that would be outstanding after each of the dates shown at various percentages of the related prepayment assumption.

       PERCENT OF INITIAL CLASS A-1 CERTIFICATE BALANCE OUTSTANDING(1)(5)

                                                                        Prepayment Scenario(2)
                                                  --------------------------------------------------------------------
Distribution Date                                    0%         50%         75%        100%        125%       150%
Initial Percentage                                  100%        100%        100%       100%        100%       100%
June 25, 2003                                        99          86          79         72          65         58
June 25, 2004                                        98          72          60         50          40         31
June 25, 2005                                        97          60          46         33          23         14
June 25, 2006                                        96          50          36         26          18         12
June 25, 2007                                        95          42          29         19          12          7
June 25, 2008                                        93          36          23         14           8          4
June 25, 2009                                        92          31          18         10           5          3
June 25, 2010                                        90          26          14          7           4          1
June 25, 2011                                        89          23          11          5           2          1
June 25, 2012                                        87          19           9          4           1          0
June 25, 2013                                        85          16           7          3           1          0
June 25, 2014                                        82          14           5          2           0          0
June 25, 2015                                        80          12           4          1           0          0
June 25, 2016                                        77          10           3          1           0          0
June 25, 2017                                        64           7           2          0           0          0
June 25, 2018                                        61           6           1          0           0          0
June 25, 2019                                        58           5           1          0           0          0
June 25, 2020                                        55           4           1          0           0          0
June 25, 2021                                        52           3           0          0           0          0
June 25, 2022                                        48           3           0          0           0          0
June 25, 2023                                        45           2           0          0           0          0
June 25, 2024                                        41           2           0          0           0          0
June 25, 2025                                        38           1           0          0           0          0
June 25, 2026                                        33           1           0          0           0          0
June 25, 2027                                        29           0           0          0           0          0
June 25, 2028                                        24           0           0          0           0          0
June 25, 2029                                        19           0           0          0           0          0
June 25, 2030                                        13           0           0          0           0          0
June 25, 2031                                         7           0           0          0           0          0
June 25, 2032                                         0           0           0          0           0          0

Weighted Average Life in Years(3)(5)              19.07        5.83        4.02       2.99        2.31       1.83
Weighted Average Life in Years(3)(4)              19.01        5.50        3.71       2.74        2.12       1.67


--------------------------
(1)  Rounded to the nearest whole percentage.
(2)  As a percentage of the related prepayment assumption.
(3) The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4) Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the closing date mortgage loans as of the applicable cut-off date. See "Description of the Certificates--Optional Termination" herein.
(5)  Assumes that the certificates remain outstanding until maturity.

     This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

       PERCENT OF INITIAL CLASS A-2 CERTIFICATE BALANCE OUTSTANDING(1)(5)

                                                                        Prepayment Scenario(2)
                                                  --------------------------------------------------------------------
Distribution Date                                    0%         50%         75%        100%        125%       150%
Initial Percentage                                  100%        100%        100%       100%        100%       100%
June 25, 2003                                        99          85          79         72          65         58
June 25, 2004                                        98          72          60         49          39         30
June 25, 2005                                        97          60          46         33          23         14
June 25, 2006                                        96          50          36         26          18         12
June 25, 2007                                        94          42          28         19          12          7
June 25, 2008                                        93          36          22         14           8          4
June 25, 2009                                        91          31          18         10           5          3
June 25, 2010                                        90          26          14          7           3          1
June 25, 2011                                        88          22          11          5           2          1
June 25, 2012                                        86          19           9          4           1          0
June 25, 2013                                        84          16           7          3           1          0
June 25, 2014                                        81          14           5          2           0          0
June 25, 2015                                        78          11           4          1           0          0
June 25, 2016                                        76          10           3          1           0          0
June 25, 2017                                        62           7           2          0           0          0
June 25, 2018                                        59           5           1          0           0          0
June 25, 2019                                        57           5           1          0           0          0
June 25, 2020                                        54           4           1          0           0          0
June 25, 2021                                        50           3           0          0           0          0
June 25, 2022                                        47           2           0          0           0          0
June 25, 2023                                        43           2           0          0           0          0
June 25, 2024                                        40           1           0          0           0          0
June 25, 2025                                        36           1           0          0           0          0
June 25, 2026                                        32           1           0          0           0          0
June 25, 2027                                        28           0           0          0           0          0
June 25, 2028                                        23           0           0          0           0          0
June 25, 2029                                        18           0           0          0           0          0
June 25, 2030                                        12           0           0          0           0          0
June 25, 2031                                         6           0           0          0           0          0
June 25, 2032                                         0           0           0          0           0          0

Weighted Average Life in Years(3)(5)              18.74        5.78        3.99       2.97        2.29       1.82
Weighted Average Life in Years(3)(4)              18.69        5.46        3.69       2.72        2.10       1.66


--------------------------
(1)  Rounded to the nearest whole percentage.
(2)  As a percentage of the related prepayment assumption.
(3) The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4) Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the closing date mortgage loans as of the applicable cut-off date. See "Description of the Certificates--Optional Termination" herein.
(5)  Assumes that the certificates remain outstanding until maturity.

     This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

       PERCENT OF INITIAL CLASS M-1 CERTIFICATE BALANCE OUTSTANDING(1)(5)

                                                                        Prepayment Scenario(2)
                                                  --------------------------------------------------------------------
Distribution Date                                    0%         50%         75%        100%        125%       150%
Initial Percentage                                   100%       100%        100%       100%        100%        100%
June 25, 2003                                        100        100         100        100         100         100
June 25, 2004                                        100        100         100        100         100         100
June 25, 2005                                        100        100         100        100         100         100
June 25, 2006                                        100        100          81         58          40          27
June 25, 2007                                        100         94          64         42          27          16
June 25, 2008                                        100         81          51         30          18          10
June 25, 2009                                        100         69          40         22          12           2
June 25, 2010                                        100         59          32         16           8           0
June 25, 2011                                        100         50          25         12           0           0
June 25, 2012                                        100         43          20          8           0           0
June 25, 2013                                        100         36          15          3           0           0
June 25, 2014                                        100         31          12          0           0           0
June 25, 2015                                        100         26           9          0           0           0
June 25, 2016                                        100         22           7          0           0           0
June 25, 2017                                        100         15           0          0           0           0
June 25, 2018                                        100         12           0          0           0           0
June 25, 2019                                        100         10           0          0           0           0
June 25, 2020                                        100          9           0          0           0           0
June 25, 2021                                        100          6           0          0           0           0
June 25, 2022                                        100          2           0          0           0           0
June 25, 2023                                         99          0           0          0           0           0
June 25, 2024                                         91          0           0          0           0           0
June 25, 2025                                         83          0           0          0           0           0
June 25, 2026                                         74          0           0          0           0           0
June 25, 2027                                         64          0           0          0           0           0
June 25, 2028                                         53          0           0          0           0           0
June 25, 2029                                         41          0           0          0           0           0
June 25, 2030                                         29          0           0          0           0           0
June 25, 2031                                         15          0           0          0           0           0
June 25, 2032                                          0          0           0          0           0           0

Weighted Average Life in Years(3)(5)               26.02      10.20        7.08       5.36        4.50        4.13
Weighted Average Life in Years(3)(4)               25.90       9.63        6.51       4.93        4.17        3.84


--------------------------
(1)  Rounded to the nearest whole percentage.
(2)  As a percentage of the related prepayment assumption.
(3) The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4) Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the closing date mortgage loans as of the applicable cut-off date. See "Description of the Certificates--Optional Termination" herein.
(5)  Assumes that the scertificates remain outstanding until maturity.

     This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

       PERCENT OF INITIAL CLASS M-2 CERTIFICATE BALANCE OUTSTANDING(1)(5)

                                                                        Prepayment Scenario(2)
                                                  --------------------------------------------------------------------
Distribution Date                                    0%         50%         75%        100%        125%       150%
Initial Percentage                                   100%       100%        100%        100%       100%        100%
June 25, 2003                                        100        100         100         100        100         100
June 25, 2004                                        100        100         100         100        100         100
June 25, 2005                                        100        100         100         100        100         100
June 25, 2006                                        100        100          81         58          40          27
June 25, 2007                                        100         94          64         42          27          16
June 25, 2008                                        100         81          51         30          18           7
June 25, 2009                                        100         69          40         22          12           0
June 25, 2010                                        100         59          32         16           1           0
June 25, 2011                                        100         50          25         12           0           0
June 25, 2012                                        100         43          20          3           0           0
June 25, 2013                                        100         36          15          0           0           0
June 25, 2014                                        100         31          12          0           0           0
June 25, 2015                                        100         26            6         0           0           0
June 25, 2016                                        100         22            0         0           0           0
June 25, 2017                                        100         15            0         0           0           0
June 25, 2018                                        100         12            0         0           0           0
June 25, 2019                                        100          9            0         0           0           0
June 25, 2020                                        100          4            0         0           0           0
June 25, 2021                                        100          0            0         0           0           0
June 25, 2022                                        100          0            0         0           0           0
June 25, 2023                                         99          0            0         0           0           0
June 25, 2024                                         91          0            0         0           0           0
June 25, 2025                                         83          0            0         0           0           0
June 25, 2026                                         74          0            0         0           0           0
June 25, 2027                                         64          0            0         0           0           0
June 25, 2028                                         53          0            0         0           0           0
June 25, 2029                                         41          0            0         0           0           0
June 25, 2030                                         29          0            0         0           0           0
June 25, 2031                                         15          0            0         0           0           0
June 25, 2032                                          0          0            0         0           0           0

Weighted Average Life in Years(3)(5)               26.01      10.06         6.97      5.27        4.38        3.94
Weighted Average Life in Years(3)(4)               25.90       9.63         6.51      4.92        4.11        3.71


--------------------------
(1)  Rounded to the nearest whole percentage.
(2)  As a percentage of the related prepayment assumption.
(3) The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4) Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the closing date mortgage loans as of the applicable cut-off date. See "Description of the Certificates--Optional Termination" herein.
(5)  Assumes that the certificates remain outstanding until maturity.

     This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

       PERCENT OF INITIAL CLASS M-3 CERTIFICATE BALANCE OUTSTANDING(1)(5)

                                                                        Prepayment Scenario(2)
                                                  --------------------------------------------------------------------
Distribution Date                                    0%         50%         75%        100%        125%       150%
Initial Percentage                                   100%       100%        100%        100%       100%        100%
June 25, 2003                                        100        100         100         100        100         100
June 25, 2004                                        100        100         100         100        100         100
June 25, 2005                                        100        100         100         100        100         100
June 25, 2006                                        100        100          81          58         40          27
June 25, 2007                                        100         94          64          42         27          13
June 25, 2008                                        100         81          51          30         17           0
June 25, 2009                                        100         69          40          22          2           0
June 25, 2010                                        100         59          32          13          0           0
June 25, 2011                                        100         50          25           1          0           0
June 25, 2012                                        100         43          20           0          0           0
June 25, 2013                                        100         36          11           0          0           0
June 25, 2014                                        100         31           2           0          0           0
June 25, 2015                                        100         26           0           0          0           0
June 25, 2016                                        100         22           0           0          0           0
June 25, 2017                                        100         10           0           0          0           0
June 25, 2018                                        100          4           0           0          0           0
June 25, 2019                                        100          0           0           0          0           0
June 25, 2020                                        100          0           0           0          0           0
June 25, 2021                                        100          0           0           0          0           0
June 25, 2022                                        100          0           0           0          0           0
June 25, 2023                                         99          0           0           0          0           0
June 25, 2024                                         91          0           0           0          0           0
June 25, 2025                                         83          0           0           0          0           0
June 25, 2026                                         74          0           0           0          0           0
June 25, 2027                                         64          0           0           0          0           0
June 25, 2028                                         53          0           0           0          0           0
June 25, 2029                                         41          0           0           0          0           0
June 25, 2030                                         29          0           0           0          0           0
June 25, 2031                                          9          0           0           0          0           0
June 25, 2032                                          0          0           0           0          0           0

Weighted Average Life in Years(3)(5)               25.96       9.81        6.76        5.09       4.22        3.75
Weighted Average Life in Years(3)(4)               25.90       9.63        6.51        4.90       4.07        3.63


--------------------------
(1)  Rounded to the nearest whole percentage.
(2)  As a percentage of the related prepayment assumption.
(3) The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4) Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the closing date mortgage loans as of the applicable cut-off date. See "Description of the Certificates--Optional Termination" herein.
(5)  Assumes that the certificates remain outstanding until maturity.

     This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                       THE POOLING AND SERVICING AGREEMENT

         The following summary describes certain terms of the pooling and servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the pooling and servicing agreement.

SERVICING

         NovaStar Mortgage, Inc., will act as servicer for the mortgage loans pursuant to the Pooling and Servicing Agreement. For a description of the servicer's operations, see "The Seller" herein. The servicer's servicing portfolio currently includes only non-conforming residential mortgage loans.

FORECLOSURE AND DELINQUENCY EXPERIENCE WITH NON-CONFORMING MORTGAGE LOANS

         The following table summarizes the delinquency and foreclosure experience, respectively, as of the date indicated, of the non-conforming mortgage loans serviced by the servicer. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies or foreclosures on the mortgage loans securing the certificates.

                           DELINQUENCY AND FORECLOSURE

                                     December 31, 2001              June 30, 2001              December 31, 2000
                                 -----------------------     ------------------------     ------------------------
                                  Principal                    Principal                    Principal
                                 Balance (1)      Ratio       Balance(1)       Ratio       Balance(1)       Ratio
                                 ------------   --------     --------------  --------     --------------  --------
Mortgage Loan Portfolio            $1,993,638                   $1,487,699                   $1,112,615
Delinquency Percentage(2)

30-59 Days                             34,258     1.72%             20,896     1.40%             20,908     1.88%
60-89 Days                             14,285     0.72%              9,248     0.62%              9,573     0.86%
90+ Days                               85,080     4.27%             68,907     4.63%             54,050     4.85%
                                     --------     ----            --------     ----            --------     ----
Total                                $133,623     6.71%           $ 99,051     6.65%           $ 84,531     7.60%
                                     ========     ====            ========     ====            ========     ====

Foreclosure Rate(3)                   $45,477     2.28%           $ 33,777     2.27%           $ 30,836     2.77%
REO                                   $29,848     1.50%           $ 22,360     1.50%           $ 22,239     2.00%

----------------------
(1)  Numbers in thousands.
(2) The period of delinquency is based on the number of days that payments are contractually past due.
(3) "Foreclosure Rate" is the dollar amount of the mortgage loans in the process of foreclosure as a percentage of the total principal balance of the mortgage loans outstanding as of the date indicated.

         There can be no assurance that the delinquency experience of the mortgage loans securing the certificates will correspond to the delinquency and foreclosure experience of the servicing portfolio of the servicer set forth in the foregoing table. The statistics shown above represent the respective delinquency and foreclosure experiences only at the date presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans securing the certificates will depend on the results obtained over the life of the certificates. The servicer's servicing portfolio may include non-conforming mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the mortgage loans securing the certificates. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to mortgage loans.

SERVICING AND OTHER COMPENSATION

         With respect to each mortgage loan and each distribution date, the servicer will be entitled to a servicing fee equal to 1/12 of the servicing fee rate times the principal balance of such mortgage loan as of such date. The servicing fee for each mortgage loan is payable out of the interest payments on such mortgage loan. The servicing fee rate in respect of each mortgage loan will be equal to 0.50% per annum of the outstanding principal balance of such mortgage loan. The servicer will not be entitled to any additional servicing compensation (other than late payment charges) such as prepayment penalties and any such amount, to the extent received by the servicer, will be included in available funds.

         With respect to any distribution date, any prepayment interest shortfalls during the preceding calendar month will be covered by the servicer, but only up to the total servicing fee payable to the servicer with respect to such distribution date. These payments are referred to as "compensating interest". The "prepayment interest shortfall" for any distribution date is equal to the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments in full or in part on the mortgage loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment. No assurance can be given that compensating interest will be sufficient to cover prepayment interest shortfalls for any distribution date.

SALE OF CONVERTED MORTGAGE LOANS

         The initial ARM loans include loans that are convertible, subject to certain conditions, from an adjustable-rate loan to a fixed-rate loan at the option of the mortgagor. Approximately 90.52% and 89.73% of the Group I initial ARM loans and the Group II initial ARM loans, respectively, are, convertible mortgage loans. The convertible mortgage loans generally give the mortgagor the option on an interest rate change date (which is generally the anniversary of the loan), after an initial period (typically 2 or 3 years), to convert the loan from an adjustable-rate to a fixed-rate loan, provided that the conditions set forth below are met. Conversion fees are payable to and retained by the servicer.

         The following is a summary of the conversion features of the initial convertible mortgage loans. The 2/28 Six-Month LIBOR mortgage loans permit the mortgagor to convert on the first through sixth interest rate change dates. The 3/27 Six-Month LIBOR mortgage loans permit the mortgagor to convert on the first through fourth interest rate change dates.

         In order to convert a convertible mortgage loan, the mortgagor must satisfy all of the following conditions: (a) the mortgagor must give notice of conversion to the servicer during the period in which conversion is allowed, (b) the mortgagor must not be in default under the mortgage of the date of such notice and must not have been delinquent by thirty days or more in making any payment due during the twelve-month period immediately preceding such notice,
(c) the mortgagor must pay a conversion fee, (d) the mortgagor must supply the information and pay any fees required for the servicer to complete an updated credit review, (e) the mortgagor must occupy the mortgaged property, (f) if requested by the servicer, the mortgagor must provide and pay for an updated appraisal of the mortgaged property acceptable to the servicer, (g) the mortgagor must complete, execute and deliver any and all documents required by the servicer to effect the conversion, (h) the value of the mortgaged property must not have declined below a certain level since the date of the mortgage, and (i) the mortgagor must meet the servicer's property value and credit underwriting standards in effect at the time of conversion. Furthermore, with respect to some of the convertible mortgage loans, the mortgagor may not be allowed to convert the mortgage loan if the servicer, in its sole discretion, believes the interest rate on the converted mortgage loan will be below market interest rates then in effect for similar loans. If all of the foregoing conditions are met, the servicer will convert a variable-rate convertible mortgage loan into a fixed-rate converted mortgage loan with a rate of interest not to exceed 600 basis points over the FNMA rate for thirty-year fixed rate loans.

         NovaStar Capital will enter into the converted loan purchase agreement, dated as of June 1 , 2002, among the servicer, the issuer, the certificate administrator, the trustee, and the converted loan purchaser. Within 30 days after the conversion of a convertible mortgage loan from an adjustable-rate to a fixed-rate mortgage loan, the issuer is obligated to sell and the converted loan purchaser is obligated to purchase the converted mortgage loan, for a purchase price equal to the then outstanding principal balance of the converted mortgage loan, plus accrued and unpaid interest. The cash proceeds of such sale must be deposited in the Collection Account and used on the next distribution date to pay principal and interest due on the related class of certificates. Mandatory sale of converted mortgage loans will have the same effect as prepayments of mortgage loans, and will result in prepayments of principal of the related class of certificates.

         The obligations of the converted loan purchaser under the converted loan purchase agreement will be guaranteed by NovaStar Financial. The servicer, however, will not be obligated to purchase any converted mortgage loan.

PURCHASE OF DELINQUENT MORTGAGE LOANS

         The servicer has limited rights, but not the obligation, to purchase mortgage loans from the issuer which become 90 days or more delinquent at a price equal to 100% of the outstanding principal balance thereof, plus accrued interest. The servicer has such purchase right only (i) during the 29 day period immediately following the date the mortgage loan becomes 90 days delinquent and
(ii) on the date the servicer liquidates the related mortgaged property.

SERVICING DEFAULTS

         The following events constitute servicing defaults:

         (i) any failure by the servicer to make any deposit required to be made under the pooling and servicing agreement, which continues unremedied for a period of three business days after written notice has been given; or

         (ii) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer set forth in the pooling and servicing agreement, which failure, in each case, materially and adversely affects the interests of certificateholders or the breach of any representation or warranty of the Servicer in the pooling and servicing agreement which materially and adversely affects the interests of the certificateholders, and which in either case continues unremedied for a period of 30 days after the date on which written notice has been given; or

         (iii) the entry against the servicer of an order for the appointment of a trustee in any insolvency or similar proceeding, and the continuance of this order in effect for a period of 60 consecutive days; or

         (iv) the servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or similar person in any insolvency or similar proceeding relating to the servicer or all or substantially all of its property; or the servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

         So long as a servicing default shall not have been remedied within the applicable grace period, with respect to a failure to make a required advance, if such advance is not made by 5:00 P.M., New York time, on the business day immediately following the date the servicer was required to make such advance, the trustee shall terminate the servicer.

         In the case of all other servicing defaults, the trustee shall, at the direction of the majority holders, by notice then given in writing to the servicer, terminate the servicer. Upon the termination of the servicer, the trustee, or another successor servicer, shall assume the duties of a successor servicer.

         Notice, as required above, may be given (i) to the servicer by the trustee or the certificate administrator or (ii) to the servicer, the trustee and the certificate administrator by the holders of certificates evidencing at least 51% of the voting rights.

         If the trustee is unwilling or is legally unable to act as successor servicer, the trustee shall appoint or petition a court of competent jurisdiction to appoint a successor servicer satisfying the requirements set forth in the pooling and servicing agreement. Pending appointment of a successor to the servicer, unless the trustee is prohibited by law from so acting, the trustee shall act as successor servicer.

         The majority holders may waive any events permitting removal of the servicer, although the majority holders may not waive a default in making a required distribution on a certificate without the consent of the holder of such certificate.

         The "majority holders" are holders of certificates evidencing at least 51% of the voting rights. Voting rights are allocated as follows:

         o the class A certificates, the mezzanine certificates and the class B certificates will have 95% of the voting rights (allocated in proportion to the respective then outstanding certificate balances);

         o each of class AIO, class O, class P, class I and class R will have 1% of the voting rights; and

         o when none of the class A, class AIO, mezzanine, class B, class I, class O or class P certificates are outstanding, 100% of the voting rights will be allocated among holders of the residual certificates.

LIMITATION ON SUITS

         No certificateholder will have any right to institute any proceedings with respect to the pooling and servicing agreement unless:

         o such certificateholder has previously given written notice to the trustee of a continuing event of default;

         o certificateholders representing not less than 51% of the Certificate Balances of the certificates have made written request to the trustee to institute proceedings in respect of such event of default in its own name as the trustee;

         o such certificateholders have offered to the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

         o for 60 days after its receipt of such notice of, request and offer of indemnity the trustee have failed to institute any such proceedings; and

         o no direction inconsistent with such written request has been given to the trustee during such 60-day period by the certificateholders representing more than 50% of the Certificate Balances of the certificates.

THE CERTIFICATE ADMINISTRATOR AND THE TRUSTEE

         The certificate administrator or the trustee also may be removed at any time by the Majority Certificateholders. The certificate administrator or the trustee shall be removed if the certificate administrator or the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the certificate administrator or the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the certificate administrator or the trustee or its property. Any resignation or removal of the certificate administrator or the trustee and appointment of a successor certificate administrator or the trustee, as applicable, will not become effective until acceptance of the appointment by the successor certificate administrator or trustee. The trustee may terminate the certificate administrator at any time for failure to perform its obligations under the pooling and servicing agreement or related agreements provided it or an acceptable successor certificate administrator assumes the obligations of the certificate administrator.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the certificates is to be considered only in connection with "Material Federal Income Tax Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the certificates. References in this section and in the "ERISA Considerations" section to the code and sections are to the Internal Revenue Code.

REMIC ELECTIONS

         The trustee will cause one or more REMIC elections to be made with respect to the assets of the trust (excluding the supplemental interest trust). Dewey Ballantine LLP, tax counsel, will deliver its opinion that, for federal income tax purposes, assuming the REMIC elections are timely made and compliance with the pooling and servicing agreement, the trust (excluding the supplemental interest trust) will be treated as one or more REMICs for federal income tax purposes. Each of the offered certificates (other than the right to receive Available Funds Cap Shortfall Amounts) will be a regular interest in a REMIC. The right of a holder of a class A, class M or class B certificate to receive Available Funds Cap Shortfall Amounts from the supplemental interest trust will have the characteristics described below.

         For federal income tax purposes, the offered certificates (other than the right to receive Available Funds Cap Shortfall Amounts), as regular interests in a REMIC, are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of offered certificates that otherwise report income under a cash method of accounting will be required to report income with respect to the offered certificates under an accrual method. See "Material Federal Income Tax Consequences - REMIC Securities - Taxation of Beneficial Owners of REMIC Securities" in the prospectus.

SPECIAL TAX ATTRIBUTES

         The offered certificates (other than the right to receive Available Funds Cap Shortfall Amounts) possess special tax attributes by virtue of the REMIC provisions of the code. See "Material Federal Income Tax Consequences -REMIC Securities - Special Tax Attributes" in the prospectus.

DISCOUNT AND PREMIUM

         It is not anticipated that the offered certificates (other than the class AIO certificates) will be issued with any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of Sections 1271 through 1273 and 1275 generally will not apply to the offered certificates (other than the class AIO certificates). OID will be considered de minimis if it is less than 0.25% of the principal amount of an offered certificate multiplied by its expected weighted average life. The class AIO certificates will be issued with OID. Because regulations regarding the accrual of income on prepayable debt instruments such as the offered certificates have not yet been issued by the Internal Revenue Service, the proper treatment regarding possible OID and the accrual of income on the offered certificates is not clear. See "Material Federal Income Tax Consequences Discount and Premium - Original Issue Discount " in the prospectus. The prepayment assumption that will be used in determining the rate of accrual of the OID, if any, on the offered certificates is 23% CPR for the fixed rate mortgage loans and 28% CPR for the adjustable rate mortgage loans. No representation is made that any of the mortgage loans will prepay at this rate or any other rate. A subsequent purchaser who buys an offered certificate for more than its remaining stated redemption price at maturity may be subject to the "market premium" rules of the code. See "Material Federal Income Tax Consequences - Discount and Premium - Premium" in the prospectus. A subsequent purchaser who buys an offered certificate with more than a de minimus amount of "market discount" will be subject to the "market discount" rules of the code. See "Material Federal Income Tax Consequences - Discount and Premium - Market Discount" in the prospectus.

SALE OR REDEMPTION OF THE OFFERED CERTIFICATES

         If an offered certificate, other than a class A, class M or class B certificate, is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the offered certificate. The adjusted basis of an offered certificate generally will equal the cost of the certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income on the certificate and reduced by distributions on the certificate previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income on the certificate. With respect to sales or redemptions of the class A, class M and class B certificates, see "Available Funds Cap Shortfall Amounts" below.

AVAILABLE FUNDS CAP SHORTFALL AMOUNTS

         The holders of the class A, class M or class B certificates and the related rights to receive Available Funds Cap Shortfall Amounts from the supplemental interest trust will be treated for tax purposes as owning two separate investments: (i) the class A, class M or class B certificates without the right to receive Available Funds Cap Shortfall Amounts, and (ii) the right to receive the class A, class M or class B Available Funds Cap Shortfall Amounts. The holders of the class A, class M or class B certificates must allocate the purchase price of their certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the class A, class M or class B certificates for calculating accruals of original issue discount. See "Material Federal Income Tax Consequences -- Discount and Premium -- Original Issue Discount" in the prospectus.

         The Trust intends to treat the right to receive Available Funds Cap Shortfall Amounts as a notional principal contract for federal income tax purposes. Treasury Regulations under Section 446 of the code relating to notional principal contracts (the "Notional Principal Contract Regulations") provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Any Available Funds Cap Shortfall Amounts will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the related Available Funds Cap Shortfall Amounts will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

         Alternative federal income tax characterization of the right to receive Available Funds Cap Shortfall Amounts is possible, including treatment of the right to receive Available Funds Cap Shortfall Amounts as debt of the supplemental interest trust or an interest in a partnership. The amount, timing and character of the income and deductions for a class A, class M or class B certificateholder of the right to receive Available Funds Cap Shortfall Amounts would differ if the right to receive Available Funds Cap Shortfall Amounts were held to constitute indebtedness or an interest in a partnership. Because the Trust will treat the right to receive Available Funds Cap Shortfall Amounts as a notional principal contract, the servicer will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the right to receive Available Funds Cap Shortfall Amounts. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of class A, class M or class B certificates.

         The right to receive Available Funds Cap Shortfall Amounts will not constitute: (i) a "real estate asset" within the meaning of Section 856(e)(5)(B) of the code if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of Section 860G(a)(3) of the code or a "permitted investment" within the meaning of Section 860G(a)(5) of the code if held by a REMIC; or (iii) assets described in Section 7701(a)(19)(C)(xi) of the code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

         Upon the sale, exchange, or other disposition of a class A, class M, or class B certificate, the beneficial owner of the certificate must allocate the amount realized between the two investment components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the right to receive Available Funds Cap Shortfall Amounts. Assuming that the certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the right to receive Available Funds Cap Shortfall Amounts should be capital gain or loss. Upon the sale of the regular interest component of a class A, class M, or class B certificates, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the regular interest component. The adjusted basis generally will equal the seller's cost, increased by any original issue discount or market discount previously included in the seller's income, and reduced by distributions previously received by the seller of amounts included in the stated redemption price at maturity of the certificate and further reduced by any bond premium amortized by the seller as an offset to interest income on the certificate.

OTHER MATTERS

         For a discussion of information reporting, backup withholding and taxation of foreign investors in the Certificates, see "Material Federal Income Tax Consequences," "REMIC Securities -Reporting and Other Administrative Matters," "-- Backup Withholding" and "Foreign Investors -- Grantor Trust Securities and REMIC Regular Securities" in the prospectus.

         The Economic Growth and Tax Relief Reconciliation Act of 2001 made certain changes to the rules setting forth backup withholding rates. Prospective investors are encouraged to consult their own tax advisors regarding the backup withholding rules.

                              ERISA CONSIDERATIONS

         Investors may wish to review the material set forth in this section together with the information in the section "ERISA Considerations" in the prospectus.

         A fiduciary of any pension, profit sharing or other employee benefit plans subject to ERISA, or any other person investing plan assets of any such plan, including an insurance company investing through its general or separate accounts, may wish to review with its legal advisors whether the purchase or holding of class A certificates or mezzanine certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or section 4975 of the code.

         The Department of Labor has issued to the underwriters an individual prohibited transaction exemption which, as described under the section "ERISA Considerations--Certificates" in the prospectus, provides exemptive relief for certain transactions relating to investments in pass-through certificates issued by trusts which hold obligations such as the mortgage loans. Before purchasing a class A certificate or mezzanine certificate based on the underwriter's exemption, a fiduciary of a plan should itself confirm (1) that such certificate constitutes a certificate for purposes of the underwriter's exemption and (2) that the conditions and other requirements set forth in the underwriter's exemption would be satisfied.

         The class AIO certificates and the class P certificates may not be purchased with plan assets.

         Any person purchasing a certificate and the right to receive payments from the supplemental interest trust will have acquired, for purposes of ERISA, the certificate without the right to receive payments from the supplemental interest trust, together with the right to receive payments from the supplemental interest trust. The underwriter's exemption may not apply to the acquisition, holding or resale of the right to receive payments from the supplemental interest trust. Accordingly, the acquisition of the right to receive payments from the supplemental interest trust by a plan could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions may be available with respect to the initial purchase, holding and resale of the right to receive payments from the supplemental interest trust, including, but not limited to:

         o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

         o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

         o Prohibited Transaction Class Exemption 84-14, regarding transactions negotiated by qualified professional asset managers;

         o Prohibited Transaction Class Exemption 96-23, regarding transactions negotiated by in-house asset managers;

         o Prohibited Transaction Class Exemption 75-1, Part II, regarding principal transactions by broker-dealers; or

         o Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts.

         Any plan fiduciary considering the purchase of class A certificates or mezzanine certificates may wish to consult with its counsel as to the potential applicability of ERISA, the Internal Revenue Code, the underwriter's exemption and other administrative exemptions prior to making an investment in these certificates and the right to receive payments from the supplemental interest trust. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the class A certificates or the mezzanine certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

         The sale of the class A certificates or the mezzanine certificates to a plan is in no respect a representation by us that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan or that this investment is appropriate for plans generally or any particular plan.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement, dated June 17, 2002, among the seller, the company and the underwriters named below, the company has agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from the company, the principal amount of underwritten certificates set forth opposite its name below:


                           Class A-1 Certificates      Class A-2 Certificates
                         --------------------------  ---------------------------
Underwriter                   Principal Amount            Principal Amount
-----------------------  --------------------------  ---------------------------
Wachovia
Securities, Inc.                 $120,000,000               $48,330,000
Greenwich Capital
Markets, Inc.                     $40,000,000               $16,110,000
Morgan Stanley & Co.
Incorporated                      $40,000,000               $16,110,000
                         --------------------------  ---------------------------
TOTAL                            $200,000,000               $80,550,000



                           Class M-1 Certificates      Class M-2 Certificates
                         --------------------------  ---------------------------
Underwriter                   Principal Amount            Principal Amount
-----------------------  --------------------------  ---------------------------
Wachovia
Securities, Inc.                   $5,115,000                $4,185,000
Greenwich Capital
Markets, Inc.                      $1,705,000                $1,395,000
Morgan Stanley & Co.
Incorporated                       $1,705,000                $1,395,000
                         --------------------------  ---------------------------
TOTAL                              $8,525,000                $6,975,000



                           Class M-3 Certificates
                         --------------------------
Underwriter                   Principal Amount
-----------------------  --------------------------
Wachovia
Securities, Inc.                   $3,255,000
Greenwich Capital
Markets, Inc.                      $1,085,000
Morgan Stanley & Co.
Incorporated                       $1,085,000
                         --------------------------
TOTAL                              $5,425,000


         The class AIO certificates and the class P certificates are not being underwritten by the underwriters. The class AIO certificates and the class P certificates may be resold from time to time in negotiated transactions at prices to be determined at the time of the related transaction. This prospectus supplement and the prospectus also cover the resale of the class AIO certificates and the class P certificates from time to time by an affiliate of the seller and servicer.

         The company has been advised that the underwriters propose initially to offer the underwritten certificates to the public at the respective offering prices set forth on the cover of this prospectus supplement and to dealers at those prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriter may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

          Class             Selling Concession        Reallowance Discount
          -----             ------------------        --------------------
           A-1                     0.15%                     0.075%
           A-2                     0.15%                     0.075%
           M-1                     0.15%                     0.075%
           M-2                     0.15%                     0.075%
           M-3                     0.15%                     0.075%

         After the initial public offering of the underwritten certificates, the public offering prices and concessions may be changed.

         The underwriting agreement provides that the underwriters' obligations hereunder are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all of the underwritten certificates if any are purchased.

         Until the distribution of the underwritten certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the underwritten certificates. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the underwritten certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

         Neither the company nor any underwriter makes any representation or predication as to the direction or magnitude of any effect that the transactions described above may have on the price of the certificates. In addition, neither the company nor any underwriter makes any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

         It is expected that delivery of the underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream S.A. and the Euroclear System, on or about June 27, 2002, against payment therefor in immediately available funds.

         The underwriting agreement provides that the company will indemnify the underwriters, and that under limited circumstances, the underwriters will indemnify the company, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or provide the certificateholders with sufficient liquidity of investment. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance (or notional balance) of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the company is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of such information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

         Wachovia Securities, Inc. is an affiliate of the certificate administrator.

         Immediately prior to the transfer of the mortgage loans to the trust, certain of the mortgage loans were subject to financing arrangements provided by affiliates of one or more of the underwriters. A portion of the proceeds from the sale of the certificates to the underwriters will be used to repay the financing. Any underwriter may retain the underwritten certificates, purchase the underwritten certificates for its own account or sell the underwritten certificates to an affiliate of such underwriter. In addition, any affiliate of an underwriter may purchase the underwritten certificates directly from the trust.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the certificates will be passed upon for the seller, the servicer and the company by Dewey Ballantine LLP, New York, New York, and for the underwriters by McKee Nelson LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the offered certificates that the class A-1 certificates be rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard and Poor's Corporation, that the class A-2 certificates be rated "Aaa" by Moody's and "AAA" by S&P, that the class AIO certificates be rated "Aaa" by Moody's and "AAA" by S&P, the class P certificates be rated AAA by S&P, that the class M-1 certificates be rated "Aa2" by Moody's and "AA" by S&P, that the class M-2 certificates be rated "A2" by Moody's and "A" by S&P and that the class M-3 certificates be rated "Baa2" by Moody's and "BBB" by S&P.

         S&P's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. S&P's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. S&P's rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein. The ratings issued by S&P on payment of principal and interest do not cover the payment of any prepayment interest shortfalls, any Relief Act shortfalls or the carry-forward amount. The rating of S&P on the class P certificates is based solely upon the credit risk with respect to payment of the principal balance on the class P certificates.

         The rating process of Moody's addresses the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to the certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield. The ratings do not address the likelihood that certificateholders will be paid the carry-forward amount. The ratings also do not address the ability of the converted loan purchaser to purchase the converted mortgage loans.

         The company has not requested a rating on the certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by S&P and Moody's.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the certificates.

                                LEGAL INVESTMENT

         The class A-1 certificates will constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provision on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. The remaining offered certificates will not be considered mortgage related securities for purposes of SMMEA.

         We make no representations as to the proper characterization of the certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the certificates constitute a legal investment or are subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.

                                     ANNEX I
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered NovaStar Home Equity Loan Asset-Backed Certificates, Series 2002-2, will be available only in book-entry form. Investors in the global certificates may hold such global certificates through any of The Depository Trust Company, Clearstream or Euroclear. The global certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors global certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurocertificate practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding global certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage certificate issues.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global certificates will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

         Non-U.S. holders (as described below) of global certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All global certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold their global certificates through DTC will follow the settlement practices applicable to other collateralized mortgage certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurocertificates, except that there will be no temporary global security and no "lock-up" or restricted period. global certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior collateralized mortgage certificate issues in same-day funds.

         Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional Eurocertificates in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When global certificates are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the global certificates against payment. Payment will include interest accrued on the global certificates from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC participant's account against delivery of the global certificates. After settlement has been completed, the global certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global certificates were credited to their accounts. However, interest on the global certificates would accrue from the value date. Therefore, in many cases the investment income on the global certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global certificates to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the global certificates to the DTC participant's account against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global certificates from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the global certificates in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of the certificates holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless:

         (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

         Exemption for Non- U.S. Persons - Form W-8BEN.

         Beneficial owners of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

         Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

         A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries - Form W-8BEN.

         A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

         Exemption for U.S. Persons (Form W-9).

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         A "U.S. Person" is:

         (i) a citizen or resident of the United States;

         (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

         (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         (iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.


         A "Non-U.S. Person" is any person who is not a U.S. Person.

PROSPECTUS
--------------------------------------------------------------------------------
NOVASTAR MORTGAGE FUNDING CORPORATION
Depositor

NovaStar Home Equity Loan
Asset-Backed Securities
Issuable in Series
--------------------------------------------------------------------------------

YOU SHOULD READ THE SECTION STARTING ON PAGE 5 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN THE CLOSED-END OR REVOLVING HOME EQUITY SECURITIES.

                                   THE TRUSTS

     NovaStar Mortgage Funding Corporation will establish a separate trust for each series of securities to hold the assets for that series. The assets for a series will be specified in the prospectus supplement and will generally consist of:

o mortgage loans secured by first or entitled "Risk Factors" subordinate liens on one- to four-family residential properties or condominiums, loans, secured by first or subordinate liens on one- to four-family residential properties or condominiums,

o loans secured by manufactured housing, home improvement retail installment sales contracts or shares issued by cooperative housing corporations,

o    mortgage-related securities backed or secured by the foregoing, or

o credit enhancements such as insurance policies, letters of credit or reserve funds.

THE SECURITIES

     NovaStar Mortgage Funding Corporation, as depositor, will sell either mortgage pass-through certificates or mortgage-backed notes pursuant to a prospectus supplement. Each issue of securities will have its own series designation and will evidence either ownership of assets in the related trust fund or a debt obligation secured by assets of the related trust fund. Each series of securities will be issued in one or more classes. A prospectus supplement for a series will specify all of the terms of the series and of each class in the series.

     This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of the securities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                      NOVASTAR MORTGAGE FUNDING CORPORATION

                  The date of this prospectus is April 16, 2002

                                TABLE OF CONTENTS

SUMMARY OF PROSPECTUS..........................................................1

RISK FACTORS...................................................................5

THE DEPOSITOR..................................................................9

THE SELLER AND SERVICER........................................................9

USE OF PROCEEDS................................................................9

DESCRIPTION OF THE SECURITIES.................................................10
   Payments of Interest.......................................................10
   Payments of Principal......................................................11
   Final Scheduled Distribution Date..........................................11
   Optional Redemption, Purchase or Termination...............................11
   Mandatory Termination; Auction Sale........................................12
   Defeasance.................................................................12
   Weighted Average Life of the Securities....................................12
   Form of Securities.........................................................13

THE TRUST FUNDS...............................................................15
   The Mortgage Loans.........................................................16
   Revolving Credit Loans.....................................................21
   The Contracts..............................................................21
   Private Securities.........................................................22
   Accounts...................................................................24
   Collection and Distribution Accounts.......................................25
   Pre-Funding Account........................................................25

CREDIT ENHANCEMENT............................................................26
   Over-Collateralization.....................................................26
   Cross-Collateralization....................................................26
   Subordination..............................................................27
   Insurance..................................................................28
   Reserve Funds..............................................................29
   Letter Of Credit...........................................................30
   Minimum Principal Payment Agreement........................................30
   Deposit Agreement..........................................................30
   Hedge Agreements...........................................................30

SERVICING.....................................................................31
   Collection Procedures; Escrow Accounts.....................................31
   Deposits To And Withdrawals From The Collection Account....................31
   Advances And Limitations Thereon...........................................33
   Maintenance Of Hazard Insurance Policies...................................33
   Realization Upon Defaulted Mortgage Loans..................................35

   Enforcement Of Due-On-Sale Clauses.........................................35
   Servicing Compensation And Payment Of Expenses.............................36
   Evidence As To Complance...................................................36
   Matters Regarding The Servicer.............................................37

THE AGREEMENTS................................................................38
   Sale and Assignment Of Primary Assets......................................38
   Reports To Holders.........................................................40
   Events Of Default; Rights Upon Event Of Default............................41
   The Trustee................................................................43
   Duties Of The Trustee......................................................43
   Resignation Of Trustee.....................................................44
   Amendment Of Agreement.....................................................44
   Voting Rights..............................................................44
   List Of Holders............................................................44
   REMIC Administrator........................................................44
   Termination................................................................45

LEGAL ASPECTS OF LOANS........................................................45
   Mortgage Loans.............................................................45
   Contracts..................................................................52
   Security Interests In The Manufactured Homes...............................53
   Enforcement Of Security Interests In Manufactured Homes....................55
   Consumer Protection Laws...................................................55
   Transfers Of Manufactured Homes; Enforceability Of "Due-On-Sale" Clauses...56
   Applicability Of Usury Laws................................................56
   Soldiers' And Sailors' Civil Relief Act Of 1940............................56

MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................57
   Grantor Trust Securities...................................................58
   REMIC Securities...........................................................59
   Taxation Of Beneficial Owners Of REMIC Residual Securities.................61
   Taxes On A REMIC Trust.....................................................64
   Debt Securities............................................................68
   Partnership Interests......................................................69
   Discount And Premium.......................................................71
   Backup Withholding.........................................................75
   Foreign Investors..........................................................76

STATE TAX CONSIDERATIONS......................................................77

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS.....................................77

LEGAL INVESTMENT..............................................................84

RATINGS.......................................................................86

AVAILABLE INFORMATION.........................................................86

INCORPORATION OF DOCUMENTS BY REFERENCE.......................................87

PLAN OF DISTRIBUTION..........................................................87

LEGAL MATTERS.................................................................87

FINANCIAL INFORMATION.........................................................87

                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of your series of securities, read carefully this entire prospectus and the accompanying prospectus supplement.

THE DEPOSITOR

     The depositor, NovaStar Mortgage Funding Corporation, will establish the issuers, act as a conduit for the assets that will secure the securities and cause the issuers to issue the securities. The depositor is a wholly-owned subsidiary of the seller. The principal executive address of the depositor is located at 1901 West 47th Place, Suite 105, Westwood, Kansas 66205, telephone no. (913) 514-3200.

THE SELLER AND SERVICER

     NovaStar Mortgage, Inc. will act as the seller, meaning that it will be the primary source of the loans that will secure each series of securities that are issued. NovaStar Mortgage, Inc. will also act as the servicer of the loans.

SECURITIES OFFERED

     Each series of securities will consist of one or more classes of ownership securities or debt securities. Ownership securities represent beneficial ownership interests in the assets held by the issuer. Ownership securities will be issued in the form of certificates. Debt securities represent indebtedness secured by the assets of the issuer. Debt securities will be issued in the form of bonds.

     Each series of securities will be issued in one or more classes, one or more of which may be classes of:

     o   fixed-rate or adjustable-rate securities,

     o   compound-interest or accrual securities,

     o   planned-amortization-class securities,

     o   targeted-amortization securities,

     o   non-accelerating securities,

     o   zero-coupon securities,

     o   principal-only securities,

     o   interest-only securities,

     o   prepayment-only securities,

     o   participating securities,

     o   senior securities, or

     o   subordinated securities.

     The interest rate, principal balance, notional balance, minimum denomination and form of each class of securities will be described in the accompanying prospectus supplement. The securities will be available in either fully registered or book-entry form, as described in the accompanying prospectus supplement.

THE LOANS

     Each issuer will hold one or more pools of loans, which may include:

     o mortgage loans or manufactured housing contracts secured by one-to-four family residential properties, condominium units and/or manufactured homes,

     o mortgage loans secured by security interests in shares issued by private, non-profit cooperative housing corporations,

     o   mortgage loans secured by junior liens on the mortgaged properties,

     o mortgage loans with high loan-to-value ratios in excess of the appraised value of the mortgaged property,

     o   home improvement retail installment contracts,

     o   closed-end or revolving home equity loans, and

     o   private securities backed by mortgage loans or contracts.

     The depositor will direct the issuer to acquire the loans from the depositor. The depositor will acquire the loans from its parent, NovaStar Mortgage.

     The loans may be divided into two or more groups of loans with different groups backing or securing different classes of securities.

     Some or all of the mortgage loans may be "alt-A" or "non-conforming" credits that do not satisfy the creditworthiness requirements for "A" businesses established by Fannie Mae or Freddie Mac.

DISTRIBUTIONS ON THE SECURITIES

     Owners of securities will be entitled to receive payments in the manner described in the accompanying prospectus supplement, which will specify:

     o whether distributions will be made monthly, quarterly, semi-annually or at other intervals and dates,

     o the amount allocable to payments of principal and interest on any distribution date, and

     o whether distributions will be made on a pro rata, random lot or other basis.

CREDIT ENHANCEMENT

     A series of securities, or classes within a series, may have the benefit of one or more types of credit enhancement, including:

     o the use of excess interest to cover losses and to create over-collateralization,

     o the subordination of distributions on the lower classes to the distributions on more senior classes,

     o   the allocation of losses on the underlying loans to the lower classes,

     o the use of excess cash flow from one group of loans to cover shortfalls on other groups of loans,

     o the use of cross support, reserve funds, mortgage insurance policies, financial guarantee insurance policies, guarantees or letters of credit, and

     o interest rate swap agreements, cap agreements or other derivative contracts to hedge against interest rate risks.

     The protection against losses afforded by any credit enhancement will be limited in the manner described in the accompanying prospectus supplement.

REDEMPTION OR REPURCHASE OF SECURITIES

     One or more classes of securities may be redeemed or repurchased in whole or in part at the times described in the prospectus supplement and at a price at least equal to the amount necessary to pay all principal and interest on the redeemed classes.

LEGAL INVESTMENT

     The accompanying prospectus supplement will state whether or not the securities will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

     If you are buying the offered securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are described in general in this prospectus under the caption "Considerations for Benefit Plan Investors." However, due to the complexity of regulations that govern these plans, if you are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), you are urged to consult your own counsel regarding any consequences under ERISA of the acquisition, ownership and disposition of the securities of any series offered by this prospectus and the related prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

     Each class of securities offered by this prospectus and the accompanying prospectus supplement will constitute one of the following for federal income tax purposes:

     o   interests in a trust treated as a grantor trust,

     o "regular interests" or "residual interests" in a trust treated as one or more "real estate mortgage investment conduits", debt issued by the issuer, or

     o   interests in an issuer which is treated as a partnership.

RATINGS

     The securities offered by this prospectus and the accompanying prospectus supplement will be rated at the time of issuance in one of the four highest rating categories by at least one statistical rating organization.

                                  RISK FACTORS

     You should consider the following risk factors prior to any purchase of any class of securities. You should also consider the information under the caption "Risk Factors" in the accompanying prospectus supplement.

YOUR INVESTMENT IN ANY SECURITY MAY BE AN ILLIQUID INVESTMENT; YOU SHOULD BE PREPARED TO HOLD YOUR SECURITY TO MATURITY.

     A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. We neither expect to list the securities on any securities exchange nor to have the securities quoted in the automated quotation system of a registered securities association.

THE ASSETS OF THE TRUST FUND WILL BE LIMITED AND, IF THE ASSETS BECOME INSUFFICIENT TO SERVICE THE SECURITIES, LOSSES MAY RESULT.

     The securities will be payable solely from the assets of the trust fund. Neither the depositor nor any other person will be obligated to make payments to the security holders, except to the extent of any credit enhancement as specifically provided in the prospectus supplement. Consequently, security holders must rely solely upon the assets of the trust fund for the payment of principal and interest on the securities.

AS A RESULT OF PREPAYMENT ON THE LOANS OR EARLY REDEMPTION OF THE SECURITIES, YOU COULD BE FULLY PAID SIGNIFICANTLY EARLIER THAN WOULD OTHERWISE BE THE CASE, WHICH MAY ADVERSELY AFFECT THE YIELD ON THE MATURITY ON YOUR SECURITIES.

     The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The yield to maturity on interest-only securities purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments on the loans.

     The underlying loans may be prepaid in full or in part at any time, although prepayment may require the borrower to pay a prepayment penalty or premium. These penalties may or may not be property of the issuer. The accompanying prospectus supplement will state whether or not such penalties will be available to fund distributions owing to you. We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, we can give no assurance as to the level of prepayments that a trust fund will experience.

     Prepayments may result from mandatory prepayments relating to unused monies held in pre-funding accounts, voluntary early payments by borrowers, including payments in connection with refinancings, sales of mortgaged properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from insurance policies. In addition, repurchases or purchases from the issuer of loans or the payment of substitution adjustments will have the same effect on the securities as a prepayment of the loans.

     One or more classes of securities of any series may be subject to optional or mandatory redemption or auction sale in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the underlying loans or the securities is less than a specified amount. You will bear the risk of reinvesting unscheduled distributions resulting from redemption.

     Any of the foregoing principal prepayments may adversely affect the yield to maturity of the prepaid securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that you will be able to reinvest these prepayments at a yield equaling or exceeding the yield on your securities.

THE TYPES OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND RELATED TO YOUR SECURITIES MAY BE ESPECIALLY PRONE TO DEFAULTS WHICH MAY EXPOSE YOUR SECURITIES TO GREATER LOSSES.

     The types of mortgage loans included in the trust fund may have a greater likelihood of delinquency and foreclosure, and greater likelihood of loss in the event of delinquency and foreclosure. If the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The prospectus supplement for each series of securities will describe the mortgage loans which are to be included in the trust fund for each series of securities.

IN THE EVENT OF FORECLOSURE, THE VALUE OF THE PROPERTY SECURING HIGH LTV LOANS MAY BE INSUFFICIENT WHICH MAY EXPOSE YOUR SECURITIES TO LOSSES.

     High LTV loans are mortgage loans with loan-to-value ratios in excess of 80% and as high as 125% and not insured by primary mortgage insurance policies. High LTV loans with combined loan-to-value ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%.

CREDIT ENHANCEMENT, EVEN IF PROVIDED, WILL IN ANY EVENT BE LIMITED IN BOTH AMOUNT AND SCOPE OF COVERAGE, AND MAY NOT BE SUFFICIENT TO COVER ALL LOSSES OR RISKS ON YOUR INVESTMENT.

     Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the underlying loans and, in most cases, will reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Generally, credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

PROPERTY VALUES MAY DECLINE, LEADING TO HIGHER LOSSES ON THE LOANS.

     An investment in the securities, which are backed by residential real estate loans, may be affected by a decline in real estate values. A decline could be caused by a general decline in the real estate market, the borrower's failure to maintain the property or a natural disaster, among other things. If property values were to decline, the rates of delinquencies and foreclosures may rise, thereby increasing the likelihood of loss. If these losses are not covered by any credit enhancement, you will bear all risk of these losses and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted loans.

FORECLOSURE ON MORTGAGED PROPERTIES INVOLVES DELAYS AND EXPENSE AND COULD CAUSE LOSSES ON THE LOANS.

     Even if the mortgaged properties provide adequate security for the loans, substantial delays could be encountered in connection with the foreclosure of defaulted loans, and corresponding delays in the receipt of the foreclosure proceeds could occur. Foreclosures are regulated by state statutes, rules and judicial decisions and are subject to many of the delays and expenses of other lawsuits, sometimes requiring several years to complete. The servicer will be entitled to reimburse itself for any expenses it has paid in attempting to recover amounts due on the liquidated loans, including payments to prior lienholders, accrued fees of the servicer, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, all of which will reduce the amount of the net recovery by the trust.

ENVIRONMENTAL CONDITIONS ON THE MORTGAGED PROPERTY MAY GIVE RISE TO LIABILITIES.

     Real property pledged as security to a lender may be subject to environmental risks which could cause losses on your securities. Under the laws of some states, contamination of a mortgaged property may give rise to a lien on the mortgaged property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against the property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also will increase its risk of environmental liability upon the foreclosure of the mortgaged property, since the lender may then become the legal owner of the property.

STATE AND FEDERAL CREDIT PROTECTION LAWS MAY LIMIT COLLECTION OF PRINCIPAL AND INTEREST ON THE LOANS.

     Residential mortgage lending is highly regulated at both the federal and state levels and violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the amounts due on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuer, as the owner of the loan, to damages and administrative enforcement. The occurrence of any of the foregoing could cause losses on your securities.

THE SOLDIERS' AND SAILORS' CIVIL RELIEF ACT MAY LIMIT THE ABILITY TO COLLECT ON THE LOANS.

     The terms of the Soldiers' and Sailors' Civil Relief Act of 1940, or similar state legislation, benefit mortgagors who enter military service after the origination of his or her loan, including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty. These mortgagors may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The implementation of the Soldiers' and Sailors' Civil Relief Act could have an adverse effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on these loans.

     In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations that would impair the ability of the servicer to foreclose on loans during the mortgagor's period of active duty status. Thus, in the event that these loans go into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

RATINGS ARE NOT RECOMMENDATIONS; THE RATINGS ASSIGNED TO YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN.

     Each series of securities will be rated in one of the four highest rating categories by one or more rating agencies. Any rating would be based on, among other things, the adequacy of the value of the assets and any credit enhancement. A rating is not a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor.

     The ratings assigned to the securities will be based on, among other things, the adequacy of the value of the trust fund and any credit enhancement. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider's long term debt.

ERISA MAY RESTRICT THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SECURITIES.

     Generally, ERISA applies to investments made by benefit plans and transactions involving the assets of benefit plans. Due to the complexity of regulations that govern benefit plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of securities.

THE REGISTRATION OF MORTGAGES UNDER THE MERS SYSTEM MAY RESULT IN DELAYS AND ADDITIONAL COSTS IN COMMENCING, PROSECUTING AND COMPLETING FORECLOSURE PROCEEDINGS.

     The assignment of mortgages to Mortgage Electronic Registration Systems, Inc. ("MERS") is a new practice in the mortgage lending industry. The servicer will be able to commence foreclosure proceedings on MERS-registered mortgages when necessary and appropriate. Public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds and increase the amount of realized losses on the mortgaged loans.

                                  THE DEPOSITOR

     The depositor, NovaStar Mortgage Funding Corporation, was incorporated in the State of Delaware on January 7, 1998. The depositor is a wholly-owned subsidiary of NovaStar Mortgage, Inc., a Virginia corporation with its headquarters in Westwood, Kansas. The depositor's principal executive offices are located at NovaStar Mortgage Funding Corporation, 1901 West 47th Place, Suite 105, Westwood, Kansas 66205. Its telephone number is (913) 514-3200.

                             THE SELLER AND SERVICER

     The seller, NovaStar Mortgage, Inc., was incorporated in the State of Virginia on May 16, 1996, and is a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation. The seller originates subprime residential mortgage loans through a network of unaffiliated wholesale loan brokers. The seller utilizes a network of approximately 2,500 wholesale loan brokers in 48 different states. In addition, the seller services loans nationwide, and is licensed to do business as a foreign corporation in 49 states. The seller's principal executive offices are located at 1901 West 47th Place, Suite 105, Westwood, Kansas 66205. Its telephone number is (913) 514-3200. The principal office for the seller's mortgage lending operations are located in Irvine, California. The seller is an approved HUD lender. The seller will also act as the servicer of the loans.

                                 USE OF PROCEEDS

     The net proceeds from the sale of each series of securities will be applied to one or more of the following purposes: to acquire the primary assets, to repay indebtedness which has been incurred to obtain funds to acquire the primary assets, to establish any reserve funds described in the prospectus supplement and to pay costs of structuring and issuing the securities, including the costs of obtaining credit enhancement, if any. The acquisition of the primary assets for a series may be effected by an exchange of securities with the seller of the primary assets. The seller may agree to reimburse the depositor for fees and expenses of the depositor incurred in connection with the offering of the securities.

                          DESCRIPTION OF THE SECURITIES

     The depositor may offer from time to time the securities, which may be asset-backed bonds or certificates, in one or more series.

     The certificates of a series will evidence undivided interests in assets deposited into a trust fund. The bonds of a series will represent indebtedness secured by the trust fund. A series may consist of both bonds and certificates.

     Each series of securities will consist of one or more classes of securities, one or more of which may be fixed-rate securities, adjustable-rate securities, compound-interest securities, variable interest securities, planned-amortization-class securities, targeted-amortization securities, non-accelerating securities, zero coupon securities, principal-only securities, interest-only securities, prepayment-only securities or participating securities. A series may also include one or more classes of subordinate securities.

     If a series includes multiple classes, the amount, percentage and timing of distributions of principal, interest or both to each class may vary and one or more classes' right to distributions of principal, interest or both may be subordinated to other classes. The primary assets and other assets comprising the trust fund may be divided into one or more groups and one or more classes may evidence beneficial ownership of or be secured by the corresponding group.

     The trustee, or a paying agent on its behalf, will make payments of principal of and interest on the securities. Interest on and principal of the securities of a series will be payable on each distribution date at the times, at the rates, in the amounts and in the order of priority described in the prospectus supplement. Payments will be made either by check mailed to holders of record at their addresses appearing on the security register, or by wire transfer, as described in the prospectus supplement. Final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. The trustee will mail notice of the final payment on a security to the holder of the security before the distribution date on which the trustee expects to make the final principal payment.

PAYMENTS OF INTEREST

     The interest-bearing securities of each class will bear interest from the date and at the rate per annum specified, or calculated in the method described in, the prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans and/or as prepayments occur on the loans. Principal-only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

     Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

PAYMENTS OF PRINCIPAL

     On each distribution date for a series, principal payments will be made to the holders of the securities of the series on which principal is then payable, as described in the prospectus supplement. Principal payments will be allocated among the classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

     The rate of principal payments of each class may depend principally upon the rate of payment, including prepayments, on the primary assets. A rate of prepayment lower or higher than anticipated will affect the yield on the securities of a series in the manner described under "--Weighted Average Life of the Securities." Under limited circumstances, a series of securities may be subject to termination or redemption. See "--Optional Redemption, Purchase or Termination" below.

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date on each class of securities is the date no later than which the principal balance is expected to be reduced to zero, calculated on the basis of the assumptions described in the prospectus supplement. The final scheduled distribution date will be specified in the prospectus supplement. Since payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

     Furthermore, as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience of a series. See "--Weighted Average Life of the Securities" below.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     One or more classes of securities of any series may be subject to optional redemption or repurchase, in whole or in part, on any distribution date by the seller, servicer or credit enhancer or an affiliate thereof. Redemption or repurchase may occur on or after a specified date, or on or after the time as the aggregate outstanding principal amount of the securities or primary assets, is less than a percentage not to exceed 25% of the initial aggregate principal balance of the securities or primary assets. The redemption, purchase or repurchase price may not be less than an amount necessary to pay all principal and interest on the securities outstanding. If we have made a REMIC election, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under section 860F of the Internal Revenue Code. The risk of reinvesting unscheduled distributions resulting from prepayments of the securities will be borne by the holders. Neither the trust nor the holders will have any continuing liability under an optional redemption or repurchase.

MANDATORY TERMINATION; AUCTION SALE

     The trustee, the servicer or the seller may be required to effect early retirement of a series of securities by auction sale. Within a period following the failure of the holder of the optional termination right to exercise its right, the required party shall solicit bids for the purchase of all primary assets remaining in the trust. In the event that satisfactory bids are received, the net sale proceeds will be distributed to holders in the same order of priority as collections on the loans. A satisfactory bid will not be less than an amount necessary to pay all principal and interest on the bonds. If satisfactory bids are not received, the required party shall decline to sell the loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the loans. The sale and consequent termination of the trust must constitute a "qualified liquidation" of each REMIC.

DEFEASANCE

     The indenture may provide that a trust fund may be discharged through defeasance. In a defeasance, a party will deposit with the trustee money and/or direct obligations of or obligations guaranteed by the United States of America which will provide money in an amount sufficient to pay each installment of interest and, on the final scheduled distribution date, principal on the bonds. In the event of any defeasance and discharge of bonds, bond holders would be able to look only to the deposited money and/or direct obligations for payment of principal and interest, if any, on their bonds until maturity.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     "Weighted average life" refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under primary assets included in the trust fund for a series is paid. Repayment may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans or underlying loans relating to the private securities, as applicable, included in the trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

     There is, however, no assurance that prepayment of the loans will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the mortgage loans or underlying loans either from time to time or over the lives of the loans.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans. If any loans have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments.

FORM OF SECURITIES

     The securities in each series will either be issued as physical certificates or in book-entry form. Physical certificates in fully registered form will be transferable and exchangeable at the corporate trust office of the registrar of the securities named in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other government charge.

     Securities issued in book-entry form will be registered in the name of Cede & Co., the nominee of the Depository Trust Company. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under the provisions of section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Under a book-entry format, holders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of the securities registered in the name of Cede & Co., as nominee of DTC, may do so only through participants and indirect participants. In addition, the holders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Under a book-entry format, holders will receive payments after each distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on each distribution date, DTC will forward payments to its participants, which thereafter will be required to forward payments to indirect participants or holders. Unless and until physical securities are issued, it is anticipated that the only holder will be Cede & Co., as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as holders under the agreements. The beneficial holders will only be permitted to exercise the rights of holders under the agreements indirectly through DTC and its participants who in turn will exercise their rights through DTC.

     DTC is required to make book-entry transfers of securities among participants and is required to receive and transmit payments of principal of and interest on the securities. Participants and indirect participants with which holders have securities accounts similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective holders. Accordingly, although holders will not process securities, the rules provide a mechanism by which holders will receive distributions and will be able to transfer their interests.

     Unless and until physical certificates are issued, holders who are not participants may transfer ownership of securities only through participants by instructing participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of securities, which account is maintained with their respective participants. In accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing holders.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a holder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise act as the owner of the securities may be limited due to the lack of a physical certificate.

     DTC in general advises that it will take any action permitted to be taken by a holder under an agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, DTC in general advises that it will take actions on behalf of specified percentages of the holders only at the direction of participants whose holdings include current principal amounts of outstanding securities that satisfy the specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding securities to the extent that actions are taken on behalf of participants whose holdings include current principal amounts of outstanding securities.

     Any securities initially registered as physical certificates in the name of Cede & Co., as nominee of DTC, will be issued in fully registered, certificated form to holders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in the agreements and the prospectus supplement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities representing the securities and instruction for re-registration, the trustee will take the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of physical certificates as holders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to holders. The final distribution of any security, whether physical certificates or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the securities on the final distribution date at the office or agency specified in the notice of final payment to holders.

                                 THE TRUST FUNDS

     Each trust fund will include assets originated or acquired by the seller or sellers specified in the prospectus supplement composed of:

     o primary assets, which may include one or more pools of (1) mortgage loans that are secured by mortgages or deeds of trust on residential properties, (2) manufactured housing conditional sale contracts and installment agreements that are secured by manufactured homes, and (3) securities backed or secured by such loans,

     o all monies due on the loans net, if and as provided in the prospectus supplement, of amounts payable to the servicer of the loans,

     o   funds on deposit in any pre-funding and interest coverage accounts,

     o reserve funds, letters of credit, surety bonds, insurance policies, interest rate cap agreements or other derivative contracts or other forms of credit support,

     o any mortgaged property acquired by foreclosure or deed in lieu of foreclosure or repossession,

     o   any manufactured home acquired by repossession, and

     o any amount on deposit in the collection account or distribution account.

     The mortgage loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a mortgaged property, which may be subordinated to one or more senior liens on the mortgaged property. The contracts will be secured by security interests taken in the manufactured homes.

     An immaterial portion of the assets that are included in a trust fund at the closing date may deviate from the characteristics that are described in the prospectus supplement.

     The securities will be non-recourse obligations secured by or representing ownership of the trust fund. Holders of a series of bonds may only proceed against the collateral securing the bonds in the case of a default and may not proceed against any assets of the depositor or the trust fund not pledged to secure the bonds.

     The primary assets securing a series will be acquired from the seller. The loans relating to a series generally will be originated or purchased by the seller in the ordinary course of business on a loan by loan basis. If the assets securing a series include a significant number of loans that were purchased in bulk by the seller from a third party, then the prospectus supplement will describe such purchase. Loans relating to a series will be serviced by the servicer specified in the prospectus supplement, under a servicing agreement between the trust fund and the servicer. NovaStar Mortgage will generally be the servicer.

     "Agreement" means the mortgage loan purchase agreement and, as to a series of certificates, the pooling and servicing agreement, and as to a series of bonds, the trust agreement, the indenture and the servicing agreement, as the context requires.

     A trust fund relating to a series of securities may be either a common law trust or a business trust formed under the laws of the state specified in the prospectus supplement.

     Prior to the initial offering of a series of securities, the trust fund will have no assets or liabilities. We do not expect any trust fund to engage in any activities other than acquiring, managing and holding the trust assets and the proceeds thereof, issuing securities and making distributions thereon. No trust fund will have any significant source of capital other than its assets and any credit enhancement.

     Primary assets included in the trust fund for a series may consist of any combination of mortgage loans, contracts and private securities. Some of the loans may be 30 or more days delinquent, although the loans that are 30 or more days delinquent as of the cut-off date will not exceed 20% of the initial aggregate principal balance of the primary assets for that series.

     The assets in a trust fund may be divided into two or more separately identified groups, as described in the prospectus supplement. A group may consist of mortgage loans with similar characteristics, such as fixed or variable rate loans, jumbo or conforming loans, or closed-end or revolving loans. Assets in a specific group may back or secure a specific class of securities, and cash flows from assets in a group may be used primarily for payments on the related class of securities.

     The following is a brief description of the loans we expect to be include as trust property.

THE MORTGAGE LOANS

     Mortgage Loans. The primary assets for a series may consist, in whole or in part, of mortgage loans secured by mortgages on one- to four-family residential housing, including condominium units and cooperative dwellings. The mortgage loans may be first priority or subordinate to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the prospectus supplement.

     The mortgage loans may be "closed-end" loans, which do not permit the borrower to obtain future advances. The mortgage loans may also include revolving home equity loans that permit the borrower to obtain future advances. The mortgage loans will be secured by first or junior liens on fee simple or leasehold interests in one- to four-family residential properties. The principal and interest on the mortgage loans included in the trust for a series of securities will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple interest, actuarial method or "Rule of 78s" method. When a full principal prepayment is paid on a mortgage loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of prepayment, at a daily interest rate that is applied to the principal amount of the mortgage loan so prepaid.

     Underwriting. The prospectus supplement for a series will set forth the underwriting standards used to underwrite the mortgage loans that are included in the trust for that series of securities.

     High LTV Loans. The mortgage loans for a series of securities may include high LTV loans. High LTV loans are mortgage loans with loan-to-value ratios in excess of 80% and as high as 125% and not insured by primary mortgage insurance policies. High LTV loans with combined loan-to-value ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%.

     Payment Terms. The payment terms of the mortgage loans to be included in a trust for a series will be described in the prospectus supplement and may include any of the following features or combinations thereof or other features described in the prospectus supplement:

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under specified circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from and adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of limitations. Accrued interest may be deferred and added to the principal of a mortgage loan for periods and under circumstances specified in the prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time of for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

     o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

     o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for specified periods. Some mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or transfer of the mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     Amortization of the Mortgage Loans. The mortgage loans will provide for payments that are allocated to principal and interest according to either the actuarial method, the simple interest method or the "Rule of 78s" method. The prospectus supplement will state whether any of the mortgage loans will provide for deferred interest or negative amortization.

     An actuarial mortgage loan provides for payments in level monthly installments except, in the case of a balloon loan, the final payment, consisting of interest equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with the remainder of the payment applied to principal.

     A simple interest mortgage loan provides for the amortization of the amount financed under the mortgage loan over a series of equal monthly payments except, in the case of a balloon loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan being multiplied by the stated loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if the payment is made on its scheduled due date.

     Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

     Some mortgage loans may be insured under the Federal Housing Authority Title I credit insurance program created under sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I program, the Federal Housing Authority is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I program operates as a coinsurance program in which the Federal Housing Authority insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's Federal Housing Authority insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The mortgaged properties will include single family property, which is one-to-four family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least equal to the term of the mortgage. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     The prospectus supplement will specify whether or not mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

     The aggregate principal balance of mortgage loans secured by mortgaged properties that are owner-occupied will be disclosed in the prospectus supplement. The sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either (1) the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or (2) a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records. To the extent specified in the prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes.

     The initial combined loan-to-value ratio of a mortgage loan is computed in the manner described in the prospectus supplement, taking into account the amounts of any senior loans.

     Additional Information. The selection criteria for the mortgage loans, including loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the prospectus supplement.

     The trust fund may include mortgage loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity. The trust fund may include mortgage loans that do not have a specified stated maturity.

     The prospectus supplement for a series for which the primary assets include mortgage loans will specify, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

     o   the aggregate unpaid principal balance;

     o the range and weighted average loan rate, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

     o   the range and average outstanding principal balance;

     o the weighted average original and remaining term-to-stated maturity and the range of original and remaining terms-to-stated maturity, if applicable;

     o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios;

     o the percentage of mortgage loans that accrue interest at adjustable or fixed interest rates;

     o   the geographic distribution of the mortgaged properties;

     o the percentage of mortgage loans that are secured by single family mortgaged properties, shares relating to cooperative dwellings,

     o   condominium units, investment property and vacation or second homes;

     o   the lien priority;

     o   the maximum remaining term of the mortgage loans; and

     o the delinquency status, including the duration and history of delinquencies and the percentage of delinquent mortgage loans.

     The prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans for a series.

REVOLVING CREDIT LOANS

     The prospective supplement for a series will indicate whether revolving credit loans are included in the trust for the series. Revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. The revolving credit loans may be fixed or variable rate loans. In most instances, interest on a revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle, which is typically monthly.

     The borrower for each revolving credit loan may draw funds on such revolving credit loan from time to time. The maximum amount of any draw for a revolving credit loan is usually limited to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the servicer or other entity specified in the prospectus supplement.

     In most cases, the borrower for a revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount which usually will be the finance charge for the billing cycle. A revolving credit loan may have a repayment period, during which the borrower is required to make monthly principal payments to amortize the principal balance. The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the maturity date of the loan. In most cases, a revolving credit loan may be prepaid in full or in part at any time and without penalty.

     The prospective supplement for a series will set forth the terms of the revolving credit loans included in the trust for the series of securities.

THE CONTRACTS

     Contracts. Contracts in a trust fund will consist of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the seller. Each contract will be secured by manufactured homes, each of which will be located in any of the fifty states or the District of Columbia. The contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate. The seller of the contracts may retain a portion of the interest payments, called a "fixed retained yield." If the seller retains a fixed retained yield, the trust will be entitled to payments on the contracts after payment of the fixed retained yield.

     Manufactured homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the contract.

     Additional Information. The prospectus supplement for a series for which the primary assets include contracts will specify, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

     o   the initial aggregate principal balance;

     o   the range of original terms to maturity;

     o   the weighted average remaining term to stated maturity;

     o   the earliest and latest origination dates;

     o   the range of contract rates and net contract rates;

     o   the weighted average net contract rate;

     o   the geographic distribution of manufactured homes;

     o the percentage of any contracts which are secured by manufactured homes which have become permanently affixed to real estate;

     o the percentage of the contracts representing the refinancing of existing indebtedness;

     o   the range of loan-to-value ratios; and

     o the highest outstanding principal balance at origination of any contract.

     The contracts in a trust fund will generally have monthly payments due on the first of each month and will be fully-amortizing contracts. Contracts may have due dates which occur on a date other than the first of each month. The contracts may include adjustable rate contracts that provide for payment adjustments to be made less frequently than adjustments in the contract rates. Each adjustment in the contract rate which is not made at the time of a corresponding adjustment in payments, and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor, will result in a change in the rate of amortization of the contract. Moreover, payment adjustments on the contracts may be subject to limitations, as specified in the prospectus supplement, which may also affect the rate of amortization on the contract. As a result, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the contract. In any such month, no principal would be payable on the contract, and if the accrued interest exceeded the scheduled monthly payment, the excess interest due would become deferred interest that is added to the principal balance of the contract. Deferred interest will bear interest at the contract rate until paid. If the limitations prevent the payments from being sufficient to amortize fully the contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on the stated maturity date.

PRIVATE SECURITIES

     Primary assets for a series may consist, in whole or in part, of "private securities" which include pass-through certificates representing beneficial interests in underlying loans of the type that would otherwise be eligible to be loans or collateralized obligations secured by underlying loans. Private securities may have previously been offered to the public and not purchased as part of the original distribution or may be acquired in a private transaction. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and private securities themselves will not be so insured or guaranteed.

     Private securities will have been issued under a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into the underlying agreement with the underlying trustee. The underlying trustee or its agent, or a custodian, will possess the underlying loans. Underlying loans will be serviced by a servicer directly or by one or more sub-servicers who may be subject to the supervision of the underlying servicer.

     The company of the private securities will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to trusts, and selling beneficial interests in trusts. The underlying company may be an affiliate of the depositor. The obligations of the underlying company will generally be limited to representations and warranties as to the assets conveyed by it to the trust.

     Additionally, although the underlying loans may be guaranteed by an agency or instrumentality of the United States, the private securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private securities on the dates specified in the prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the underlying trustee or the underlying servicer. The underlying company or the underlying servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the prospectus supplement.

     The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Underlying loans will be secured by mortgages on mortgaged properties.

     Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the underlying agreement, guarantees, letters of credit, derivative contracts, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of credit support will be a function of characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the rating agency that rated the private securities.

     Additional Information. The prospectus supplement for a series for which the primary assets include private securities will specify, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

     o   the aggregate approximate principal amount and type;

     o   the maximum original term-to-stated maturity;

     o   the weighted average term-to-stated maturity;

     o   the pass-through or certificate rate or ranges thereof;

     o the underlying company, the underlying servicer and the underlying trustee;

     o characteristics of credit support relating to the underlying loans or to the private securities;

     o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities;

     o the terms on which underlying loans may be substituted for those originally underlying the private securities;

and, as to the underlying loans, the following:

     o the payment features, including whether the underlying loans are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

     o the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity;

     o   the servicing fee or range of servicing fees;

     o   the minimum and maximum stated maturities at origination;

     o   the lien priority; and

     o   the delinquency status and year of origination.

ACCOUNTS

     Each trust fund will include one or more accounts. Each account will either be an account maintained at a depository institution, the long-term unsecured debt obligations of which are satisfactory to each rating agency, or an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each rating agency.

     The trustee may invest the funds in the accounts in eligible investments maturing, with exceptions, not later than the day preceding the date funds are due to be distributed. Eligible investments include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, repurchase agreements of United States government securities, guaranteed investment contracts and money market funds, in each case, acceptable to the rating agencies rating the securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate collection account will be established in the name of the trustee for receipt of all amounts received from the primary assets. Amounts on deposit in the collection account and amounts available from any credit enhancement will be deposited in a distribution account, which will also be established in the name of the trustee, for distribution to the holders.

PRE-FUNDING ACCOUNT

     A trust fund may include a "pre-funding account." On the closing date, the "pre-funded amount," which is a portion of the proceeds of the sale of the securities of a series, will be deposited in the pre-funding account and may be used to acquire additional primary assets during a specified "pre-funding period." If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, it will be applied in the manner specified in the prospectus supplement to prepay the bonds and/or the certificates of the applicable series.

     If a pre-funding account is established:

     o the pre-funding period will generally not exceed 90 days from the closing date, and in no event exceed one year from the closing date,

     o the additional primary assets to be acquired during the pre-funding period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the primary assets included in the trust fund on the closing date, subject to the exceptions stated in the prospectus supplement,

     o the pre-funding amount will not exceed 50% of the original principal amount of the securities issued and

     o prior to the investment of the pre-funded amount in additional primary assets, the pre-funded amount will be invested in one or more eligible investments.

     If a pre-funding account is established, an "interest coverage account" may be established and maintained with the trustee. On the closing date, funds will be deposited in the interest coverage account and used to fund any shortfall in the interest accrued on the securities and fees or expenses during the pre-funding period. Any amounts on deposit in the interest coverage account at the end of the pre-funding period that are not necessary to fund any shortfall will be distributed to the person specified in the prospectus supplement.

     If a trust fund includes a pre-funding account and the principal balance of additional primary assets delivered to the trust fund during the pre-funding period is less than the original pre-funded amount, the securityholders will receive a prepayment of principal to the extent described in the prospectus supplement. Any principal prepayment may adversely affect the yield to maturity of the applicable securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest a prepayment at yields equaling or exceeding the yields on the securities. It is possible that the yield on any reinvestment will be lower, and may be significantly lower, than the yield on the securities.

                               CREDIT ENHANCEMENT

     The depositor may obtain credit enhancement, which may include overcollateralization, cross-collateralization, subordinated securities, an irrevocable letter of credit, surety bond or insurance policy, or other form of credit enhancement or combination thereof in favor of the trustee on behalf of the holders of a series or designated classes of a series. The depositor may also obtain swap agreements and cap agreements to hedge against interest rate risks. The credit enhancement and hedge agreements will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions described in the prospectus supplement. Credit enhancement and hedge agreements for a series may include one or more of the following forms, or another form specified in the prospectus supplement, and may be structured so as to protect against losses relating to more than one trust fund.

OVER-COLLATERALIZATION

     If specified in the prospectus supplement for a series, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying loans will result in over-collateralization. In addition, if specified in the prospectus supplement for a series, the initial aggregate outstanding principal amount of the mortgage loans in a trust plus the principal amount in the pre-funded account for the series may exceed the aggregate principal amount of the securities issued in such series, resulting in initial principal over-collateralization.

CROSS-COLLATERALIZATION

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature requiring that distributions be made on securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund before distributions are made on subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups in that trust fund. Cross-collateralization may be provided by:

     o allocating specified excess amounts generated by one or more asset groups to one or more other asset groups in the same trust fund, or

     o allocating losses with respect to one or more asset groups to one or more other asset groups in the same trust fund.

     As described in the related prospectus supplement, these excess amounts or losses, as the case may be, will be allocated to the outstanding class or classes of subordinated securities of the related series having the lowest rating assigned by any rating agency or the lowest payment priority. The prospectus supplement for a series that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate groups in the trust. If applicable, the related prospectus supplement will identify the groups to which the credit support relates and the manner of determining the amount of coverage provided by it and of the application of the coverage to the identified groups.

SUBORDINATION

     If specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of those distributions that otherwise would have been payable to holders of subordinated securities as specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest of the related subordinated securities, or by other methods described in the related prospectus supplement.

     If specified in the related prospectus supplement, delays in receiving scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case as specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses on defaulted loans which must be borne by the subordinated securities by virtue of subordination, and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the loans or aggregate losses on the loans were to exceed the amount specified in the related prospectus supplement, holders of senior securities would experience losses on their securities.

     In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

     If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among such classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

INSURANCE

     Credit enhancement for a series may include a pool insurance policy, private mortgage insurance policies on underlying loans, a special hazard insurance policy, bankruptcy bonds or other types of insurance relating to the primary assets.

     Pool Insurance Policy. A pool insurance policy covers, subject to the limitations described in a prospectus supplement, losses resulting from defaults, but generally will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy.

     Private Mortgage Insurance Policy. Certain mortgage loans in the trust may be individually covered by a private mortgage insurance policy, which would insure the mortgage lender. A private mortgage insurance policy insures a portion of the loss on a mortgage loan to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to a certain percentage of the original loan-to-value ratio of such mortgage loan. Private mortgage insurance policies typically do not cover losses caused by physical damage to the mortgaged property, negligence, fraud and certain other risks.

     Special Hazard Insurance Policy. A special hazard insurance policy typically provides that, where there has been damage to mortgaged property securing a defaulted or foreclosed mortgage loan or the manufactured home underlying a contract, title to which has been acquired by the insured, and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the mortgaged property or manufactured home or (2) upon transfer of the mortgaged property or manufactured home to the special hazard insurer, the unpaid principal balance of the loan at the time of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be correspondingly reduced, less any net proceeds from the sale of the mortgaged property or manufactured home. Any amount paid as the cost of repair of a mortgaged property or manufactured home will reduce coverage by the amount paid. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, except under specified circumstances, nuclear reaction, if the mortgaged property is in a federally designated flood area, flood, chemical contamination and related other risks.

     Restoration of the mortgaged property or replacement of the manufactured home with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the mortgaged property be restored or manufactured home replaced before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan. The payment described under (2) above will render unnecessary presentation of a claim for the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the loan plus accrued interest and expenses will not affect the total insurance proceeds paid to security holders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the mortgaged property or manufactured home at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to the assigned value, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds the assigned value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of the Loans." The depositor may obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the federal bankruptcy code. The bankruptcy bond will cover losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by a bankruptcy court of the principal amount of a loan and will cover unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

RESERVE FUNDS

     The depositor may deposit into one or more funds to be established with the trustee as part of the trust fund or for the benefit of any credit enhancer, cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series. In the alternative or in addition to an initial deposit, a reserve fund may be funded over time through application of all or a portion of the excess cash flow from the primary assets, to the extent described in the prospectus supplement.

     Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any credit enhancer or for any other purpose.

     The trustee will invest amounts deposited in a reserve fund in eligible investments.

LETTER OF CREDIT

     Any letter of credit for a series of securities may be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

     o   the loans on the related cut-off date, or

     o   one or more classes of securities.

     If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit may be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     The depositor may enter into a minimum principal payment agreement with an entity specified in the prospectus supplement. The entity would provide payments on the securities of a series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets are not sufficient to make payments on the securities.

DEPOSIT AGREEMENT

     The issuer and the trustee for a series may enter into a deposit agreement with the entity specified in the prospectus supplement. The purpose of a deposit agreement is to accumulate available cash for investment so that it, together with income thereon, can be applied to future distributions on one or more classes of securities.

HEDGE AGREEMENTS

     A trust may hold an interest rate swap agreement, an interest rate cap agreement or similar derivative contract providing limited protection against interest rate risks. These derivative contracts may provide the trust with additional amounts which will be available to pay interest on the securities, to build up overcollateralization, or both.

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

                                    SERVICING

     The following summaries describe material provisions in the servicing agreements common to each series of securities. The summaries do not purport to be complete and are subject to and qualified by reference to the provisions of the servicing agreements and the prospectus supplements. Where particular provisions or terms used in the servicing agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the servicing agreement and any credit enhancement, follow the collection procedures that it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge on a loan and to the extent provided in the servicing agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the dates on which the scheduled payments are due on the loan.

     The servicer, to the extent permitted by law and required by the underlying loan documents, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the mortgaged property or manufactured home and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. The servicer may be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

     The servicer will deposit into the collection account on the business day following the closing date any amounts representing scheduled payments due after the cut-off date but received by the servicer on or before the closing date. Thereafter, the servicer will deposit into the collection account the following:

     o All payments on account of principal, including prepayments, on the primary assets;

     o All payments on account of interest on the primary assets after deducting, if permitted by the servicing agreement, the servicing fee;

     o All amounts received by the servicer in connection with the liquidation of primary assets

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

         or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than liquidation proceeds, which are amounts required to be paid or refunded to the obligor under the terms of the applicable loan documents or otherwise under law, exclusive of, if permitted by the servicing agreement, the servicing fee;

     o All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the obligor;

     o   All amounts from any reserve fund;

     o   All advances made by the servicer; and

     o All repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller.

     The servicer may be permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

     o to reimburse itself for advances made by it; the servicer's right to reimburse itself may be limited to amounts received from particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the mortgaged property or manufactured home, which represent late recoveries of scheduled payments respecting which any advance was made;

     o to the extent provided in the servicing agreement, to reimburse itself for any advances that the servicer determines in good faith it will be unable to recover from late recoveries or proceeds from the particular loan;

     o to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of a damaged mortgaged property or manufactured home and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after reimbursement exceed the outstanding principal balance of the loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the loan;

     o in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted under the servicing agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the servicing agreement;

     o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it; to

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

         pay to the applicable person with respect to each "REO property," a primary asset or mortgaged property acquired through or in lieu of foreclosure acquired in respect thereof that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller, all amounts received thereon and not distributed as of the date on which the repurchase price was determined;

     o to make payments to the trustee for deposit into the distribution account, if any, or for remittance to the holders in the amounts and in the manner provided for in the servicing agreement; and

     o   to clear and terminate the collection account.

         In addition, the servicer may withdraw at any time from the collection account any amount inadvertently deposited in the collection account.

ADVANCES AND LIMITATIONS THEREON

     The prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. The servicer may fund an advance from its own corporate funds, advances made by any sub-servicer or funds held in the collection account for future payment or withdrawal. The servicer will be obligated to make advances, and the obligation may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the prospectus supplement.

MAINTENANCE OF HAZARD INSURANCE POLICIES

     The prospectus supplement will specify the extent to which the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the mortgaged property or manufactured home is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the mortgaged property or manufactured home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover mortgaged properties and manufactured homes located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of common kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a mortgaged property securing a mortgage loan is located in a flood area identified by the Department of Housing and Urban Development under the Flood Disaster Protection Act of 1973, the servicer will be required to cause flood insurance to be maintained with respect to the mortgaged property, to the extent available.

     The standard hazard insurance policies covering mortgaged properties securing mortgage loans or manufactured home securing a contract typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the mortgaged property or manufactured home, including the improvements on any mortgaged property or manufactured home, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(1) the actual cash value, which is the replacement cost less physical depreciation, of the mortgaged property or manufactured home, including the improvements, if any, damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the mortgaged property or manufactured home and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans and manufactured homes declines as the principal balances owing thereon decrease, and since the value of the mortgaged properties or manufactured home will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected mortgaged property or manufactured home.

     Generally, coverage will be in an amount at least equal to the greater of
(1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the loan. The servicer may also maintain on REO property that secured a defaulted mortgage loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or otheradditional insurance will be required of any obligor or will be maintained on REO property, other than under any applicable laws and regulations as shall at any time be in force and shall require additional insurance.

     In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to the series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or REO property. This blanket policy may contain a deductible clause, in which case the servicer may be

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

required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit in the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties or the manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure, repossession or other conversion, the servicer will follow the practices and procedures that it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or repossession or towards the restoration of the mortgaged property or manufactured home unless it determines that (1) the restoration, repossession or foreclosure will increase the liquidation proceeds available to the holders after reimbursement to itself for its expenses and (2) its expenses will be recoverable either through liquidation proceeds or the proceeds of insurance. In the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within two years after the acquisition of the mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the depositor will be required to do so.

     The servicer may arrange with the obligor on a defaulted loan a modification of the loan. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions in the servicing agreement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     When any mortgaged property is about to be conveyed by the obligor, the servicer may, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the mortgage loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the mortgaged property has been or is about to be conveyed, under which the assuming person becomes liable under the mortgage loan and under which the original obligor is released from liability and the assuming person is substituted as the obligor and becomes liable under the mortgage loan. Any fee collected in connection with an assumption will generally be retained by the servicer as additional servicing compensation. The terms of a mortgage loan may not be changed in connection with an assumption.

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

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer will be entitled to a periodic servicing fee as servicing compensation in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable, as specified in the prospectus supplement. In addition, the servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of mortgaged property in connection with defaulted mortgage loans or manufactured homes in connection with a defaulted contract, as will be further specified in the prospectus supplement.

     The servicer may pay expenses incurred in connection with the servicing of the mortgage loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to holders.

     When an obligor makes a principal prepayment in full between due dates on the loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the prospectus supplement in order that one or more classes of the holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the loan, less the servicing fee. If the aggregate amount of shortfalls in a month exceeds the servicing fee for a month, a shortfall to holders may occur.

     The servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The holders will suffer no loss by reason of reimbursement of expenses if expenses are covered under insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any proceeds of insurance policies, liquidation proceeds or amounts derived from other credit enhancement.

     The prospectus supplement will describe the priority of the servicer's right, which is typically senior in priority, to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, with respect to the rights of the holders.

EVIDENCE AS TO COMPLANCE

     If so specified in the prospectus supplement, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that it has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of its examination, it is of the opinion that the servicing has been conducted in compliance with the servicing agreement, except for any exceptions that it believes to be immaterial and any other exceptions identified in the statement.

     The servicer for each series will also provide to the trustee an annual statement to the effect that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding calendar year.

MATTERS REGARDING THE SERVICER

     The servicer for each series will be identified in the prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates. The servicer will generally be NovaStar Mortgage, the parent of the depositor.

     If an event of default occurs under a servicing agreement, the servicer may be replaced by the trustee or a successor servicer. These events of default and the rights of the trustee upon a default under the servicing agreement will be substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Servicing Agreement."

     The servicing agreement will specify the circumstances under which the servicer may assign its rights and delegate its duties and obligations thereunder for each series, which generally will require that the successor servicer accepting the assignment or delegation:

     o   services similar loans in the ordinary course of its business,

     o   is reasonably satisfactory to the trustee,

     o   has a net worth of not less than a minimum amount,

     o would not cause the securities to be qualified, downgraded or withdrawn, and

     o executes and delivers to the trustee an agreement under which it assumes the obligations to act as servicer.

     No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the servicing agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the above criteria. However, the assigning servicer will remain liable for the servicing obligations under the servicing agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the servicing agreement provided that the successor or surviving entity meets the above requirements for a successor servicer.

     The servicer, and its directors, officers, employees and agents, will not be responsible for any action taken or for failing to take any action in good faith under the servicing agreement, or for errors in judgment. However, neither the servicer nor its directors, officers, employees and agents will be protected against any breach of warranty or representations or the failure to perform its obligations in compliance with the specified standard of care, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties. Each servicing agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the servicer may be entitled to be reimbursed for the legal expenses and costs of the action out of the collection account.

                                 THE AGREEMENTS

     The following summaries describe the material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

SALE AND ASSIGNMENT OF PRIMARY ASSETS

     At the time of issuance of the securities of a series, pursuant to a mortgage loan purchase agreement the seller will sell, transfer, convey and assign to the Depositor, and the Depositor will in turn sell, transfer, convey and assign to the trust, all right, title and interest in the primary assets and other property to be transferred to the trust for a series. The sale and assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the prospectus supplement, except for any interests in the trust retained by the seller, the depositor or its affiliate. The trustee will, concurrently with the assignment, execute and deliver the securities.

     Transfer Of Mortgage Loans. The seller will, as to each mortgage loan, deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement a custodian on behalf of the trustee, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original mortgage was delivered to the recording office, and an assignment of the mortgage in recordable form. The trustee or the custodian will hold these documents in trust for the benefit of the holders.

     The seller will cause assignments to the trustee of the mortgages to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required. If the seller does not cause

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

assignments to be recorded, the agreement may require the seller to repurchase from the trustee the affected mortgage loans, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation constitutes the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

     Transfer Of Contracts. The seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the seller will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of assignment, the trustee's interest in contracts could be defeated.

     Transfer Of Private Securities. The depositor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee, or its nominee or correspondent, will have possession of any certificated private securities. See "The Trust Funds--Private Securities."

     Each loan will be identified in a schedule appearing as an exhibit to the agreements. The schedule will specify with respect to each loan the original principal amount and unpaid principal balance as of the cut-off date, the current interest rate, the current scheduled payment of principal and interest, the maturity date, if any, and if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

     Repurchase And Substitution Of Non-Conforming Primary Assets. If any document required to be in the file relating to the primary assets is found by the trustee within a specified period to be defective in any material respect and the seller does not cure the defect within a specified period, the seller will be required to repurchase the affected primary asset.

     The seller may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. However, (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within a specified period after the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

     Any substitute primary asset will have, on the date of substitution, (1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, (2) an interest rate not less than the interest rate of the deleted primary asset, (3) a remaining term-to-stated maturity not greater than that of the deleted primary asset, and will comply with all of the representations and warranties in the applicable agreement as of the date of substitution.

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

     The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

     The seller will make representations and warranties with respect to primary assets for a series. If the seller cannot cure a breach of the representations and warranties in all material respects within the specified time period after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the seller is obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

     No security holder, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the majority holders have made written request upon the trustee to institute a proceeding and have offered to the trustee reasonable indemnity, and the trustee has failed to do so within a specified period.

REPORTS TO HOLDERS

     The trustee or other entity specified in the prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

     o the amount of principal distributed to the security holders and the outstanding principal balance of the securities following the distribution,

     o the amount of interest distributed to the security holders and the current interest on the securities,

     o the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to security holders, .the amounts of
         (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities,

     o the amount received from credit enhancement, and the remaining amount available under any credit enhancement,

     o   the amount of any payment delinquencies on the primary assets, and

     o the book value of any primary assets or mortgaged properties acquired through or in lieu of foreclosure acquired by the trust.

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

     In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish to each holder of record at any time during the calendar year the information specified in the agreements to enable holders to prepare their tax returns. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant.

     A series of securities or one or more classes of the series may be issued in book-entry form. In that event, owners of beneficial interests in the securities will not be considered holders and will not receive the reports directly from the trustee. The trustee will forward reports only to the entity or its nominee which is the registered holder of the global certificate which evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with their practices and procedures.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Servicing Agreement. Events of default under each servicing agreement generally include:

     o any failure by the servicer to deposit any required amounts in the collection account, which failure continues unremedied for a specified period after the giving of written notice of the failure to the servicer,

     o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable servicing agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than a specified percentage of the aggregate voting rights of the securities for that series, and

     o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     The servicing agreement or pooling and servicing agreement will specify the circumstances under which the trustee of the holders of securities may remove the servicer upon the occurrence and continuance of an event of default thereunder relating to the servicing of loans, other than its right to recovery of other expenses and amounts advanced under the terms of the servicing agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the servicing agreement.

     In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution

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

with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the applicable servicing agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee and the other servicing compensation.

     During the continuance of any event of default of a servicer, the trustee will have the right to protect and enforce the rights of the holders, and the majority holders may direct the time, method and place of conducting any proceeding for exercising any trust power. However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

     Indenture. Events of default under the indenture for each series of bonds may include:

     o a default in the payment of any principal or interest on any bond, which continues for a specified period of time;

     o failure to perform any other covenant of the issuer in the indenture which continues for a specified period of time after notice is given;

     o any representation or warranty made by the issuer in the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within a specified period of time after notice is given; or

     o events of bankruptcy, insolvency, receivership or liquidation of the issuer.

     If an event of default with respect to the bonds of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the outstanding bonds may declare the bonds to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the majority holders.

     If, following an event of default with respect to any series of bonds, the bonds have been declared due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral and to continue to apply distributions as if there had been no acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the bonds as they would have otherwise become due. In addition, the trustee may not sell or otherwise liquidate the collateral following an event of default other than a default in the payment of any principal or interest on any bond of the series for a specified period, unless all of the holders consent to the sale, the proceeds of the sale are sufficient to pay in full the principal and interest due on the bonds or the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due, and the trustee obtains the consent of the holders of a specified amount of the bonds.

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

     In the event that the trustee liquidates the collateral in connection with an event of default involving a payment default, the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the holders may be less than would otherwise be the case.

     If the principal of the bonds of a series is declared due and payable, the holders of any bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

     If an event of default shall occur and be continuing, the trustee will not be obligated to exercise any rights or powers under the indenture at the request of the holders, unless the holders provide security satisfactory to the trustee against the expenses and liabilities which might be incurred by it. The majority holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy or exercising any power conferred on the trustee with respect to the bonds. The majority holders may waive the default, except a default in the payment of principal or interest or a default caused by a breach of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected bond holders.

THE TRUSTEE

     The prospectus supplement will identify the trustee for the series. The trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform as trustee, singly upon the separate trustee or co-trustee who will exercise and perform solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by appointment; although the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF THE TRUSTEE

     The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any primary asset or documents. If no event of default as defined in the agreement has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the trustee is required to examine them to determine whether they are in the form required by the agreements. However, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or the servicer under the agreement.

     The trustee may be held liable for its negligent action or failure to act, or for its misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time (1) if the trustee ceases to be eligible to continue as a trustee under the agreement, (2) if the trustee becomes insolvent or (3) by a majority of the holders. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

     Each agreement may be amended by the parties to the agreement, without notice to or consent of the holders, to correct any ambiguity or any defective provisions, to supplement any provision, or to comply with any requirements imposed by the Internal Revenue Code. Any amendment will not adversely affect in any material respect the interests of any holders.

     Each agreement may also be amended by the parties with the consent of a specified percentage of the holders, for the purpose of adding, changing or eliminating any provision of the agreement. No amendment may reduce or delay the payments on any security without the consent of the holder of the security.

VOTING RIGHTS

     The prospectus supplement will state the method of determining allocation of voting rights with respect to a series.

LIST OF HOLDERS

     No agreement will provide for the holding of any annual or other meeting of holders.

REMIC ADMINISTRATOR

     For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor or the trustee.

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

TERMINATION

     Pooling And Servicing Agreement; Trust Agreement. The pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts payable to them after the final payment or liquidation of the primary assets and the disposition of all foreclosure property or the sale by the trustee of the primary assets. For a description of the ways in which securities may be retired early, see "Description of the Securities--Optional Redemption, Purchase or Termination" and "--Mandatory Termination; Auction Sale."

     For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination.

     Indenture. The indenture will be discharged with respect to a series of bonds upon the delivery to the trustee for cancellation of all the bonds or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the bonds of the series. See "Description of the Securities--Defeasance."

                             LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of legal aspects of loans, which are general in nature. Because these legal aspects are to a degree governed by state law, the summaries do not purport to be complete, reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the mortgage loans are situated.

MORTGAGE LOANS

     The mortgage loans will be represented by a note and an accompanying mortgage or deed of trust. The borrower is personally liable to repay the indebtedness evidenced by the mortgage loan under the note. The mortgage creates a lien on the related mortgaged property to secure the indebtedness.

     Enforcement Of The Note. Under the note, the borrower is personally liable to repay the indebtedness evidenced by the mortgage loan. In some states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the note.

     Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California,

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

statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sales of the real property. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default on a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by paying arrearages over a number of years.

     Federal bankruptcy courts also have indicated that the terms of a loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     Tax liens arising under the Internal Revenue Code may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such as the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     Security Interests -- Real Estate Mortgages. The mortgage loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt depending upon the prevailing practice in the state in which the mortgaged property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the

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

repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens under the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the mortgaged property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: The trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the mortgaged property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     Foreclosure On Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the mortgaged property and sent to all parties having an interest of record in the mortgaged property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the mortgaged property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct warranting a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty third party purchasers have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at a foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender's investment in the mortgaged property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

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

     Mortgage Registration Under MERS. The mortgages for certain mortgage loans may be originally recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS"), solely as nominee for the seller, and its successors and assigns. Subsequent assignments of such mortgages may be registered electronically through the MERS system. For other mortgage loans, (i) the mortgage may be originally recorded in the name of the seller, (ii) record ownership may be later assigned to and registered in the name of MERS, solely as nominee for the seller, and its successors and assigns, and (iii) subsequent assignments of the mortgage may be registered electronically through the MERS system. For each of such mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the seller, and its successors and assigns, and does not have any beneficial interest in the mortgage loan.

     The assignment of mortgages to MERS is a new practice in the mortgage lending industry. The servicer will be able to commence foreclosure proceedings on MERS-registered mortgages when necessary and appropriate. Public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds and increase the amount of realized losses on the mortgage loans.

     Rights Of Redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the mortgaged property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem mortgaged property after a trustee's sale under a deed of trust.

     Junior Mortgages; Rights Of Senior Mortgages. The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the mortgaged property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the mortgaged property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in any order as the mortgagee may determine. Thus, in the event improvements on the mortgaged property are damaged or destroyed by fire or other casualty, or in the event the mortgaged property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the mortgaged property and, when due, all encumbrances, charges and liens on the mortgaged property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the mortgaged property, to maintain and repair the mortgaged property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the mortgaged property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is sometimes given the right to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     Due-On-Sale Clauses In Mortgage Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real mortgaged property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, with exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to loans that were (1) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable if they result from the bankruptcy proceeding.

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

     Enforceability Of Prepayment And Late Payment Fees. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

     Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the loans.

     Equitable Limitations On Remedies. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the mortgaged property or the borrower's execution of secondary financing affecting the mortgaged property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Applicability Of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to specified types of residential first lien loans originated by specified types of lenders. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of a state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

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

     Security Interests In Personal Property And Fixtures. A portion of each mortgaged property may consist of property which is "personal property" or a "fixture" under local state law. This will most commonly occur when the proceeds of the related mortgage loan were applied to property improvements, although any mortgaged property may have some personal property components. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Those purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the personal property must generally be perfected by a timely fixture filing. In general, a security interest does not exist in ordinary building material incorporated into an improvement on land. Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the personal property being financed.

     Enforcement Of Security Interest In Personal Property. So long as the personal property has not become subject to the real estate law, a creditor can repossess the property securing a contract by voluntary surrender, by "self-help" repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice prior to commencement of any repossession. Most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. Most states also require that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONTRACTS

     As a result of the assignment of the contracts to the trustee, the trust fund will succeed collectively to all of the rights and will assume the obligations of the obligee under the contracts. Each contract evidences both the obligor's obligation to repay the loan, and the grant of a security interest in the manufactured home. Aspects of both features of the contracts are described more fully below.

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

     The contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. The Uniform Commercial Code treats the sale of chattel paper in a manner similar to perfection of a security interest in chattel paper. The seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the seller will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The manufactured homes securing the contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection is governed by the Uniform Commercial Code. The servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the servicer fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, the trustee may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the Uniform Commercial Code or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the Uniform Commercial Code, and the notation of the security interest on the certificate of title or the filing of a financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the issuer. With respect to a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The servicer will represent that at the date of the initial issuance of the related securities it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the manufactured homes securing the contracts.

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

The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the holders. Neither the depositor nor the trustee will amend the certificates of title to identify the trustee or the trust fund as the new secured party, and neither the depositor nor the servicer will deliver the securities of title to the trustee or note thereon the interest of the trustee. Accordingly, the servicer, or the seller, continues to be named as the secured party on the certificate of title relating to the manufactured homes. In many states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest in the manufactured home might not be effective or perfected or that, in the absence of notation or delivery to the trustee, the assignment of the security interest in the manufactured home might not be effective against creditors of the servicer (or the seller) or a trustee in bankruptcy of the servicer, or the seller.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the servicer, or the seller, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the holders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the holders could be released.

     In the event that the owner of a manufactured home moves it to a state other than the state in which that manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee's security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the servicer takes steps to effect the re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the trustee, or its custodian, must surrender possession of the certificate of title or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the servicing agreement, the servicer is obligated to take steps as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest. The seller will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, those liens could arise at any time during the term of a contract. No notice will be given to the trustee or holders in the event that a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

     The servicer on behalf of the trustee, to the extent required by the related servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice prior to commencement of any repossession. The Uniform Commercial Code and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of the repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before those proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing that debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

     The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of contract to all claims and defenses which the debtor could assert against the seller of goods.

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

Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

     The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.

     In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depository Institutions Act of 1982 generally preempts state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes, with some exemptions and conditions. Consequently, in some states the servicer may be prohibited from enforcing a "due-on-sale" clause in the contracts.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on specified kinds of manufactured housing. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The seller will represent that all of the contracts comply with applicable usury law.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military

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

service, (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service and (3) may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in a trust fund for a series is relieved under the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the depositor nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of that series.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local tax consequences to them of the purchase, ownership and disposition of the securities. References in this section to "sections" and the "code" refer to the Internal Revenue Code of 1986, as amended.

     The following discussion addresses securities of four general types:

     o securities representing interests in a grantor trust which the depositor will covenant not to elect to have treated as a REMIC;

     o securities representing interests in a trust, or a portion thereof, which the depositor will covenant to elect to have treated as a REMIC under sections 860A through 860G;

     o securities that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; and

     o securities representing interests in a trust that is intended to be treated as a partnership under the code.

     The prospectus supplement for each series of securities will indicate whether a REMIC election (or elections) will be made for the related trust and, if a REMIC election is to be made, will identify all "regular interests" and "residual interests" in the REMIC.

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

GRANTOR TRUST SECURITIES

     With respect to each series of grantor trust securities, Stinson, Mag & Fizzell, P.C., special tax counsel to the depositor, or other nationally recognized counsel as set forth in the prospectus supplement, will deliver its opinion to the depositor that the related grantor trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest security." A grantor trust security representing ownership of all or a portion of the difference between interest paid on the loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to the grantor trust will be referred to as a "grantor trust strip security."

     Taxation Of Beneficial Owners Of Grantor Trust Securities. Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities) and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2% of the beneficial owner's adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

     Beneficial owners of grantor trust strip securities generally will be required to treat the securities as "stripped coupons" under section 1286. Accordingly, that beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security. See "--Discount and Premium," below.

     Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of that security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner's income as it accrues (regardless of the beneficial owner's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and
(ii) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

     Sales Of Grantor Trust Securities. Any gain or loss recognized on the sale of a grantor trust security (equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The preceding sentences may not apply in the case of banks and other financial institutions if section 582(c) applies. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

     Grantor Trust Reporting. The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year any customary factual information that the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC SECURITIES

     If provided in a prospectus supplement, an election will be made to treat a trust as a REMIC. With respect to each series of securities for which that election is made, Stinson, Mag & Fizzell, P.C., special tax counsel to the depositor, or other nationally recognized counsel as set forth in the prospectus supplement, will deliver its opinion to the depositor that, assuming compliance with the pooling and servicing agreement, the trust will be treated as a REMIC for federal income tax purposes. A trust for which a REMIC election is made will be referred to in this prospectus as a "REMIC trust." The securities of each class will be designated as "regular interests" in the REMIC trust except that a separate class will be designated as the "residual interest" in the REMIC trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute a REMIC regular security or a REMIC residual security. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus.

     A REMIC trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances described below. See "--Taxes on a REMIC

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

Trust." Generally, the total income from the mortgage loans in a REMIC trust will be taxable to the beneficial owners of the securities of that series, as described below.

     Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC securities. While material provisions of the REMIC regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC regulations in their specific circumstances.

     Special Tax Attributes. REMIC regular securities and REMIC residual securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) and "real estate assets" within the meaning of section 856(c)(5)(B). If at any time during a calendar year less than 95% of the assets of a REMIC trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3)), then the portion of the REMIC regular securities and REMIC residual securities that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC trust that are qualified mortgages. Similarly, income on the REMIC regular securities and REMIC residual securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B), subject to the same limitation as described in the preceding sentence. For purposes of applying this limitation, a REMIC trust should be treated as owning the assets represented by the qualified mortgages. The assets of the trust fund will include, in addition to the mortgage loans, payments on the mortgage loans held pending distribution on the REMIC regular securities and REMIC residual securities and any reinvestment income thereon. REMIC regular securities and REMIC residual securities held by a financial institution referred to in section 582(c)(2) will be treated as evidences of indebtedness for purposes of section 582(c)(1). REMIC regular securities will also be qualified mortgages with respect to other REMICs.

     Tiered REMIC Structures. For a series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC securities that is a tiered REMIC structure, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC securities issued by these REMICs will be considered to evidence ownership of REMIC regular securities or REMIC residual securities in the related REMIC within the meaning of the REMIC provisions.

     Taxation Of Beneficial Owners Of REMIC Regular Securities. Except as indicated below in this federal income tax discussion, the REMIC regular securities will be treated for federal income tax purposes as debt instruments issued by the REMIC trust on the settlement date and not as ownership interests in the REMIC trust or its assets. Beneficial owners of REMIC regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to those securities under an accrual method. For additional tax consequences relating to REMIC regular securities purchased at a discount or with premium, see "--Discount and Premium," below.

     For classes of securities that do not have a principal balance, the code requires the recognition of gain upon the "constructive sale of an appreciated financial position." A

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constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument.

TAXATION OF BENEFICIAL OWNERS OF REMIC RESIDUAL SECURITIES

     Daily Portions. Except as indicated below, a beneficial owner of a REMIC residual security in a REMIC trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC trust for each day during a calendar quarter that the beneficial owner owned the REMIC residual security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC trust for the quarter and by allocating the amount so allocated among the beneficial owners of residual securities (on that day) in accordance with their percentage interests on that day. Any amount included in the gross income or allowed as a loss of any beneficial owner of a residual security by virtue of this paragraph will be treated as ordinary income or loss.

     The requirement that each beneficial owner of a REMIC residual security report its daily portion of the taxable income or net loss of the REMIC trust will continue until there are no securities of any class outstanding, even though the beneficial owner of the REMIC residual security may have received full payment of the stated interest and principal on its REMIC residual security.

     The trustee will provide to beneficial owners of REMIC residual securities of each series of securities (i) any information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the securities of the series that may be required under the code.

     Taxable Income Or Net Loss Of A REMIC Trust. The taxable income or net loss of a REMIC trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC trust. The taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d)) on the REMIC regular securities (but not the REMIC residual securities), even though REMIC regular securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC trust. Second, market discount equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC trust generally will be included in income by the REMIC trust as it accrues under a constant yield method, taking into account the "prepayment assumption" (as defined in the prospectus supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC regular securities and REMIC residual securities in the REMIC trust on the settlement date. If, however, a substantial amount of a class of REMIC regular securities or REMIC residual securities has not been sold to the public, then the fair market value of all the REMIC regular

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securities or REMIC residual securities in that class as of the date of the prospectus supplement should be substituted for the issue price.

     Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2). Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 will not be applied at the REMIC trust level to any ordinary and necessary operating expenses, other than those that are allocable to tax exempt income. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) Finally, any income from foreclosure property is reduced by the section 8606(c) tax imposed on net income from foreclosure property. In addition, under the REMIC regulations, any expenses that are incurred in connection with the formation of a REMIC trust and the issuance of the REMIC regular securities and REMIC residual securities are not treated as expenses of the REMIC trust for which a deduction is allowed. If the deductions allowed to a REMIC trust exceed its gross income for a calendar quarter, the excess will be a net loss for the REMIC trust for that calendar quarter. The REMIC regulations also provide that any gain or loss to a REMIC trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5)), will be treated as ordinary gain or loss.

     A beneficial owner of a REMIC residual security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC trust at a discount, some or all of the REMIC regular securities are issued at a discount, and the discount included as a result of a prepayment on a mortgage loan that is used to pay principal on the REMIC regular securities exceeds the REMIC trust's deduction for unaccrued original issue discount relating to the REMIC regular securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular securities, may increase over time as the earlier classes of REMIC regular securities are paid, whereas interest income with respect to any given mortgage loan expressed as a percentage of the outstanding principal amount of that mortgage loan, will remain constant over time.

     Basis Rules And Distributions. A beneficial owner of a REMIC residual security has an initial basis in its security equal to the amount paid for that REMIC residual security. That basis is increased by amounts included in the income of the beneficial owner and decreased (but not below zero) by distributions and by any net loss taken into account with respect to the REMIC residual security. A distribution on a REMIC residual security to a beneficial owner is not included in gross income to the extent it does not exceed the beneficial owner's basis in the REMIC residual security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC residual security, shall be treated as gain from the sale of the REMIC residual security.

     A beneficial owner of a REMIC residual security is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the beneficial owner's adjusted basis in its REMIC residual security as of the close of the calendar quarter (determined

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without regard to the net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual security are subject to special tax rules. With respect to a beneficial owner of a REMIC residual security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during a quarter that the REMIC residual security was held by the beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the settlement date, based on quarterly compounding, and properly adjusted for the length of the quarter. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter is equal to the issue price of the REMIC residual security, increased by the amount of daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC residual securities were sold. The federal long-term rate is a blend of current yields on treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

     In general, beneficial owners of REMIC residual securities with excess inclusion income cannot offset that income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 511 ), an excess inclusion of a beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC regulations indicate that if a beneficial owner of a REMIC residual security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on foreign investors that own REMIC residual securities, see "--Foreign Investors" below.

     The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC trust as excess inclusions if the REMIC residual security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC regulations, future regulations may contain this rule. If that rule were adopted, it is unclear how significant value would be determined for these purposes. If no similar rule is applicable, excess inclusions should be calculated as discussed above.

     In the case of any REMIC residual securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to REMIC residual securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2), excluding any net capital gain) will be allocated among the shareholders of that trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if

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held directly by the shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and cooperatives that hold a REMIC residual security.

     Pass-Through Of Servicing And Guaranty Fees To Individuals. A beneficial owner of a REMIC residual security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for these fees will be allowed to a beneficial owner only to the extent that those fees, along with some of the beneficial owner's other miscellaneous itemized deductions, exceed 2% of the beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC residual security may not be able to deduct any portion of the fees in computing a beneficial owner's alternative minimum tax liability. A beneficial owner's share of the fees will generally be determined by (i) allocating the amount of the expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on that day.

TAXES ON A REMIC TRUST

     Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than under specified exceptions, the receipt of investment income from a source other than a qualified mortgage or other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests other than pursuant to a qualified liquidation.

     Contributions To A REMIC After The Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the settlement date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by treasury regulations.

     Net Income From Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     Sales Of REMIC Securities. Except as provided below, if a REMIC regular or residual security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the security. The adjusted basis of a REMIC regular security generally will equal the cost of that security to the seller, increased by any original issue

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discount or market discount included in the seller's gross income with respect to the security and reduced by distributions on that security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to the security. See "--Discount and Premium." The adjusted basis of a REMIC residual security is determined as described above under "--Taxation of Beneficial Owners of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) , any gain or loss will be capital gain or loss, provided the security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221.

     Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC regular security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on treasury securities) as of the date of purchase over (ii) the amount actually includible in the beneficial owner's income. In addition, gain recognized on a sale by a beneficial owner of a REMIC regular security who purchased the security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period a security was held by the beneficial owner, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

     If a beneficial owner of a REMIC residual security sells its REMIC residual security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual security, the beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i)) comparable to a residual interest in a REMIC. That disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by treasury regulations, no such regulations have yet been published.

     Transfers Of REMIC Residual Securities. Section 860E(e) imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC residual security to a disqualified organization. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether by purchase, by default under a secured lending agreement or otherwise.

     The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless the organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in the entity are not held by disqualified organizations and (ii) information necessary for the application of the tax on transfers to disqualified organizations will be made

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

available. Restrictions on the transfer of a REMIC residual security and other provisions that are intended to meet this requirement are described in the pooling and servicing agreement, and will be discussed more fully in the prospectus supplement relating to the offering of any REMIC residual security. A transferor of a REMIC residual security (or an agent of a transferee of a REMIC residual security, as the case may be) will be relieved of the tax if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. In addition, a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, cooperatives and nominees) that holds a REMIC residual security may be subject to additional taxes under section 860E(e) if a disqualified organization is a recordholder of an interest in that entity. No tax will be imposed on a pass-through entity for a period with respect to an interest in that entity owned by a disqualified organization if (i) the record-holder of the interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during that period, the pass-through entity has no actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a REMIC residual security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e). An exception to this tax, otherwise available to a pass-through entity that is furnished with affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

     Under the REMIC regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--grantor trust securities and REMIC regular securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC residual security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC residual security is no less than the product of the present value of the "anticipated excess inclusions" with respect to that security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when the liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC residual security, determined as of the date the security is transferred and based on events that have occurred as of that date and on the prepayment assumption. See "--Discount and Premium" and "--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions."

     The REMIC regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC residual security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result

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

of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as a holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows on the residual interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The IRS has issued a proposed regulation that adds a third requirement to this improper knowledge safe harbor: the present value of the anticipated tax liabilities associated with holding the residual interest must not exceed the sum of (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. The IRS recently issued Revenue Procedure 2001-12, which added an alternative third prong to the safe harbor rule that may be used while the IRS considers comments on the proposed regulation. The revenue procedure applies to transfers on or after February 4, 2000, and requires that either a formula test or an asset test be satisfied. The formula test requires that the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of (i) the present value of any consideration given to the transferee to acquire the interest, (ii) the present value of the expected future distributions on the interest and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the formula test, the transferee is assumed to pay tax at the highest corporate tax rate, and present values generally are computed using a different rate equal to the applicable federal rate prescribed by section 1274(d) compounded semiannually.

     In lieu of meeting the above test, a transfer of a noneconomic residual interest may still benefit from the safe harbor presumption if it meets the following asset test:

     o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, excluding from consideration obligations of related persons and any other asset if a principal purpose for holding or acquiring such asset was to permit the corporation to meet the asset test;

     o the transferee is an eligible corporation within the meaning of the FASIT rules that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction that is eligible for the safe harbor presumption and the transferor does not know or have reason to know that the transferee will not honor those restrictions;

     o the transfer is not to a foreign branch or otherwise part of an arrangement by which the residual interest is at any time subject to net tax by a foreign country or possession of the United States; and

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid.

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

Transferors of a REMIC residual security should consult with their own tax advisors for further information regarding the transfers.

     Mark-to-Market Rules. Prospective purchasers of a REMIC residual security should be aware that the IRS issued final mark-to-market regulations which provide that a REMIC residual security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC residual security should consult their tax advisors regarding the possible application of the mark-to-market regulations.

     Reporting And Other Administrative Matters. For purposes of the administrative provisions, each REMIC trust will be treated as a partnership and the beneficial owners of REMIC residual securities will be treated as partners. The trustee will prepare, sign and file federal income tax returns for each REMIC trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the trustee will furnish to each beneficial owner that received a distribution during that year a statement setting forth the portions of any distributions that constitute interest distributions, original issue discount, and any other information required by treasury regulations and, with respect to beneficial owners of REMIC residual securities in a REMIC trust, information on a quarterly basis necessary to compute the daily portions of the taxable income (or net loss) of the REMIC trust for each day during the year. The trustee will also act as the tax matters partner for each REMIC trust, either in its capacity as a beneficial owner of a REMIC residual security or in a fiduciary capacity. Each beneficial owner of a REMIC residual security, by the acceptance of its REMIC residual security, agrees that the trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

     Each beneficial owner of a REMIC residual security is required to treat items on its return consistently with the treatment on the return of the REMIC trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC trust and elects to be treated as having informed the IRS of the inconsistency. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC trust level.

     Termination. In general, no special tax consequences will apply to a beneficial owner of a REMIC regular security upon the termination of a REMIC trust by virtue of the final payment or liquidation of the last mortgage loan remaining in the trust fund. If a beneficial owner of a REMIC residual security's adjusted basis in its REMIC residual security at the time the termination occurs exceeds the amount of cash distributed to the beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC residual security is entitled to a loss equal to the amount of that excess.

DEBT SECURITIES

     With respect to each series of debt securities, Stinson, Mag & Fizzell, P.C., special tax counsel to the depositor, or other nationally recognized counsel as set forth in the prospectus

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supplement, will deliver its opinion to the depositor that the securities will be classified as debt secured by the related loans. Consequently, the debt securities will not be treated as ownership interests in the loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "--Discount and Premium," below. This opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus.

     Special Tax Attributes. As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, debt securities will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in debt securities.

     Sale Or Exchange. If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

     In general (except as described in "--Discount and Premium--Market Discount," below), except for financial institutions subject to section 582(c), any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset (within the meaning of section 1221), will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

PARTNERSHIP INTERESTS

     With respect to each series of partnership interests, Stinson, Mag & Fizzell, P.C., special tax counsel to the depositor, or other nationally recognized counsel as set forth in the prospectus supplement, will deliver its opinion to the depositor that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus.

     Special Tax Attributes. As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, partnership interests will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in partnership interests.

     Taxation Of Beneficial Owners Of Partnership Interests. If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into

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

account an allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the code, treasury regulations and the partnership agreement (here, the trust agreement and related documents).

     The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying mortgage loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

     The trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. (See "Backup Withholding" and "Foreign Investors" below).

     Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the holder under the code.

     Under section 708, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under the final regulations issued on May 8, 1997, if such a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

     Sale Or Exchange Of Partnership Interests. Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income (includible in income) and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold (rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest).

     Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, that excess may give rise to a capital loss upon the retirement of the partnership interest.

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If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interest than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754.

     Partnership Reporting Matters. The Owner trustee is required to (i) keep complete and accurate books of the trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and (iii) report each beneficial owner of a partnership interest's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interests must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all the inconsistencies.

     Under section 6031, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. Required information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest, and a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not related to the income and losses of the trust.

DISCOUNT AND PREMIUM

     A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount and premium. In addition, all grantor trust strip securities and some grantor trust fractional interest securities will be treated

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as having original issue discount by virtue of the coupon stripping rules in section 1286. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security (or upon a sale of a security); and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

     Original Issue Discount. In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a publicly offered security that is issued for money is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the settlement date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may be an accrual security is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first distribution date over the interest that accrues for the period from the settlement date to the first distribution date.

     Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (1) the number of complete years (rounding down for partial years) from the settlement date until the date on which each distribution is expected to be made under the assumption that the mortgage loans prepay at the rate specified in the prospectus supplement by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

     Section 1272(a)(6) contains special original issue discount rules directly applicable to REMIC securities and certain accelerable debt securities. Section 1272(a)(6) applies to grantor trust securities for tax years beginning after August 5, 1997. Under these rules, (1) the amount and rate of accrual of original issue discount on each series of securities will be based on (x) the prepayment assumption, and (y) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the settlement date, and (2) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

     Section 1272(a)(6)(B)(iii) requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in treasury regulations. To date,

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no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The depositor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The depositor makes no representation, however, that the mortgage loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

     Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities. The trustee will report original issue discount based on accrual periods of no longer than one year either (1) beginning on a distribution date or, in the case of the first accrual period, the settlement date, and ending on the day before the next distribution date or
(2) beginning on the next day following a distribution date and ending on the next distribution date.

     Under section 1272(a)(6), the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (1) the sum of
(A) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (B) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on
(1) the yield to maturity of the security, calculated as of the settlement date, giving effect to the prepayment assumption, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the settlement date over the entireG life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to that security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     In the case of grantor trust strip securities and some REMIC securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of the negative amounts. The legislative history to section 1272(a)(6) indicates that the negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed

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positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

     A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to that security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

     Market Discount. A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent that the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. With respect to securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either
(1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a security will be considered to be zero if that discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to that distribution will be recognized.

     Securities Purchased At A Premium. A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased that "premium security" at a premium. The purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) , to treat the premium as an "amortizable bond premium." If a beneficial owner makes that election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a distribution date will be reduced by the portion of the premium allocable to each period based on the instrument's yield to maturity. Further, the beneficial owner must make corresponding reductions in his or her basis in the security. The

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premium amortization should be made using constant yield principles. If the election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all the fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If the election is not made,
(1) the beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the instrument and, when each principal distribution is received, a loss equal to the premium allocated to that distribution ordinarily will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the instrument.

     Some securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding some securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that a security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In that event, section 1272(a)(6) would govern the accrual of the original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2). Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of these securities, the trustee intends to furnish tax information to beneficial owners of the securities in accordance with the rules described in the preceding paragraph.

     Special Election. For any security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

     Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 at a rate of 30% for payments made during calendar years 2002 and 2003, 29% in 2004 and 2005 and 28% in 2006 and thereafter, if recipients of the distributions fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

     The IRS has issued final regulations (the "Withholding Regulations") which, among other things, affect the procedures to be followed by a Non-U.S. Person in establishing such Non-U.S.

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Person's exemption for the purpose of the backup withholding rules of sections
1441 and 1442, which generally require withholding at a rate of 30% on certain specialized payments. The Withholding Regulations generally are effective for payments made after December 31, 2000. Prospective investors should consult their own tax advisors concerning the effect of the Withholding Regulations on their purchase, ownership and disposition of the Notes.

FOREIGN INVESTORS

     Grantor Trust Securities And REMIC Regular Securities. Distributions made on a grantor trust security, debt security or a REMIC regular security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes, provided the requirements set forth below are met. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. Person, and provides the name, address and taxpayer identification numbers (in certain circumstances) of that beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives a statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual securities of any REMIC trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C).

     REMIC Residual Securities. Amounts distributed to a beneficial owner of a REMIC residual security that is a non-U.S. Person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions."

     Partnership Interests. Depending upon the particular terms of the trust agreement and servicing agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. If the trust is considered to be engaged in a trade or business in the United States for those purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in those cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the

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trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

INVESTORS AFFECTED

     A federal law called the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

     o a pension or other employee benefit plan of employers in the private sector that is regulated under ERISA, referred to as an ERISA plan,

     o an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

     o a pension and other benefit plan for the employees of state and local governments, called a government plan, or

     o an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

     A summary of the effects of those laws follows.

FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES

     ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the

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plan's assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

PROHIBITED TRANSACTION ISSUES FOR ERISA PLANS, KEOGH PLANS, IRAS AND RELATED INVESTMENT VEHICLES

     General. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor. Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

     Purchase And Sale of Securities. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

     Transactions Incidental to The Operation of The Trust. Transactions involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of the trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust's assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The United States Department of Labor has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. sections 2510.3-101. Under the plan asset regulations, a trust's assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes. To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (i)

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the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (ii) the securities are publicly offered securities as defined in the plan asset regulations, or (iii) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

POSSIBLE EXEMPTIVE RELIEF

     The United States Department of Labor has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transaction.

     Class Exemptions. The United States Department of Labor has issued Prohibited Transaction Class Exemptions, or PTCEs, which provide that exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

     Class Exemptions For Purchases And Sales of Securities. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

     o PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

     o PTCE 86-128, which exempts certain transactions between plans and certain broker-dealers.

     o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

     o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

     o PTCE 96-23, which exempts certain transactions approved on behalf of a plan by an in-house investment manager, or INHAM.

     These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale

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of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

     Class Exemptions For Purchases And Sales of Securities And Transactions Incidental to The Operation of The Trust. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

     o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

     o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

     Individual Underwriter Exemptions for Transactions Involving Certificates. The Department of Labor has issued to various underwriters individual prohibited transaction exemptions, which generally exempt from the application of the prohibited transaction provisions of section 406(a), 406(b)(1), 406(b)(2) and 407(a) of ERISA and the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, transactions with respect to the initial purchase, the holding and the subsequent resale by plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the underwriter exemptions. The underwriter exemptions will only be available for securities that are certificates.

     Among the conditions that must be satisfied in order for the underwriter exemptions to apply to offered certificates are the following:

     o the acquisition of the certificates by a plan is on terms, including the price for the certificates, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

     o the rights and interests evidenced by the certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust, other than in the case of a "designated transaction", as defined below;

     o the certificates acquired by the plan have received a rating at the time of the acquisition that is one of the three (or in the case of a designated transaction, four) highest generic rating categories from Standard & Poor's Rating Services, Moody's Investors Service, Duff & Phelps Credit Rating Co. or Fitch Investors Service (hereinafter called the Rating Agencies);

     o the trustee of the trust is not an affiliate of the trust sponsor, any servicer, any underwriter, any insurer, any swap counterparty or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance

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         of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

     o the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the company in exchange for the assignment of the loans to the trust estate represents not more than the fair market value of the loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses;

     o the plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

     o in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

     The trust estate must also meet the following requirements:

     o the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

     o certificates in the other investment pools must have been rated in one of the three highest rating categories of the Rating Agencies for at least one year prior to the plan's acquisition of certificates; and

     o certificates evidencing interests in other investment pools must have been purchased by investors other than plans for at least one year prior to the plan's acquisition of certificates.

     For the purposes of the underwriter exemptions, "Designated Transactions" include a transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by a single-family residential, multi-family, commercial real property or lease hold interests therein.

     Moreover, the underwriter exemptions provide relief from self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary, or its affiliate, is an obligor on the receivables held in the trust; although, among other requirements, (1) in the case of an acquisition in connection

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

with the initial issuance of certificates, at least fifty percent of each class of certificates in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group; (2) the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (3) the plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (4) immediately after the acquisition, no more than twenty-five percent of the assets of the plan with respect to which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The underwriter exemptions do not apply to plans companyed by the "restricted group," which is the company, the underwriters, the trustee, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of the parties.

     Conditions For Pre-funding Accounts. If the trust includes a pre-funding account, the following conditions also apply:

     o The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

     o All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by the Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either a Rating Agency or a majority vote of outstanding certificate holders.

     o After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Rating Agencies at least as high as the rating assigned at the time of the initial issuance of the securities.

     o The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

     o Either the characteristics of the obligations added to the trust during the pre-funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

     o The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the

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

         unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

     o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States.

     o The prospectus or prospectus supplement must describe the duration of the pre-funding period.

     o The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of securityholders of the trust, including ERISA plans.

     The prospectus supplement will indicate if an underwriter exemption that does not apply to a series of securities during a prefunding period will apply thereafter to permit the securities to be purchased with plan assets after the prefunding period is completed.

     In addition to the underwriter exemptions, the Department of Labor has issued Prohibited Transaction Class Exemption ("PTCE") 83-1 which provides an exemption for transactions involving the sale or exchange of residential mortgage pool pass-through certificates by plans and for transactions in connection with the servicing and operation of the mortgage pool.

     Bonds. The underwriter exemptions will not be available for securities that are bonds. Under the plan assets regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation were applicable. An "equity interest" is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Accordingly, if the bonds are treated as having substantial equity features, the purchase, holding and resale of the bonds could result in a transaction that is prohibited under ERISA or the Internal Revenue Code. If the bonds are treated as indebtedness without substantial equity features, the trust's assets would not be deemed assets of a plan. However, in that case, the acquisition or holding of the bonds by or on behalf of a plan could nevertheless give rise to a prohibited transaction, if the acquisition and holding of bonds by or on behalf of a plan was deemed to be a prohibited loan to a party in interest with respect to the plan. Exemptions from the prohibited transaction rules could be applicable to the purchase and holding of bonds by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire the bonds. Included among these exemptions are: PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding transactions entered into by bank collective investment funds; PTCE 95-60, regarding transactions entered into by insurance company general accounts; and PTCE 96-23, regarding transactions effected by "in-house asset managers". Each purchaser and each transferee of a bond that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the bond will be covered by one of the exemptions listed above or by another Department of Labor class exemption

     Consultation With Counsel. The prospectus supplement for each series of securities will provide further information which plans should consider before purchasing the offered securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the company or the underwriters that this investment meets all relevant requirements with respect to investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

     In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of SMMEA. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, or that represents an interest in a trust fund that includes junior mortgage loans, will not constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage-related securities, or require the sale or

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

other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

     On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     On December 1, 1998, the Office of Thrift Supervision issued Thrift Bulletin 13a, entitled, "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which is applicable to thrift institutions regulated by the OTS. Thrift Bulletin 13a has an effective date of December 1, 1998. One of the primary purposes of Thrift Bulletin 13a is to require thrift institutions, prior to taking any investment position, to (1) conduct a pre-purchase portfolio sensitivity analysis for any significant transaction involving securities or financial derivatives and (2) conduct a pre-purchase price sensitivity analysis of any complex security or financial derivative. For the purposes of Thrift Bulletin 13a, complex security includes, among other things, any collateralized mortgage obligation or REMIC security, other than any plain vanilla mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool, that are non-callable and do not have any special features. Accordingly, the offered securities may be viewed as complex securities. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, Thrift Bulletin 13a recommends that the use of complex securities with high price sensitivity be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. Thrift Bulletin 13a warns that an investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

     Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage-related securities for purposes of SMMEA, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

     Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                                     RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

                              AVAILABLE INFORMATION

     The depositor has filed a registration statement with respect to the securities with the Securities and Exchange Commission. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the agreements, but do not contain all of the information in the registration statement. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Securities and Exchange Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the Securities and Exchange Commission.

     Each trust will be required to file reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. The depositor intends to cause each trust to suspend filing the reports if and when the reports are no longer required under said act.

     No person has been authorized to give any information or to make any representation other than those contained in this prospectus and any prospectus supplement and you must not rely upon such information or representations. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby and thereby nor an offer of the securities to any person in any state or other jurisdiction in which that offer would be unlawful. You should not assume that information in this prospectus is correct as of any time subsequent to its date.

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

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     All documents that we subsequently file with the Securities and Exchange Commission under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus shall be incorporated by reference in this prospectus and be a part of this prospectus. Any statement contained in a document incorporated by reference shall be modified or superseded if a statement contained in this prospectus, the prospectus supplement or in any other document subsequently incorporated by reference modifies or replaces that statement.

     The depositor will provide without charge, on request of each person to whom this prospectus is delivered, a copy of any of the documents that are incorporated by reference in this prospectus. Requests should be directed to NovaStar Mortgage Funding Corporation, 1901 West 47th Place, Suite 105, Westwood, KS 66205, telephone (913) 514-3200.

                              PLAN OF DISTRIBUTION

     The depositor may offer each series of securities through one or more firms that may be designated at the time of each offering of the securities. The prospectus supplement will describe the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series will be stated in the prospectus supplement.

                                  LEGAL MATTERS

     Stinson, Mag & Fizzell, P.C., Kansas City, Missouri, or any other counsel identified in the prospectus supplement, will pass upon legal matters for the depositor.

                              FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to the offering made hereby.

     A new trust will be formed to own the primary assets and to issue each series of securities. Each new trust will have no assets or obligations prior to the issuance of the securities and will not engage in any activities other than those described in this prospectus. Accordingly, no financial statements with respect to the trusts will be included in this prospectus or any prospectus supplement.

     A prospectus supplement and the related Form 8-K may contain financial statements of any credit enhancer.

--------------------------------------------------------------------------------

                 NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2002-2


                             NOVASTAR MORTGAGE, INC.
                               SELLER AND SERVICER


                      NOVASTAR MORTGAGE FUNDING CORPORATION
                                     COMPANY



                                  $301,475,100



                           ASSET-BACKED CERTIFICATES,
                                  SERIES 2002-2


                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------


                               WACHOVIA SECURITIES
                         GREENWICH CAPITAL MARKETS, INC.
                                 MORGAN STANLEY


                              ---------------------

We suggest that you rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the securities offered hereby in any state where the offer is not permitted. Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the securities offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.